




                             UNIT PURCHASE AGREEMENT

                                  BY AND AMONG

                        HAWTHORNE FINANCIAL CORPORATION

                                      AND

                   EACH OF THE PURCHASERS REFERRED TO HEREIN

                         DATED AS OF OCTOBER 10, 1995


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                                TABLE OF CONTENTS

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                                                                            Page
Article I.     Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . 1
     Section 1.1    Definitions. . . . . . . . . . . . . . . . . . . . . . . . 1

Article II.    Purchase and Sale of Units. . . . . . . . . . . . . . . . . . . 6
     Section 2.1    Purchase and Sale of Units . . . . . . . . . . . . . . . . 6
     Section 2.2    Closing. . . . . . . . . . . . . . . . . . . . . . . . . . 6
     Section 2.3    Price Allocation . . . . . . . . . . . . . . . . . . . . . 6

Article III.   Representations and Warranties. . . . . . . . . . . . . . . . . 7
     Section 3.1    Representations and Warranties of the Company. . . . . . . 7
     Section 3.2    Representations and Warranties of the Purchasers . . . . .14

Article IV.    Conditions Precedent to Closing . . . . . . . . . . . . . . . .19
     Section 4.1    Conditions to Obligations of the Parties . . . . . . . . .19
     Section 4.2    Conditions to Obligations of the Purchasers. . . . . . . .20
     Section 4.3    Conditions to Obligations of the Company . . . . . . . . .22

Article V.     Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . .23
     Section 5.1    Shareholder Meeting; Exemption . . . . . . . . . . . . . .23
     Section 5.2    Applications . . . . . . . . . . . . . . . . . . . . . . .24
     Section 5.3    Investigation and Confidentiality. . . . . . . . . . . . .24
     Section 5.4    Press Releases . . . . . . . . . . . . . . . . . . . . . .25
     Section 5.5    No Solicitation. . . . . . . . . . . . . . . . . . . . . .25
     Section 5.6    Use of Proceeds. . . . . . . . . . . . . . . . . . . . . .26
     Section 5.7    Current Information. . . . . . . . . . . . . . . . . . . .26
     Section 5.8    Listing of Additional Shares of Common Stock . . . . . . .26
     Section 5.9    Rights of First Refusal. . . . . . . . . . . . . . . . . .27
     Section 5.10   Rule 144 and Rule 144A Reporting . . . . . . . . . . . . .31
     Section 5.11   Purchases of Securities. . . . . . . . . . . . . . . . . .31
     Section 5.12   Stock Options. . . . . . . . . . . . . . . . . . . . . . .32
     Section 5.13   Exchange of Securities . . . . . . . . . . . . . . . . . .32
     Section 5.14   Acquisition of Common Stock. . . . . . . . . . . . . . . .32

Article VI.    Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . . .33
     Section 6.1    Survival of Provisions . . . . . . . . . . . . . . . . . .33
     Section 6.2    Termination. . . . . . . . . . . . . . . . . . . . . . . .33
     Section 6.3    Waiver; Amendments . . . . . . . . . . . . . . . . . . . .33
     Section 6.4    Communications . . . . . . . . . . . . . . . . . . . . . .34
     Section 6.5    Costs, Expenses and Taxes. . . . . . . . . . . . . . . . .34
     Section 6.6    Execution in Counterparts. . . . . . . . . . . . . . . . .35
     Section 6.7    Binding Effect; Assignment . . . . . . . . . . . . . . . .35
     Section 6.8    Governing Law. . . . . . . . . . . . . . . . . . . . . . .35

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     Section 6.9    Severability of Provisions . . . . . . . . . . . . . . . .35
     Section 6.10   Headings and Gender. . . . . . . . . . . . . . . . . . . .36
     Section 6.11   Integration. . . . . . . . . . . . . . . . . . . . . . . .36

     Exhibit A List of Purchasers
     Exhibit B Form of Senior Note
     Exhibit C Form of Certificate of Designations
     Exhibit D Form of Warrant
     Exhibit E Form of Security Agreement
     Exhibit F Form of Director Agreement
     Exhibit G Form of Registration Rights Agreement
     Exhibit H Matters to be covered by Opinion of Counsel to the Company and the Bank

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                                     -ii-

                             UNIT PURCHASE AGREEMENT


     Unit Purchase Agreement, dated as of October 10, 1995 (the "Agreement"), by and among Hawthorne Financial Corporation, a Delaware corporation, and the other parties named on the signature pages hereof (each of which is acting severally and not jointly and as to itself only).

     In consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:


                                    ARTICLE I
                                   DEFINITIONS


     SECTION 1.1 DEFINITIONS. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

     "Affiliate" means, with respect to any Person, any Person that, directly or indirectly, controls, is controlled by or is under common control with such Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

     "Agreement" means this Unit Purchase Agreement, as amended, supplemented or modified from time to time.

     "Bank" means Hawthorne Savings, F.S.B., a federally-chartered savings bank, together with its successors.

     "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in the city of Los Angeles, California are authorized by law to close.

     "Capital Securities" of any Person means Capital Stock of the Person and Stock Equivalents of the Person.

     "Capital Stock" of any Person means any and all shares or other equity interest of such Person.

     "Certificate of Designations" means the Certificate of Designations and Preferences relating to the Series A Preferred Stock, substantially in the form of Exhibit C hereto, as amended, supplemented or otherwise modified from time to time.

     "Closing" has the meaning set forth in Section 2.2.

     "Closing Date" has the meaning set forth in Section 2.2.

     "Code" means the Internal Revenue Code of 1986, as amended (or any successor statute in effect from time to time), and the rules and regulations promulgated thereunder.

     "Commission" means the Securities and Exchange Commission and any successor thereto.

     "Common Stock" means the Common Stock, par value $.01 per share, of the Company.

     "Company" means Hawthorne Financial Corporation, a Delaware corporation, together with its successors.

     "Confidential Memorandum" means the Private Placement Memorandum, dated August 22, 1995, with respect to the Units referred to therein, as amended or supplemented at any time prior to the Closing.

     "Director Agreements" means the Director Agreements to be entered into by the Company and each of Value Partners, LTD, Lee M. Bass and Fort Pitt Fund, substantially in the form of Exhibit F hereto, as amended, supplemented or otherwise modified from time to time.

     "Environmental Claim" means any written notice from any governmental authority or third party alleging potential liability (including without limitation potential liability for investigating costs, cleanup costs, governmental response costs, natural resource damages, property damages, personal injuries or penalties) arising out of, based on, or resulting from the presence, or release into the environment of any Materials of Environmental Concern.

     "Environmental Laws" means any law, statute, rule or regulation of any governmental, judicial, legislative, executive, administrative or regulatory authority of the United States, or of any state, local or foreign government or any subdivision thereof or of any governmental body or other regulatory or administrative agency or commission, domestic or foreign (a "Law"), relating to pollution or protection of the environment (including ambient air, surface water, groundwater, land surface or subsurface strata), including without limitation the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Resource Conservation and Recovery Act of 1976, as amended, and other Laws relating to (i) emissions, discharges or releases of pollutants, contaminants, chemicals, or industrial toxic or hazardous substances or wastes (collectively known as "Polluting

Substances") or (ii) the handling, storage, disposal, reclamation, recycling or transportation of Polluting Substances.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended (or any successor statute in effect from time to time).

     "Exchange Act" means the Securities Exchange Act of 1934, as amended and in effect from time to time (or any successor statute in effect from time to time), and the rules and regulations of the Commission promulgated thereunder.

     "FDIA" means the Federal Deposit Insurance Act, as amended (or any successor statute in effect from time to time).

     "FDIC" means the Federal Deposit Insurance Corporation and any successor thereto.

     "Fractional Unit" shall mean one fifth, two fifths, three fifths or four fifths of a Unit.

     "HOLA" means the Home Owners' Loan Act, as amended (or any successor statute in effect from time to time).

     "HSR" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (or any successor statute in effect from time to time), and the rules and regulations of the Federal Trade Commission promulgated thereunder.

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, encumbrance, charge or security interest of any kind in respect of such asset.

     "Management" means the following members of the senior management of the
Company: President and Chief Executive Officer, Chief Financial Officer and any Executive Vice President.

     "Material Adverse Effect" means a material adverse effect on the condition (financial or otherwise), business, assets or results of operations of the Company and the Bank taken as a whole.

     "Material Securityholder" means any Person who holds, either directly or indirectly with any of its Affiliates, any of (i) $1,250,000 principal amount of Senior Notes, (ii) 25 shares of Series A Preferred Stock or (iii) Warrants to purchase 220,000 shares of Common Stock or 220,000 shares of Common Stock acquired through the exercise of such Warrants, or any combination of such Warrants and shares of Common Stock.

     "Materials of Environmental Concern" means pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products and any other materials regulated under Environmental Laws.

     "NASD" means National Association of Securities Dealers, Inc.

     "Non-performing Assets" means the following consolidated assets of the
Company: (i) non-performing loans, securities or other assets (i.e., all assets on which the Company or the Bank has ceased recognizing interest under generally accepted accounting principles or as to which any payments of principal or interest are past due 90 days or more as of the applicable date) and (ii) Real Estate Owned, exclusive of apartment buildings included in Real Estate Owned; and references herein to the amounts of Non-performing Assets shall mean and refer to the aggregate carrying value of such assets as stated in the books and financial statements of the Company and the Bank under generally accepted accounting principles.

     "OTS" means the Office of Thrift Supervision and any successor thereto.

     "Person" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or a political subdivision or an agency or instrumentality thereof.

     "Placement Agent" means Sandler O'Neill, in its capacity as private placement agent with respect to the offering of Units described in the Confidential Memorandum.

     "Preferred Stock" means the Preferred Stock, par value $.01 per share, of the Company.

     "Previously Disclosed" means disclosed in a letter dated the date hereof delivered from the Company to each Purchaser or from a Purchaser to the Company, as applicable, specifically referring to the appropriate section of this Agreement and describing in reasonable detail the matters contained therein.

     "Purchaser" means each Person (other than the Company) listed on the signature pages of this Agreement, and its permitted successors and assigns as provided herein, including any Person who becomes a party hereto by executing and delivering a signature page hereto after the date of this Agreement.

     "Real Estate Owned" means the consolidated properties of the Company acquired by foreclosure on a loan or deed-in-lieu thereof or otherwise included in the Company's real estate owned for purposes of reporting asset quality of the Company in its reports filed with the Commission under the Exchange Act and the asset quality of the Bank in its reports filed with the OTS.

     "Registration Rights Agreement" means the Registration Rights Agreement by and among the Company and the Purchasers, substantially in the form of Exhibit G hereto, as amended, supplemented or otherwise modified from time to time.

     "Related Agreements" means the Senior Notes, the Security Agreement, the Director Agreements and the Registration Rights Agreement.

     "SAIF" means the Savings Association Insurance Fund administered by the FDIC, and any successor thereto.

     "Securities" means (i) the Senior Notes, the Series A Preferred Stock and the Warrants included in the Units to be issued and sold by the Company and purchased by the Purchasers pursuant to this Agreement and (ii) the Common Stock issuable by the Company (x) upon exercise of the Warrants and (y) pursuant to
Section 6(b) of the Senior Notes and/or Section 2(b) of the Certificate of Designations.

     "Securities Act" means the Securities Act of 1933, as amended (or any successor statute thereto as in effect from time to time), and the rules and regulations of the Commission promulgated thereunder.

     "Security Agreement" means the Security Agreement by and among the Company and the Purchasers, substantially in the form of Exhibit E hereto, as amended, supplemented or otherwise modified from time to time.

     "Senior Notes" means the Senior Notes due 2000 included in the Units to be issued and sold by the Company and purchased by the Purchasers pursuant to this Agreement, substantially in the form of Exhibit B hereto, as amended, supplemented or otherwise modified from time to time.

     "Series A Preferred Stock" means the Cumulative Preferred Stock, Series A, par value $.01 per share, of the Company included in the Units to be issued and sold by the Company and purchased by the Purchasers pursuant to this Agreement.

     "State" means each of the states of the United States, the District of Columbia and the Commonwealth of Puerto Rico.

     "Stock Equivalents" means, with respect to any Person, options, warrants, calls, contracts or other rights entered into or issued by such Person which confer upon the holder thereof the right (whether or not contingent) to acquire any Capital Stock, voting securities or securities convertible into or exchangeable for Capital Stock or voting securities of such Person.

     "Stock Option Plan" means the Stock Option Plan adopted by the Company in 1993 and approved by its shareholders in 1994.

     "Subsidiary" of any Person means any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are owned directly or indirectly by such Person.

     "Taxes" means all taxes, charges, fees, levies or other governmental assessments, including, without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, estimated, severance, stamp, occupation, property or other taxes, customs, dues, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority (domestic or foreign).

     "Tax Returns" means all foreign, federal, State and local returns relating to Taxes.

     "Unit" means a package of the following securities to be issued and sold by the Company and purchased by Purchasers pursuant to the terms of this Agreement:
(i) $250,000 principal amount of Senior Notes, (ii) five shares of Series A Preferred Stock and (iii) a Warrant to purchase 44,000 shares of Common Stock.

     "Warrants" means the Warrants to purchase shares of Common Stock included in the Units to be issued and sold by the Company and purchased by the Purchasers pursuant to this Agreement, substantially in the form of Exhibit D hereto, as amended, supplemented or otherwise modified from time to time.


                                   ARTICLE II
                           PURCHASE AND SALE OF UNITS


     SECTION 2.1 PURCHASE AND SALE OF UNITS. Subject to the terms and conditions herein set forth, the Company agrees that it will issue and sell to each Purchaser and each such Purchaser agrees, severally and not jointly, that it will purchase from the Company the number of Units set forth below such Purchaser's name on Exhibit A hereto at a price equal to $500,000 per Unit (subject to pro rata adjustment in the case of any Fractional Unit).

     SECTION 2.2 CLOSING. The purchase and sale of the Units will take place at a closing (the "Closing") to be held at the offices of Mayer, Brown & Platt, Los Angeles, California, at 10:00 a.m., Pacific Time, on December 15, 1995, or on such earlier date as all of the conditions to the parties' obligations hereunder specified in
Article IV of this Agreement (other than the delivery of certificates, opinions and other instruments and documents to be delivered at the Closing) have been satisfied or waived, or at such other location, and on such other Business Day and time as the parties hereto shall mutually agree. The date on which the Closing is to occur is referred to herein as the "Closing Date."

     SECTION 2.3 PRICE ALLOCATION. The Company and the Purchasers each hereby acknowledge and agree that for United States Federal, State and local income tax purposes, the "issue price" of the Senior Notes, Series A Preferred Stock and Warrants included in the Units will be determined by Deloitte & Touche LLP prior to the Closing and the Company and the Purchasers each agree to use the issue prices as so determined for all income tax purposes with respect to this transaction.

                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES


     SECTION 3.1 REPRESENTATIONS AND WARRANTIES OF THE COMPANY. Except as Previously Disclosed, the Company represents and warrants to, and covenants and agrees with, each of the Purchasers as follows:

     (a) CAPITAL STRUCTURE. The authorized capital stock of the Company consists of 20,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock. As of the date hereof, there are (i) 2,599,275 shares of Common Stock issued and outstanding and 5,400 shares of Common Stock are held as treasury shares which are issued but not outstanding, and (ii) no shares of Preferred Stock are issued and outstanding or held as treasury shares. Immediately prior to the Closing on the Closing Date, the Company's outstanding Capital Stock will be as set forth in the preceding sentence, except for any increases in outstanding Common Stock as a result of the exercise of options referred to in the last sentence of this Section 3.1(a). All outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable and none of the outstanding shares of Common Stock has been issued in violation of the preemptive rights of any Person. Except for options to purchase 252,500 shares of Common Stock pursuant to the Stock Option Plan as of the date hereof and as contemplated by this Agreement, there are no Stock Equivalents authorized, issued or outstanding with respect to the Capital Stock of the Company as of the date hereof.

     (b) ORGANIZATION, STANDING AND AUTHORITY OF THE COMPANY. The Company is a corporation duly organized and validly existing under the laws of Delaware with full corporate power and authority to own or lease all of its properties and assets and to carry on its business as now conducted and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which its ownership or leasing of property or the conduct of its business requires such licensing or qualification and where the failure to be so licensed, qualified or in good standing would have a Material Adverse Effect. The Company is duly registered as a savings and loan holding company under the HOLA and the regulations of the OTS thereunder. The Company has heretofore delivered true and complete copies of the Certificate of Incorporation and Bylaws of the Company as in effect as of the date hereof to each Purchaser which has requested the same. Prior to the Closing, the Certificate of Designations will have been filed with the Secretary of State of the State of Delaware in accordance with the Delaware General Corporation Law.

     (c) OWNERSHIP OF THE BANK. The Bank is the only Subsidiary of the Company and except for (i) 15,000 shares of the Bank's common stock, which constitutes all of the Bank's outstanding Capital Stock, (ii) stock in the Federal Home Loan Bank of San Francisco, and (iii) securities and other interests taken in consideration of debts previously contracted, the Company does not own or have the right to acquire, directly or indirectly, any outstanding Capital Stock or other voting securities or ownership interests of any corporation, bank, savings association, partnership, joint venture or other organization. The outstanding shares of Capital Stock of the Bank have been duly authorized and validly issued, are fully paid and nonassessable, and are directly owned by the Company free and clear of all Liens. No Stock Equivalents are authorized, issued or outstanding with respect to the Capital Stock of the Bank and there are no agreements, understandings or commitments relating to the right of the Company to vote or to dispose of such Capital Stock.

     (d) ORGANIZATION, STANDING AND AUTHORITY OF THE BANK. The Bank is a federally-chartered savings bank duly organized and validly existing under the laws of the United States. The deposit accounts of the Bank are insured by the SAIF to the maximum extent permitted by the FDIA, and the Bank has paid all premiums and assessments required by the FDIA and the regulations thereunder. The Bank has full power and authority to own or lease all of its properties and assets and to carry on its business as now conducted and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which its ownership or leasing of property or the conduct of its business requires such qualification, except where the failure to be so licensed, qualified or in good standing would not have a Material Adverse Effect. The Company has heretofore delivered true and complete copies of the Charter and Bylaws of the Bank as in effect as of the date hereof to each Purchaser which has requested the same.

     (e) AUTHORITY. Each of the Company and the Bank has full corporate power and authority to perform its respective obligations under this Agreement and each of the Related Agreements to which it is or will become a party, and the execution, delivery and performance by (i) the Company of this Agreement and (ii) the Company and the Bank of each Related Agreement to which it is or will become a party have been duly authorized by all necessary corporate action on the part of the Company or the Bank, as the case may be.

     (f) DUE EXECUTION. This Agreement constitutes, and each of the Related Agreements to which the Company or the Bank is or will become a party, when duly authorized, executed and delivered by the Company or the Bank, as the case may be, will constitute a valid and binding obligation of the Company or the Bank, as the case may be, enforceable against the Company or the Bank, as the case may be, in accordance with its terms, except (i) rights to indemnity and contribution under the Registration Rights Agreement may be limited by applicable law, (ii) enforceability may be limited by bankruptcy, insolvency, moratorium and similar laws affecting creditors' rights generally and (iii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

     (g) NO CONFLICT. The execution, delivery and performance of this Agreement and each of the Related Agreements to which the Company or the Bank, as the case may be, is or will become a party will not conflict with or constitute a breach of, or a default under (i) the Certificate of Incorporation or Charter, as the case may be, or the Bylaws of the Company or the Bank, (ii) any material obligation, agreement, indenture, bond, debenture, note, instrument or any other evidence of indebtedness to which the Company or the Bank is a party or the assets of either of which are subject, or (iii) subject to the approvals and compliance referred to in the next sentence, any law, ordinance, order, license, rule or other regulation or demand of any court or governmental agency, arbitration panel or authority applicable to the Company or the Bank. Except for (i) the approval of the issuance of the Warrants by the shareholders of the Company pursuant to
Section 6(i)(1)(d) of Part III to Schedule D of the Bylaws of the NASD (unless exempted therefrom upon application to the NASD), (ii) compliance with applicable federal and State securities laws in connection with this Agreement and the performance by the Company of its obligations under the Registration Rights Agreement and (iii) any required compliance by the Company with applicable federal and State securities laws and/or HSR in connection with (x) the issuance of shares of Common Stock upon exercise of the Warrants in accordance with their terms or (y) any issuance of Common Stock pursuant to Section 6(b) of the Senior Notes or Section 2(b) of the Certificate of Designations, no consent, approval, order or other authorization of any governmental, administrative or regulatory body or agency is legally required by or on behalf of the Company or the Bank in connection with the execution, delivery and performance of this Agreement and each of the Related Agreements to which the Company or the Bank, as the case may be, is or will become a party. The representations and warranties contained in this Section 3.1(g), insofar as they relate to federal and State securities laws requirements, are made in reliance on the representations and warranties of the Purchasers contained in Section 3.2 of this Agreement.

     (h) STATUS OF SECURITIES. Subject to satisfaction of the condition set forth in Section 4.1(a) hereof, the Units and the shares of Common Stock issuable upon exercise of the Warrants have been authorized by all necessary corporate action on the part of the Company. When the Units are delivered to the Purchasers at the Closing against payment therefor as provided herein, the Senior Notes, Series A Preferred Stock and Warrants included therein will be duly authorized, validly issued and, in the case of the Series A Preferred Stock, fully paid and nonassessable, and in each case will not be issued in violation of the preemptive rights of any Person. Subject to the approvals and compliance referred to in the second sentence of Section 3.1(g) hereof, shares of Common Stock issued by the Company (i) upon exercise of Warrants in accordance with their terms or (ii) pursuant to Section 6(b) of the Senior Notes or Section 2(b) of the Certificate of Designations, will be duly authorized, validly issued and non-assessable at the time of issuance and will not be issued in violation of the preemptive rights of any Person. The representations and warranties contained in this Section 3.1(h), insofar as they relate to federal and State securities laws requirements, are made in reliance on the representations and warranties of the Purchasers contained in
Section 3.2 of this Agreement.

     (i) SECURITIES REPORTS. The Company has filed all reports and other documents required to be filed by it under the Exchange Act and the Securities Act on a timely basis or has received a valid extension of such time of filing, and all such reports and other documents complied in all material respects with the requirements of the Exchange Act and the Securities Act, as applicable, and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, at the time and in light of the circumstances under which they were made, not misleading.

     (j)  FINANCIAL STATEMENTS.

          (i) The Company has previously delivered to each Purchaser (x) consolidated balance sheets of the Company as of December 31, 1994 and 1993 and consolidated statements of operations, changes in shareholders' equity and cash flows of the Company for each of the years ended December 31, 1994, 1993 and 1992, accompanied by the related audit report of Deloitte & Touche LLP, and
     (y) an unaudited consolidated balance sheet of the Company as of June 30, 1995 and unaudited consolidated statements of operations, changes in shareholders' equity and cash flows of the Company for the six months ended June 30, 1995. The foregoing financial statements, as well as the financial statements of the Company to be delivered pursuant to Section 5.7(a) hereof (collectively the "Company Financial Statements"), fairly present or will fairly present, as the case may be, the consolidated financial condition of the Company as of the respective dates set forth therein, and the consolidated results of operations, changes in shareholders' equity and cash flows of the Company for the respective periods or as of the respective dates set forth therein.

          (ii) Each of the Company Financial Statements has been or will be, as the case may be, prepared in accordance with generally accepted accounting principles consistently applied during the periods involved, except as stated therein, and except that unaudited Company Financial Statements need not contain all of the footnote and line item disclosures that would be required for financial statements prepared in accordance with generally accepted accounting principles. The books and records of the Company and the Bank are being maintained in material compliance with applicable legal and accounting requirements, and such books and records accurately reflect in all material respects all dealings and transactions in respect of the business, assets, liabilities and affairs of the Company and the Bank.

          (iii) Except to the extent (x) reflected, disclosed or provided for in the consolidated statement of financial condition of the Company as of June 30, 1995 (including related notes) and (y) of liabilities incurred since such date in the ordinary course of business, neither the Company nor the Bank has any liabilities, whether absolute, accrued, contingent or otherwise, which would have a Material Adverse Effect.

     (k) MATERIAL ADVERSE CHANGE. Except as Previously Disclosed, since June 30, 1995, no events or developments involving the Company or the Bank have occurred which, individually or in the aggregate, (i) have had, or would reasonably be likely to have, a Material Adverse Effect, provided that any special assessment of SAIF-insured institutions to recapitalize the SAIF shall not be deemed to have such an effect if the condition set forth in
Section 4.1(f)(iii) hereof is satisfied, or (ii) materially impair the ability of the Company or the Bank to perform its obligations under this Agreement, any Related Agreement to which it will become a party or any of the Securities.

     (l)  ENVIRONMENTAL MATTERS.

          (i) To the best of the knowledge of the Company and the Bank, the Company and the Bank are in compliance with all Environmental Laws, except for any violations of any Environmental Law which would not, individually or in the aggregate, have a Material Adverse Effect. Neither the Company nor the Bank has received any communication alleging that the Company or any Company Subsidiary is not in such compliance and, to the best knowledge of the Company, there are no present circumstances that would prevent or interfere with the continuation of such compliance.

          (ii) To the best of the knowledge of the Company and the Bank, none of the properties owned, leased or operated by the Company or the Bank has been or is in violation of or liable under any Environmental Law, except for any such violations or liabilities which would not individually or in the aggregate have a Material Adverse Effect.

          (iii) To the best of the knowledge of the Company and the Bank, there are no past or present actions, activities, circumstances, conditions, events or incidents that could reasonably form the basis of any Environmental Claim or other claim or action or governmental investigation that could result in the imposition of any liability arising under any Environmental Law against the Company or the Bank or against any Person whose liability for any Environmental Claim the Company or the Bank has or may have retained or assumed either contractually or by operation of law, except such as would not have a Material Adverse Effect.

     (m) TAX MATTERS. The Company and the Bank have timely filed all Tax Returns required by applicable law to be filed by them (including, without limitation, estimated tax returns, income tax returns, information returns and withholding and employment tax returns) and have paid, or where payment is not required to have been made, have set up an adequate reserve or accrual for the payment of, all Taxes required to be paid in respect of the periods covered by such Tax Returns, except in all cases where the failure to do so does not or will not have a Material Adverse Effect. As of the date hereof, there is no audit examination, assessed deficiency, deficiency litigation or refund litigation with respect to any Taxes of the Company or the Bank. All Taxes due with respect to completed and settled examinations or concluded litigation relating to the Company have been paid in full or adequate provision has been made for any such Taxes on the Company's consolidated statement of financial condition in accordance with generally accepted accounting principles. The Company has not executed an extension or waiver of any statute of limitations on the assessment or collection of any material tax due that is currently in effect. Nothing has occurred, whether by action or by failure to act, which would subject to recapture the bad debt reserves established by the Bank for federal income tax purposes under Section 593 of the Code.

     (n) ERISA. The Company is in compliance in all material respects with all presently applicable provisions of ERISA; no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company would have any material liability; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 (whether or not waived) or 4971 of the Code; and each "pension plan" for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

     (o) LITIGATION. There are no actions, suits, investigations or legal proceedings pending against, or to the knowledge of the Company threatened against, or affecting the Company or the Bank or their respective properties before any court or governmental body or agency which would reasonably be expected to have a Material Adverse Effect or which in any manner challenge the legality, validity or enforceability of this Agreement, any of the Related Agreements or any of the Securities, or which would reasonably be expected to materially impair the ability or obligation of the Company or the Bank to perform fully on a timely basis their respective obligations under this Agreement, any Related Agreement to which it will become a party or any of the Securities.

     (p) COMPLIANCE WITH LAWS. Each of the Company and the Bank has all permits, licenses, certificates of authority, orders and approvals of, and has made all filings, applications and registrations with, federal, State, local and foreign governmental or regulatory bodies that are necessary in order to permit it to carry on its business as it is presently being conducted and the absence of which could have a Material Adverse Effect; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect; and to the best knowledge of the Company, no suspension or cancellation of any of the same is threatened.

     (q) NO DEFAULT OR VIOLATION. Neither the Company nor the Bank currently is in violation of its Certificate of Incorporation and Charter, respectively, its Bylaws, or of any applicable federal, state or local law or ordinance or any order, rule or regulation of any federal, state, local or other governmental agency or body (including, without limitation, all banking, securities, safety, health, environmental, zoning, anti-discrimination, antitrust, and wage and hour laws, ordinances, orders, rules and regulations), or in default with respect to any order, writ, injunction or decree of any court, or in default under any order, license, regulation or demand of any governmental agency, any of which violations or defaults could, individually or in the aggregate, reasonably be deemed (i) to have a Material Adverse Effect or (ii) materially adversely impair the ability of the Company or the Bank to perform on a timely basis any obligation which it has under this Agreement, any Related Agreement to which it will become a party or any of the Securities and neither the Company nor the Bank has received any notice or communication from any federal, state or local governmental authority asserting that the Company or the Bank is in violation of any of the foregoing which could reasonably be deemed to have any effect set forth in clauses (i) or (ii) above. Except for the Capital Directive issued by the OTS to the Bank as of June 30, 1995 and as Previously Disclosed, neither the Company nor the Bank is subject to any regulatory or supervisory cease and desist order, agreement, written directive, memorandum of understanding or written commitment, and none of them has received any written communication requesting that they enter into any of the foregoing.

     (r) CERTAIN FEES. Except for fees and expenses payable by the Company to the Placement Agent, as Previously Disclosed, no fees or commissions will be payable by the Company or the Bank to brokers, finders, investment bankers or banks pursuant to any agreement entered into by the Company or the Bank with respect to the offer and sale of the Units or any of the other transactions contemplated hereby.

     (s) USURY LAWS. The Senior Notes will not be subject to a defense that the interest rate is in violation of the usury laws of the State of California, as currently in effect. The Company hereby waives, to the fullest extent permitted by applicable law, its right to assert the violation of any such usury law and the usury law of any other applicable jurisdiction as a defense to the fulfillment of any of its obligations under the Senior Notes and covenants and agrees to take all reasonable actions as may be necessary in the future to make such waiver effective.

     (t) CERTAIN ASSETS. The Company has Previously Disclosed a true and correct listing of the following assets of the Company and its Subsidiaries as of August 31, 1995: (i) all non-performing loans, securities or other assets (i.e., all assets on which the Company or the Bank has ceased recognizing interest under generally accepted accounting principles or as to which any payments of principal or interest are past due 90 or more days as of such date), (ii) all loans, securities or other assets as to which any payments of principal or interest are past due 60 or more days, (iii) all loans, securities or other assets not included in the foregoing which have been classified special mention, substandard, doubtful or loss by management of the Company or the Bank or regulatory examiners, and (iv) each parcel of Real Estate Owned (excepting such parcels as may have been disposed of in the ordinary course of business subsequent to such date), including an identification of the amount of reserves which have been established with respect to each such parcel and its net carrying value.

     (u) NO DEBT. Except for the Senior Notes and Permitted Debt (as defined in Section 4(c)(i) and (ii) of the Senior Notes), as of the date hereof the Company, on an unconsolidated basis, does not have any outstanding Debt (as defined in Section 3 of the Senior Notes), and except for the Senior Notes and Permitted Debt, the Company will have no outstanding Debt on the Closing Date.

     (v) PRIVATE OFFERING. Neither the Company nor, assuming the accuracy of such representations of the Placement Agent as may be requested by the Company in connection with the transactions contemplated hereby, any Person acting on its behalf, has taken or will take any action which might subject the offering, issuance or sale of the Units to the registration requirements of the Securities Act or comparable provisions of any applicable State securities laws.

     (w) DISCLOSURE. None of the representations and warranties of the Company or any of the information or documents which have been Previously Disclosed to a Purchaser pursuant hereto are false or misleading in any material respect or contain any untrue statement of a material fact, or omit to state any material fact required to be stated or necessary to make any such information or document, at the time and in light of the circumstances, not misleading. Copies of all documents referred to in this Section 3.1 are true, correct and complete copies thereof and include all amendments, supplements and modifications thereto and all waivers thereunder.

     SECTION 3.2    REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS.

     (a) INVESTMENT INTENT. Each Purchaser, severally and not jointly and as to itself only, represents and warrants to, and covenants and agrees with, the Company that the Securities to be acquired by it hereunder are being acquired for its own account for investment and with no intention of distributing or reselling such Securities or any part thereof or interest therein in any transaction which would be in violation of the securities laws of the United States of America or any State, without prejudice, however, to a Purchaser's right, subject to the provisions of this

Agreement and the Registration Rights Agreement, at all times to sell or otherwise dispose of all or any part of such Securities under an effective registration statement under the Securities Act and other applicable State securities laws or under an exemption from such registration, and subject, nevertheless, to the disposition of a Purchaser's property being at all times within its control. Each Purchaser, severally and not jointly and as to itself only, further represents and warrants to the Company that such Purchaser has no present agreement, understanding, plan or intent to transfer the Units (including the Warrants) to be purchased by it to any transferee.

     (b)  TRANSFER RESTRICTIONS.

          (i) If a Purchaser should decide to dispose of any of the Securities, such Purchaser understands and agrees that it may do so only pursuant to an effective registration statement under the Securities Act or as set forth below: (i) to the Company, (ii) to any Person reasonably believed by such Purchaser to be a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in compliance with Rule 144A under the Securities Act, (iii) pursuant to an exemption from registration set forth in Rule 144 under the Securities Act, (iv) to any Person who is reasonably believed by such Purchaser to be an "accredited investor" (as defined in Rule 501(a) under the Securities Act) and that, prior to such transfer, furnishes to the Purchaser and the Company a signed letter confirming its status as an accredited investor and agreeing to the restrictions on transfer of the Securities set forth in this Agreement or (v) to any Affiliate of such Purchaser pursuant to an applicable exemption under the Securities Act. In connection with any transfer of any Securities other than (i) any transfer pursuant to an effective registration statement or (ii) any transfer by a qualified institutional buyer (as defined in Rule 144A under the Securities
     Act) pursuant to clause (i) or (ii) above, the Company may require that the transferor of any such Securities provide to the Company an opinion of counsel experienced in the area of United States securities laws selected by the transferor (which may include in-house counsel of a transferor), which counsel shall be and the form and substance of which opinion shall be, reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such Securities under the Securities Act or any State securities laws. In connection with any transfer pursuant to clause (ii) above, the Company may request reasonable certification as to the status of the transferor's transferee as a qualified institutional buyer. Each Purchaser agrees to the imprinting, so long as appropriate, (i) on the Senior Notes of the first legend set forth on the form of Senior Note included as Exhibit B hereto, (ii) on the Warrants of the first legend set forth on the form of Warrant included as Exhibit D hereto and (iii) on certificates representing the Series A Preferred Stock and the Common Stock issuable (x) upon exercise of the Warrants or (y) pursuant to Section 6(b) of the Senior Notes and/or Section 2(b) of the Certificate of Designations, a legend substantially similar to the foregoing legends. The legends set forth above may be removed if and when the applicable Securities are disposed of pursuant to an effective registration statement under the Securities Act or in the opinion of counsel to the Company experienced in the area of United States securities laws such legend is no longer required under applicable requirements of the Securities Act. The Senior Notes, Warrants and certificates evidencing the Series A Preferred Stock and Common Stock referred to in clauses (i), (ii) and (iii) above also shall bear any other legends required by applicable federal or state securities laws, which legends may be removed when, in the opinion of counsel to the Company experienced in the applicable securities laws, the same are no longer required under the applicable requirements of such securities laws. The Company agrees that it will provide each Purchaser, upon request, with a substitute document evidencing the Securities not bearing such legend at such time as such legend is no longer applicable.

          (ii) Each Purchaser understands and agrees that it may transfer the Senior Note, shares of Series A Preferred Stock and Warrant which comprise a Unit (including any Fractional Unit) only together as such until the earlier of (x) the date the Company files with the Commission its annual report on Form 10-K for the year ended December 31, 1996 and (y) March 30, 1997. Each Purchaser agrees to the imprinting, so long as appropriate, of the second legend set forth on the form of Senior Notes and the form of Warrant included as Exhibit B and Exhibit D hereto, respectively, on the Senior Notes, certificates evidencing Series A Preferred Stock and Warrants which are included in the Units. Such legends may be removed following the expiration of the restrictions on transfer contained in paragraph (b)(ii) and (iii) of this Section 3.2, and the Company agrees that it will provide each Purchaser, upon request, with a substitute document evidencing the Senior Notes, Series A Preferred Stock and Warrants comprising the Units not bearing such legend at such time as such legend is no longer applicable.

          (iii) Each Purchaser understands and agrees that until the Warrants become exercisable in accordance with their terms, it will give the Company not less than 10 Business Days' notice of any proposed transfer of Units and/or Securities, accompanied by information related to such transfer which is reasonably sufficient to enable the Company to make the determinations referred to herein, so that the Company may determine in its reasonable judgment whether (i) such proposed transfer involves a person who is a "5% shareholder" of the Company, as that term is defined in Section 382(k)(7) of the Code, or who would become a 5% shareholder of the Company as a result of such proposed transfer, and, if so, (ii) whether such proposed transfer could reasonably be expected to result in an "ownership change" under Section 382 of the Code and the regulations promulgated thereunder (taking into account both the proposed transfer and any other transactions of which the Company is aware) and, if so, (iii) whether such "ownership change" would result in a material loss of tax benefits to the Company. In the event the Company makes such determinations and provides the Purchaser with written notice of the same within 10 Business Days of its receipt of the above-referenced notice from the Purchaser, or in the event the Company makes a reasonable written request to such Purchaser for further information concerning such proposed transfer within the same 10-Business Day period and makes the foregoing determinations within 10 Business Days after receipt of such further information, the Purchaser agrees not to effect any such transfer as the Company may request in order to avoid such an "ownership change."

     (c) STOP TRANSFER INSTRUCTIONS. Each Purchaser agrees that the Company shall be entitled to make a notation on its records and give instructions to any transfer agent of the Securities in order to implement the restrictions on transfer set forth in Section 3.2(b) of this Agreement.

     (d) ACCREDITED INVESTOR. Each Purchaser, severally and not jointly and as to itself only, represents and warrants to, and covenants and agrees with, the Company that (i) at the time it was offered the Units, it was, (ii) at the date hereof, it is, and (iii) at the Closing, it will be, an "accredited investor" as defined in Rule 501(a) under the Securities Act, and has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment, is able to bear the economic risk of such investment and, at the present time, is able to afford a complete loss of such investment.

     (e) DUE EXECUTION. Each Purchaser, severally and not jointly and as to itself only, represents and warrants to the Company that this Agreement has been, and each Related Agreement to which it will become a party will be, duly executed and delivered by it or on its behalf and constitutes, or will constitute, as applicable, a valid and binding obligation of such Purchaser, enforceable against the Purchaser in accordance with its terms, except that
(i)
rights to indemnity and contribution under the Registration Rights Agreement may be limited by applicable law, (ii) enforceability may be limited by bankruptcy, insolvency, moratorium and similar laws affecting creditors' rights generally and (iii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

     (f) NO CONFLICT. Each Purchaser, severally and not jointly and as to itself only, represents and warrants to the Company that (i) the execution, delivery and performance of this Agreement and each of the Related Agreements to which it will become a party do not and will not, as applicable, conflict with or constitute a breach or a default under (i) its articles of incorporation, charter or other organizational document or bylaws, as applicable, (ii) any material obligation, agreement, indenture, bond, debenture, note, instrument or any other evidence of indebtedness to which it is a party or its assets are subject or (iii) subject to Section 3.2(i) hereof, any law, ordinance, order, license, rule or other regulation or demand of any court or governmental agency, arbitration panel or authority applicable to it.

     (g) ACCESS TO INFORMATION. Each Purchaser acknowledges receipt of the Confidential Memorandum and further acknowledges that prior to the date hereof and, subject to the Company's compliance with its obligations pursuant to Section 5.3(a) hereof, on and subsequent to the date hereof, it has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Units and the merits and risks of investing in the Units and (ii) access to information about the Company and the Company's financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment in the Units.

     (h)  RELIANCE.  Each Purchaser also understands and acknowledges that
(i) the Units are being offered and sold without registration under the Securities Act in a private placement that is exempt from the registration provisions of the Securities Act and (ii) such exemption depends in part on, and that the Company, its counsel and the Private Placement Agent will rely upon, the accuracy and truthfulness of the foregoing representations and warranties of such Purchaser, and such Purchaser hereby consents to such reliance.

     (i) GOVERNMENTAL AUTHORIZATION. Except for (i) compliance with applicable federal and State securities laws in connection with the performance by a Purchaser of its obligations under the Registration Rights Agreement, (ii) any required compliance by a Purchaser with applicable federal and State securities laws, HSR and/or federal banking laws and regulations in connection with (x) the issuance of shares of Common Stock upon exercise of the Warrants in accordance with their terms or (y) any issuance of Common Stock pursuant to
Section 6(b) of the Senior Notes or Section 2(b) of the Certificate of Designations and (iii) such written confirmations from the OTS as may be reasonably determined by a Purchaser to be necessary to ensure that upon consummation of the transactions contemplated by Section 2.1 hereof it will not be deemed to be in control of the Company or subject to a rebuttable presumption of control of the Company under the HOLA and 12 C.F.R. Part 574, each Purchaser, severally and not jointly and as to itself only, represents and warrants to the Company that no consent, approval, order or other authorization of any governmental, administrative or regulatory body or agency is legally required by or on behalf of the Purchaser in connection with the execution, delivery and performance of this Agreement and each Related Agreement to which it will become a party.

     (j)  OWNERSHIP OF COMPANY STOCK.

          (i) Each Purchaser who is an individual, severally and not jointly and as to itself only, represents and warrants to the Company that, other than by virtue of this Agreement and in the case of Management as Previously Disclosed, (A) he does not own any Capital Stock or Stock Equivalents of the Company, and that to his knowledge after due inquiry none of his spouse, parents, children or grandchildren (including for this purpose, persons related by blood or adoption) (collectively, the "Related Persons") owns any Capital Stock or Stock Equivalents of the Company, (B) to his knowledge after due inquiry no partnership, limited liability company or corporation in which he or any of his Related Persons owns a 5% or greater interest and no estate or trust of which he or any of his Related Persons is a beneficiary (collectively, "Related Entities"), owns, directly or indirectly, any Capital Stock or Stock Equivalents of the Company, and (C) neither such Purchaser nor to the knowledge of such Purchaser after due inquiry any of such Purchaser's Related Persons or any entity that constitutes a Related Entity with respect to such Purchaser has any present intention or plan to acquire Common Stock or Stock Equivalents of the Company otherwise than through the exercise of the Warrants and the terms of the Units.

          (ii) Each Purchaser that is not an individual, severally and not jointly and as to itself only, represents and warrants to the Company that, other than by virtue of this Agreement, (A) it does not own any Capital Stock or Stock Equivalents of the Company, (B) to such Purchaser's knowledge after due inquiry, no partnership, limited liability company or corporation in which it owns a 5% or greater interest, or estate or trust of which it is a beneficiary owns, directly or indirectly, any Capital Stock or Stock Equivalents of the Company and
     (C) neither it nor to its knowledge after due inquiry any Affiliate has any present intention or plan to acquire Common Stock or Stock
     Equivalents of the Company otherwise than through the exercise of the Warrants and the terms of the Units.

          (iii) Each Purchaser, whether or not an individual, severally and not jointly and as to itself only, further represents and warrants to the Company that (A) such Purchaser owns no shares of stock of any funds advised by Heine Securities Corporation or Dimensional Fund Advisors Inc and (B) to such Purchaser's knowledge, no partnership, limited liability company or corporation in which he or it owns an interest of less than 5% owns, directly or indirectly, any Common Stock, or Stock Equivalents of the Company, nor does any such partnership, limited liability company or corporation have any present intention or plan to acquire any such Common Stock or Stock Equivalents.

          (iv) Each Purchaser, severally and not jointly and as to itself only, represents and warrants to the Company that, except as Previously Disclosed, it does not bear a relationship to any other Purchaser that is specified in Section 267(b) or Section 707(b) of the Code.


                                   ARTICLE IV
                       CONDITIONS PRECEDENT TO THE CLOSING

     SECTION 4.1 CONDITIONS TO OBLIGATIONS OF THE PARTIES. The respective obligations of each of the parties hereto to fulfill their obligations under
Section 2.1 hereof at the Closing shall be subject to the satisfaction or waiver prior to the Closing of the following conditions:

          (a) All requirements prescribed by law which are necessary to the consummation of the transactions contemplated by this Agreement shall have been satisfied.

          (b) No party hereto shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits the consummation of any of the transactions contemplated by this Agreement.

          (c) No statute, rule or regulation shall have been enacted, entered, promulgated, interpreted, applied or enforced by any governmental authority which prohibits, restricts or makes illegal consummation of any of the transactions contemplated by this Agreement.

          (d) Each of the parties hereto shall have received (i) a counterpart to this Agreement, duly executed and delivered by the parties hereto, and
     (ii) a counterpart of each Related Agreement (other than the Senior Notes) to which it is a party, in form and substance satisfactory to the parties, which shall have been duly executed and delivered by the Company, the Bank and the Purchaser or Purchasers, as applicable.

          (e) The Certificate of Designations shall have been filed with the Secretary of State of the State of Delaware in accordance with the Delaware General Corporation Law.

          (f) The OTS shall have indicated in writing to the Bank that upon the submission by the Company of notice to the OTS of the consummation of the transactions contemplated by Section 2.1 hereof, (i) the Prompt Corrective Action Directive issued to the Bank by the OTS as of June 30, 1995 will be terminated, (ii) the regulatory capital requirements applicable to the Bank will be the requirements of general applicability set forth at 12 C.F.R.
     Section 567.2 and related regulations and there will be no individual minimum regulatory capital requirement required to be maintained by the Bank, (iii) the OTS will not, solely by virtue of any special assessment to recapitalize the SAIF, require the Bank to meet an individual minimum regulatory capital requirement or otherwise increase the amount of regulatory capital required to be maintained by the Bank, and (iv) the Bank will not be subject to any capital restoration plan filing requirement and the Bank's revised capital plan submitted to the OTS on June 22, 1995 will be void.

     SECTION 4.2 CONDITIONS TO THE OBLIGATIONS OF THE PURCHASERS. The obligations of each of the Purchasers to fulfill its obligations under
Section 2.1 hereof shall be subject to the satisfaction or waiver prior to the Closing of the following conditions:

          (a) Each of the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as if made on the Closing Date (or on the date when made in the case of any representation or warranty which specifically relates to an earlier date); the Company shall have performed, in all material respects, each of its covenants and agreements contained in this Agreement to be performed prior to the Closing; and each of the Purchasers shall have received a certificate signed by the Chief Executive Officer and the Chief Financial Officer of the Company, dated the Closing Date, to the foregoing effect.

          (b) The Company shall have delivered to each Purchaser a Senior Note, certificate evidencing Series A Preferred Stock and a Warrant, in each case registered in the name of the Purchaser, sufficient to evidence the Securities in the Units to be issued and sold by the Company and purchased by the Purchaser, as set forth on Exhibit A hereto, against payment therefor to the Company in the amount of $500,000 per Unit (subject to pro rata adjustment in the case of any Fractional Unit).

          (c) Each Purchaser shall have received such written confirmations from the OTS as may be reasonably determined by it to be necessary to ensure that upon consummation of the transactions contemplated by Section
     2.1 hereof it will not be deemed to be in control of the Company or subject to a rebuttable presumption of control of the Company under the HOLA and 12 C.F.R. Part 574, and no such confirmation shall include any condition or requirement that, individually or in the aggregate, would reduce the benefits of the transactions contemplated by this Agreement in so significant a manner that the party, in its judgment, would not have entered into this Agreement had such condition or requirement been known at the date hereof.

          (d) The Company shall have delivered to each Purchaser a certificate signed by the Chief Executive Officer and Chief Financial Officer of the Company, dated the Closing Date, to the following effect:

               (i) at November 30, 1995, the Company had not less than $23,500,000 of consolidated shareholders' equity under generally accepted accounting principles;

               (ii) at November 30, 1995, the Company's consolidated general allowance for loan losses and consolidated general allowance for losses on Real Estate Owned (x) amounted to not less than $12,500,000 in the aggregate and (y) complied with any applicable requirement of the OTS, including without limitation the requirements set forth in a letter, dated October 5, 1995, from Timothy J. Layne, Assistant Regional Director of the OTS, to Scott A. Braly;

               (iii) from August 1, 1995 to November 30, 1995, the Company received not less than $14,000,000 of net proceeds from the sale of Real Estate Owned (other than apartment buildings), which sales in each case have been recorded by the Company as such under generally accepted accounting principles;

               (iv) at November 30, 1995, the Company's consolidated Non-performing Assets amounted to not more than $50,600,000; and

               (v) to the best of the knowledge and belief of each such officer, no event has occurred subsequent to November 30, 1995 which would make the statements in clauses (i)-(iv) above inaccurate.

          (e) Unless waived by the Purchasers in accordance with Section 6.3(a) hereof, either (i) the Company's issuance of the Warrants included in the Units to be sold pursuant to this Agreement shall have been approved by the requisite vote of the holders of the Common Stock pursuant to Section 6(i)(1)(D) of Part III to Schedule D of the Bylaws of the NASD or (ii) the Company shall have obtained an exemption from such requirement to obtain shareholder approval upon application to the NASD and mailed to all shareholders of the Company the notice referred to in Section 6(i)(1)(e) of
     Part III to Schedule D of the Bylaws of the NASD.

          (f) Members of Management shall have agreed, by their execution of this Agreement, to purchase in the aggregate not less than 5% of the aggregate Units to be sold by the Company pursuant to this Agreement.

          (g) Each Purchaser shall have received, in form and substance reasonably satisfactory to it, an opinion, addressed to the Purchasers and dated the Closing Date, of Mayer, Brown & Platt, counsel for the Company and the Bank, with respect to the matters set forth in Exhibit H hereto.

          (h) No party to this Agreement (other than the relevant Purchaser) shall be in material breach of this Agreement unless such breach shall have been waived in writing by each of the other parties to this Agreement.

          (i) Each Purchaser shall have received such other certificates, opinions, documents and instruments related to the transactions contemplated hereby as may have been reasonably required by it and are customary for transactions of this type, and all corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement, shall be reasonably satisfactory in form and substance to it and its counsel.

     SECTION 4.3 CONDITIONS TO THE OBLIGATIONS OF THE COMPANY. The obligations of the Company to fulfill its obligations under this Agreement, including without limitation the obligations set forth in Section 2.1 hereof, shall be subject to the satisfaction or waiver prior to the Closing of the following conditions, provided that the condition set forth at paragraph (e) below may not be waived without the prior written consent of the Purchasers:

          (a) Each of the representations and warranties of the Purchasers contained in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as if made on the Closing Date, and the Company shall have received a certificate signed by each Purchaser who is an individual and by a duly authorized officer of each other Purchaser to the foregoing effect.

          (b) Each Purchaser shall have delivered to the Company $500,000 per Unit (subject to pro rata adjustment in the case of any Fractional Unit) for each of the Units to be issued and sold by the Company and purchased by the Purchaser pursuant to this Agreement, as set forth on Exhibit A hereto, such amount to be payable (i) by wire transfer of immediately available funds to an account with a bank designated by the Company, by notice to each of the Purchasers to be provided no later than two Business Days prior to the Closing Date, or (ii) a federal (same day) funds check payable to the order of the Company.

          (c) No party to this Agreement (other than the Company) shall be in material breach of this Agreement unless such breach shall have been waived in writing by each of the other parties to this Agreement.

          (d) The Company shall have received such other certificates, opinions, documents and instruments related to the transactions contemplated hereby as may have been reasonably required by the Company and are customary for transactions of this type, and all corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement, shall be reasonably satisfactory in form and substance to the Company and its counsel.

          (e) The Company shall have received, in form and substance reasonably satisfactory to the Company, an opinion, addressed to it and dated the Closing Date of Mayer, Brown & Platt, counsel for the Company and the Bank, to the effect that there is "substantial authority" within the meaning of Treasury Regulation 1.6662-4(d) to support the conclusion that consummation of the transactions contemplated by Section 2.1 hereof will not result in a change of ownership of the Company for purposes of Section 382 of the Code.


                                   ARTICLE V

                                   COVENANTS

     SECTION 5.1 SHAREHOLDER MEETING; EXEMPTION. The Company agrees to use its best efforts to obtain from the NASD an exemption from the requirement, pursuant to Section 6(i)(1)(d) of Part III to Schedule D of the Bylaws of the NASD, to obtain shareholder approval of the issuance of the Warrants included in the Units to be sold pursuant to this Agreement and, in the event it obtains such exemption, to mail to all shareholders of the Company the notice referred to in Section 6(i)(1)(e) of Part III to Schedule D of the Bylaws of the NASD (collectively, the "NASD Exemption"). In the event that the Company does not obtain the NASD Exemption by October 15, 1995, the Company shall (i) take all action necessary (including without limitation the preparation, filing and dissemination of requisite proxy materials) to have its shareholders consider the issuance of the Warrants included in the Units to be sold pursuant to this Agreement at a special meeting of shareholders which is called for the purpose as promptly as practicable after the date hereof, (ii) recommend that its shareholders approve the issuance of the Warrants included in the Units to be sold pursuant to this Agreement and use its best efforts to obtain (including without limitation retaining a proxy solicitor if requested by any Purchaser), as promptly as practicable, such approval and (iii) cooperate and consult with the Purchasers with respect to each of the foregoing matters, provided that the Company may cease taking any of the actions set forth in the foregoing clauses if it obtains the NASD Exemption.

     SECTION 5.2 APPLICATIONS. In the event that any approval, consent or non-objection need be obtained by the Company, the Bank or any Purchaser from, or a notice or other filing need be filed by the Company, the Bank or any Purchaser with, the OTS, the FDIC or any other governmental authority (including without limitation the Federal Trade Commission and the Assistant Attorney General in charge of the Antitrust Division of the U.S. Department of Justice pursuant to the HSR) in connection with (i) the execution, delivery and performance of this Agreement or any Related Agreement by the Company, the Bank or any Purchaser or (ii) the Company's issuance of Common Stock upon exercise of Warrants or pursuant to Section 6(b) of the Senior Notes or Section 2(b) of the Certificate of Designations, such party shall take all actions necessary to obtain any such approval, consent or non-objection or file such notice or other filing as promptly as practicable, and the other parties hereto agree to cooperate with such party in obtaining or filing the same. Any party that is required to file any notice, application or other document pursuant to the preceding sentence shall provide copies thereof (excluding any confidential information) for review to each Purchaser who is a Material Securityholder in the case of the Company, and to the Company in the case of a Purchaser, not less than three Business Days prior to the making of such filing and shall keep such other party or parties hereto, as applicable, apprised of the status of such filing and the consideration thereof by the relevant governmental authority.

     SECTION 5.3    INVESTIGATION AND CONFIDENTIALITY.

     (a) Prior to the Closing, the Company shall permit each Purchaser and its representatives reasonable access to its properties and personnel, and shall disclose and make available to each Purchaser all books, papers and records relating to the assets, stock ownership, properties, operations, obligations and liabilities of the Company and its Subsidiaries, including, but not limited to, all books of account (including the general ledger), tax records, minute books of meetings of boards of directors (and any committees thereof) and shareholders, organizational documents, bylaws, material contracts and agreements, filings with any regulatory authority, accountants' work papers, litigation files, loan files, plans affecting employees, and any other business activities or prospects in which a Purchaser may have a reasonable interest, provided that such access shall be reasonably related to the transactions contemplated hereby and not unduly interfere with normal operations, and provided further that in the event that any of the foregoing are in the control of any third party, the Company shall use its best efforts to cause such third party to provide access to such materials to each Purchaser who shall request the same. In the event that the Company is prohibited by law from providing any of the access referred to in the preceding sentence to a Purchaser, it shall use its best efforts to obtain promptly waivers thereof so as to permit such access. The Company shall make the directors, officers, employees and agents and authorized representatives (including counsel and independent public accountants) of the Company and its Subsidiaries available to confer with a Purchaser and its representatives, provided that such access shall be reasonably related to the transactions contemplated hereby and not unduly interfere with normal operations.

     (b) All information furnished to a Purchaser by the Company previously in connection with the transactions contemplated by this Agreement or pursuant hereto shall be treated as the sole property of the Company and each Purchaser covenants, severally and not jointly and as to itself only, that it shall use its best efforts to keep confidential all such information and shall not directly or indirectly use such information for any competitive or other commercial purposes. The obligation to keep such information confidential shall continue for five years from the date hereof but shall not apply to (i) any information which (x) a Purchaser can establish by convincing evidence was already in its possession prior to the disclosure thereof by the Company; (y) was then generally known to the public; or (z) became known to the public through no fault of a Purchaser; or (ii) disclosures pursuant to a legal requirement or in accordance with an order of a court of competent jurisdiction, provided that a Purchaser shall use its best efforts to give the Company at least ten Business Days prior notice thereof and shall limit such disclosure to the minimum amount required by such legal requirement or court order.

     SECTION 5.4 PRESS RELEASES. The Company and each Purchaser who will be a Material Securityholder upon consummation of the transactions specified in Section 2.1 hereof shall agree with each other as to the form and substance of any press release related to this Agreement or the transactions contemplated hereby, and consult with each other as to the form and substance of other public disclosures which may relate to the transactions contemplated by this Agreement, provided, however, that nothing contained herein shall prohibit any party, following notification to such other parties, from making any disclosure which it determines in good faith is required by law or regulation. For purposes of the foregoing, the Company may treat a law firm designated from time to time by the Purchasers who are Material Securityholders as the authorized representative of each of the Purchasers.

     SECTION 5.5 NO SOLICITATION. Prior to the Closing, neither the Company nor the Bank, nor any of the directors, officers, employees, representatives or agents of the Company or other persons controlled by the Company, shall solicit or encourage inquiries or proposals with respect to, furnish any information relating to, or participate in any negotiations or discussions concerning, any acquisition, lease or purchase of all or a substantial portion of the assets of, or any equity interest in, the Company or the Bank, or any business combination with the Company or the Bank, other than as contemplated by this Agreement. The Company will immediately notify the Purchasers orally and in writing if any such inquiries or proposals are received by, or such information is requested from, or any such negotiations or discussions are sought to be initiated with, the Company or the Bank.

     SECTION 5.6 USE OF PROCEEDS. On the Closing Date the Company shall apply the net proceeds from the sale of Units pursuant to this Agreement as follows:

          (i) not less than $17,500,000 of such net proceeds shall be contributed by the Company to the Bank as additional paid-in capital on the Capital Stock of the Bank held by the Company; and

          (ii) an amount of such net proceeds equal to the first six full semi-annual interest payments which become due on the Senior Notes shall be used to establish and maintain the Interest Reserve Account required by Section 1(b) of the Senior Notes and the Security Agreement.

     SECTION 5.7    CURRENT INFORMATION.

     (a) Between the date hereof and the Closing, the Company shall provide to each Purchaser (i) promptly following the filing thereof, copies of each report filed by the Company under the Exchange Act and each regular and periodic report filed by the Company and the Bank with the OTS, (ii) concurrently with the mailing thereof, copies of each communication sent by the Company to its shareholders generally and (iii) within 15 days after the end of the month of November 1995 (and in any event prior to the Closing), a consolidated statement of operations of the Company for each of October and November 1995 and for the period beginning at the commencement of the fiscal year and ending at the end of each such monthly period, and a consolidated balance sheet of the Company as of November 30, 1995, in each case prepared in accordance with generally accepted accounting principles.

     (b) Subsequent to the Closing, the Company shall furnish to each Purchaser who holds Series A Preferred Stock and/or Warrants, promptly upon their becoming available, (i) each communication sent by the Company to its shareholders generally, (ii) each report filed by the Company with the Commission pursuant to the Exchange Act and (iii) each registration statement and prospectus filed by the Company with the Commission under the Securities Act, provided that the Company shall not be required to furnish any such Purchaser any of the same to the extent that it already has done so pursuant to Section 4(h)(iv) of the Senior Notes or the Registration Rights Agreement.

     SECTION 5.8 LISTING OF ADDITIONAL SHARES OF COMMON STOCK. The Company shall take all action which is necessary to ensure that Common Stock issuable upon exercise of the Warrants and Common Stock which may be issued pursuant to Section 6(b) of the Senior Notes or Section 2(b) of the Certificate of Designations will be eligible upon issuance for quotation on the Nasdaq Stock Market's National Market or any exchange on which the Common Stock is then traded.

     SECTION 5.9 RIGHTS OF FIRST REFUSAL. (a) Subject to subsection (g), for so long as a Purchaser is a holder of a Unit (an "Eligible Purchaser"), the Company agrees not to issue any of its Capital Securities or to permit the Bank to issue any of its Capital Securities (such Capital Securities of the Company and the Bank hereinafter deemed to be jointly covered by the term "Capital Securities") to any Person or Persons, other than in the case of Capital Securities of the Bank to the Company (a "Third Party Purchaser"), without first offering or causing the Bank to offer, as applicable, to such Eligible Purchaser the opportunity to purchase all or part of such Capital Securities being issued at the same purchase price and on the same terms as are proposed to be offered to a Third Party Purchaser. For this purpose, the Company shall deliver a written notice, or cause the Bank to deliver a written notice, as applicable (in each case a "Notice"), to each Eligible Purchaser of any proposed issuance of Capital Securities which shall contain all of the material terms of the proposed issuance, including, without limitation, the purchase price and total amount of Capital Securities proposed to be issued, which terms, including without limitation the purchase price and any conversion price or rate of such Capital Securities, may to the extent necessary be expressed in the form of good faith estimates by the Board of Directors of the Company.

     (b) Upon receipt of the Notice, each Eligible Purchaser will have the right to subscribe for all or part of the Capital Securities on the same terms set forth in the Notice, by delivery of written notice to the Company or the Bank, as applicable ("Acceptance Notice"), in accordance with the instructions set forth in the Notice, within 20 days from the date of its receipt of the Notice (the "Offer Period"). The Acceptance Notice shall specify the amount (not exceeding all) of the Capital Securities being offered with respect to which the Eligible Purchaser wishes to exercise its subscription rights.

     (c) An Acceptance Notice, once given by an Eligible Purchaser in accordance with subsection (b), shall become irrevocable at the end of the Offer Period unless it is withdrawn prior to the expiration of the Offer Period (any such Acceptance Notice which so becomes irrevocable being called an "Irrevocable Acceptance" and the Eligible Purchaser giving such notice being an "Accepting Eligible Purchaser").

     (d) (i) In the event that any Eligible Purchaser fails to have delivered an Irrevocable Acceptance with respect to any Notice on or prior to the last day of the Offer Period with respect to such Notice, such Eligible Purchaser will have no further right to subscribe for the Capital Securities proposed to be issued in such Notice during a Free Sale Period commencing on the date immediately following the end of the Offer Period with respect to such Notice.

          (ii) In the event that no Eligible Purchasers shall have delivered an Irrevocable Acceptance with respect to a Notice on or prior to the last day of the Offer Period with respect to such Notice, the Company or the Bank, as applicable, will be entitled to a Free Sale Period with respect to the Capital Securities proposed to be issued in such Notice commencing on the date immediately following the end of the Offer Period with respect to such notice.

          (iii) In the event that Accepting Eligible Purchasers deliver Irrevocable Acceptances relating to an amount of Capital Securities in the aggregate in excess of the amount of Capital Securities proposed to be issued pursuant to the

     Notice, the amount of Capital Securities which each Accepting Eligible Purchaser shall be obligated to purchase will be such Eligible Purchaser's Purchaser Percentage of the Capital Securities proposed to be issued pursuant to such Notice (provided that, if one or more Accepting Eligible Purchasers deliver Irrevocable Acceptances to subscribe for less than such Eligible Purchaser's Purchaser Percentage, then the Capital Securities that would have been allocated to such Eligible Purchaser or Purchasers pursuant to this subsection (d)(iii) shall be allocated to the other Accepting Eligible Purchasers in accordance with their respective Purchaser's Percentages, except that no Accepting Eligible Purchaser shall be required to purchase any Capital Securities in an amount greater than the amount elected to be subscribed for by such Accepting Eligible Purchaser pursuant to its Irrevocable Acceptance).

          (iv) In the event that Accepting Eligible Purchasers exercise their option to purchase, pursuant to the foregoing provisions of this Section 5.9, in the aggregate, all (or, if the Company or the Bank, as applicable, shall so elect, more than 90%) of the Capital Securities proposed to be issued in the Notice, all such Eligible Purchasers and the Company or the Bank, as applicable, shall complete the purchase of the Capital Securities on the terms set forth in the Notice within 30 days of the expiration of the Offer Period, or within such longer period (not to exceed six months from the date of the Accepting Eligible Purchaser's Irrevocable Acceptance) as may be required for such Accepting Eligible Purchaser to obtain any applicable regulatory approvals that such Accepting Eligible Purchaser is making a good faith effort to obtain. If an Accepting Eligible Purchaser does not complete the purchase of Capital Securities as set forth above, other than as a result of the negligence, bad faith or wilful misconduct of the Company or the Bank or any action or omission made by the Company or the Bank that would prevent such an Accepting Eligible Purchaser from completing its purchase, the Company or the Bank, as applicable, will be entitled to a Free Sale Period commencing on the 31st day following the expiration of the Offer Period, subject to extension as set forth in the immediately preceding sentence.

          (v) Other than as set forth in subsection (vi) below (and subject to subsection (iv) above), in the event that Accepting Eligible Purchasers shall have delivered Irrevocable Acceptances for all or less than all of the Capital Securities set forth in the Notice, each Accepting Eligible Purchaser shall purchase, within the applicable period set forth in subsection (iv) above or subsection (vi) below, as the case may be, the amount of Capital Securities set forth in its Irrevocable Acceptance.

          (vi) In the event that Accepting Eligible Purchasers elect to subscribe for, in the aggregate, less than all (or if the Company or the Bank, as applicable, shall so elect 90%) of the Capital Securities proposed to be offered pursuant to the Notice, the Company or the Bank, as applicable, shall have a Free Sale Period commencing on the date immediately following the end of the Offer Period with respect to the Capital Securities offered pursuant to such Notice as to which Accepting Eligible Purchasers do not elect to subscribe and the Company agrees to sell, and to cause the Bank to sell, as applicable, and the Accepting Eligible Purchasers shall be obligated to purchase, the Capital Securities for which they subscribed substantially simultaneously (or, with respect to any Accepting Eligible Purchaser, within such longer period (not to exceed four months from the relevant purchase by the Third Party Purchaser) as may be required for such Accepting Eligible Purchaser to obtain any applicable regulatory approvals that such Accepting Eligible Purchaser is making a good faith effort to obtain) with the purchase by the Third Party Purchaser of the balance of the Capital Securities proposed to be offered pursuant to such Notice, it being understood that if such balance of Capital Securities is not so purchased on the terms set forth in the Notice, no Eligible Purchaser will be required or entitled to purchase such Capital Securities as to which its Irrevocable Acceptance applied.

     (e) If at any time during a Free Sale Period the terms of a proposed issuance shall have changed in any material respect from the terms set forth in the Notice, the Company or the Bank, as applicable, shall give notice (the "Alteration Notice") to the Eligible Purchasers describing the changes in terms. Upon receipt of any Alteration Notice, each Eligible Purchaser will have the right to subscribe for all or part of the Capital Securities on the terms set forth in the Alteration Notice, by delivery of an Acceptance Notice to the Company or the Bank, as applicable, in accordance with the instructions set forth in the Alteration Notice, within 20 days from the date of receipt of the Alteration Notice (the "Altered Offer Period"), stating the amount (not exceeding all) of Capital Securities proposed to be offered as to which such Eligible Purchaser wishes to exercise its right to subscribe. In any such case, the procedures set forth in subsection (d), to the extent applicable, shall be followed.

     (f) The failure of an Eligible Purchaser to respond to any particular Notice or Alteration Notice will not constitute a waiver of such Eligible Purchaser's rights with respect to any proposed issuance of Capital Securities pursuant to a subsequent Notice or Alteration Notice.

     (g) Subsections (a)-(f) shall not apply to the issuance of Capital Securities pursuant to or in connection with (i) the purchase and sale of the Securities contemplated by this Agreement, (ii) a reorganization, merger or consolidation of the Company or the Bank or a sale, disposition or other transfer of all or substantially all of the assets of the Company or the Bank to any Person or any Person to the Company or the Bank pursuant to one transaction or series of related transactions, (iii) any conversion or exchange of any Capital Securities (including without limitation the Warrants) in accordance with the terms of such securities or of the instruments relating to or governing the issuance of such Capital Securities,
(iv) any employee benefit plans, other than the Employee Stock Ownership Plan or any similar plan of the Company, (v) any stock dividends, or pro rata (as to any class) split-ups, combinations or exchanges of or similar transactions involving Capital Securities, (vi) the issuance of Common Stock pursuant to
Section 6(b) of the Senior Notes or Section 2(b) of the Certificate of Designations, (vii) any bona fide public offering of Capital Securities which is registered under the Securities Act and underwritten by an underwriting firm or firms of national reputation or (viii) any issuance of Common Stock, Options (as defined in the Warrants) or Convertible Securities (as defined in the Warrants) which would result in an adjustment in accordance with the terms of the Warrants to the number of shares of Common Stock issuable upon exercise of the Warrants or the exercise price of a share of Common Stock which may be acquired upon exercise thereof and (ix) any issuance of Common Stock, Options (as so defined) or Convertible Securities (as so defined) to the holders of Common Stock in their capacities as such which would not result in an adjustment in accordance with the terms of the Warrants to the number of shares of Common Stock issuable upon exercise of the Warrants or the exercise price of a share of Common Stock which may be acquired upon exercise thereof, provided that the Company concurrently therewith grants to each Eligible Purchaser as of the record date for such transaction the rights, warrants or options to which each Eligible Purchaser would have been entitled if, on the record date used to determine the stockholders entitled to the rights, warrants or options being granted by the Company, the Eligible Purchaser was the holder of record of the number of whole shares of Common Stock then issuable upon exercise of the Warrants held by such Eligible Purchaser.

     (h) Notwithstanding anything to the contrary contained in this Section 5.9, except as permitted under subsection (g) above, neither Eligible Purchasers nor any Third Party Purchaser will be permitted to purchase an amount of Capital Securities of the Bank which, when combined with any other Capital Securities of the Bank owned by such Purchasers, would result in the Company and the Bank not being permitted to file a consolidated federal income tax return in the opinion of independent public accountants or counsel for the Company, in form and substance reasonably satisfactory to each Accepting Eligible Purchaser.

     (i)  For the purposes of this Section 5.9,

          "Purchaser Percentage" means, at any time of determination with respect to an Eligible Purchaser, the aggregate number of shares of Common Stock (including shares of Common Stock which may be acquired upon exercise of outstanding Warrants, whether or not then exercisable) then held by such Eligible Purchaser divided by the aggregate number of shares of Common Stock (including shares of Common Stock which may be acquired upon exercise of outstanding Warrants, whether or not then exercisable) outstanding at such time, expressed as a percentage, with fractional percentages of .5 or more and less than .5 rounded up and down, respectively.

          "Free Sale Period" means a period of three months (or such longer period of time, not in excess of one year, required to obtain any regulatory approvals, consents or other actions necessary to consummate a sale to a Third Party Purchaser which has agreed in writing (subject to such regulatory approvals, consents or actions and other reasonable closing conditions) to purchase Capital Securities on or prior to the end of such three-month period), during which the Company or the Bank, as applicable, shall be permitted to issue the Capital Securities which were proposed to be issued pursuant to a Notice or Alteration Notice to a Third Party Purchaser on terms no more favorable to the Third Party Purchaser than those set forth in such Notice or Alteration Notice, as the case may be.

     SECTION 5.10   RULE 144 AND RULE 144A REPORTING.

     With a view to making available to holders of Securities the benefits of certain rules and regulations of the Commission which may permit the sale of the Securities to the public without registration, the Company agrees at all times to:

          (a) make and keep public information available, as those terms are understood and defined in Rules 144 and 144A under the Securities Act (or any successors thereto); and

          (b) use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act.

     SECTION 5.11   PURCHASES OF SECURITIES.

     The Company will not, and will not permit any of its Subsidiaries to, purchase any:

          (i) Senior Notes except in accordance with Section 4(m) of the Senior Notes;

          (ii) Series A Preferred Stock except pursuant to a repurchase offer made to each holder of shares of Series A Preferred Stock pro rata in accordance with the aggregate number of shares of Series A Preferred Stock held by such holder; and

          (iii) Warrants except pursuant to a repurchase offer made to each holder of a Warrant pro rata in accordance with the aggregate number of shares of Common Stock which may be acquired upon exercise of the Warrants held by such holder.

     SECTION 5.12 STOCK OPTIONS. Between the date hereof and the Closing, the Company shall use its best efforts to cancel all unexercised stock options issued to Management pursuant to the Stock Option Plan prior to the Closing and to grant to members of Management substitute options under the Stock Option Plan to purchase an aggregate of 360,000 shares of Common Stock, which options shall
(i) have a per share exercise price equal to the greater of the fair market value of a share of Common Stock on the date of grant, as determined pursuant to the Stock Option Plan, and $3.875, (ii) become vested and exercisable in three equal annual installments commencing on the first anniversary of the date of grant and (iii) terminate seriatim in three equal annual installments commencing on the fifth anniversary of the date of grant. The Purchasers acknowledge that an aggregate of an additional 240,000 shares of Common Stock may be made subject to options to be granted to other employees of the Company or the Bank in connection with a program to reduce the amounts of annual cash compensation payable by the Company and the Bank.

     SECTION 5.13 EXCHANGE OF SECURITIES. The Company will, at its expense, promptly upon surrender of (i) any Senior Note, (ii) any certificate evidencing Series A Preferred Stock and (iii) any Warrant, at the office of the Company referred to in, or designated pursuant to, Section 6.4, respectively execute and deliver to the Purchaser (i) a new Senior Note or Senior Notes in aggregate principal amounts specified by the Purchaser (subject to the minimum denomination of the Senior Notes) for an aggregate principal amount equal to the Senior Note or Senior Notes surrendered, (ii) a new certificate or certificates in denominations specified by the Purchaser for an aggregate number of shares of Series A Preferred Stock equal to the number of shares of such stock represented by the certificate or certificates surrendered and (iii) a new Warrant or Warrants covering a number of shares of Common Stock specified by the Purchaser for an aggregate number of shares of Common Stock equal to the shares of Common
Stock covered by the Warrant or Warrants surrendered.

     SECTION 5.14 ACQUISITION OF COMMON STOCK. Until the Warrants become exercisable in accordance with their terms, each Purchaser who is a Material Securityholder agrees to give the Company not less than 10 Business Days' notice of any proposed purchase or other acquisition of "stock" of the Company (as defined under Section 382 of the Code and the regulations thereunder), including any acquisition of "stock" pursuant to Section 5.9 hereof but excluding shares of Common Stock which may be acquired pursuant to Section 6(b) of the Senior Notes and/or Section 2(b) of the Certificate of Designations, accompanied by information related to such proposed transaction which is reasonably sufficient to enable the Company to make the determinations referred to herein, so that the Company may determine in its reasonable judgment whether such purchase or other acquisition (i) would result in such Material Securityholder becoming a "5% shareholder" of the Company, as that term is defined in Section 382(k)(7) of the Code and, if so, (ii) whether such purchase or other acquisition could reasonably be expected to result in an "ownership change" under Section 382 of the Code and the regulations promulgated thereunder (taking into account both the proposed transfer and any other transactions of which the Company is aware) and, if so, (iii) whether such "ownership change" would result in a material loss of tax benefits to the Company. In the event the Company makes such determinations and provides the Purchaser with written notice of the same within 10 Business Days of its receipt of the above-referenced notice from the Purchaser, or in the event the Company makes a reasonable written request to such Purchaser for further information concerning such proposed transaction within the same 10-Business Day period and makes the foregoing determinations within 10 Business Days after receipt of such further information, the Purchaser agrees not to effect any such purchase or other acquisition as the Company may request in order to avoid such an "ownership change."


                                   ARTICLE VI

                                  MISCELLANEOUS


     SECTION 6.1 SURVIVAL OF PROVISIONS. The representations, warranties and covenants of the Company and the Purchasers made herein and each of the provisions of Articles V and VI shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Purchaser or the Company, as the case may be, (ii) acceptance of any of the Securities and payment by the Purchasers therefor and retirement thereof, (iii) the transfer of any Securities or interest therein by any

Purchaser, provided that no transferee may claim the benefit of any such representation or warranty, or (iv) any termination of this Agreement.

     SECTION 6.2 TERMINATION. This Agreement may be terminated (as between the party electing so to terminate it and the counterparty to which termination is directed) by giving written notice of termination to the applicable counterparty at any time prior to the Closing:

          (a) By the Company if any of the conditions specified in Sections 4.1 and 4.3 of this Agreement has not been met or waived by it pursuant to the terms of this Agreement by 3:00 p.m., Pacific Time on December 15, 1995; or

          (b)  By any Purchaser if any of the conditions specified in Sections
     4.1 and 4.2 of this Agreement has not been met or waived by such Purchaser pursuant to the terms of this Agreement by 3:00 p.m., Pacific Time, on December 15, 1995.

     SECTION 6.3    WAIVER; AMENDMENTS.

     (a) No failure or delay on the part of the Company or any Purchaser in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Company or any Purchaser at law or in equity. No waiver of or consent to any departure by the Company or any Purchaser from any provision of this Agreement shall be effective unless signed in writing by the party entitled to the benefit thereof. Except as otherwise provided herein, no amendment, modification or termination of any provision of this Agreement shall be effective unless signed in writing by or on behalf of the Company and each Purchaser. Any amendment, supplement or modification of or to any of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure from the terms of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on any party hereto in any case shall entitle another party hereto to any other or further notice or demand in similar or other circumstances.

     (b) The Company shall not, directly or indirectly, pay or cause to be paid any remuneration, whether by way of dividends, redemption premiums, fees or otherwise, to any holder of any Securities as consideration for or as an inducement to any consent, waiver or amendment of any of the terms and provisions of this

Agreement unless such remuneration is paid to all Purchasers; provided, however, that this Section 6.3(b) does not restrict the Company's ability to deal individually with any Purchaser or any subsequent holder with respect to any settlement of a dispute or in the ordinary course of business.

     SECTION 6.4 COMMUNICATIONS. All notices, demands and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telex, telecopier, or air courier guaranteeing overnight delivery:

          (i) if to any Purchaser, initially at the address set forth below its name on Exhibit A hereto, and thereafter at such other address, notice of which is given in accordance with this Section 6.4; and

          (ii) if to the Company, initially at 2381 Rosecrans Avenue, El Segundo, California 90245, Attention: President; and thereafter at such other address notice of which is given in accordance with this Section 6.4.

     All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being sent by certified mail, return receipt requested, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied; and on the next Business Day if timely delivered to an air courier guaranteeing overnight delivery.

     SECTION 6.5 COSTS, EXPENSES AND TAXES. The Company agrees to pay all reasonable costs and expenses incurred by it in connection with the negotiation, preparation, typing, reproduction, execution, delivery and performance of this Agreement and the Related Agreements and any amendment or supplement or modification hereof or thereof (except to the extent otherwise provided in the Registration Rights Agreement), including without limitation, attorneys fees and expenses and all reasonable costs and expenses incurred by it in connection with the Company's administration of this Agreement and any Related Agreement. The Company also agrees to pay up to $150,000 of the expenses of the Purchasers incurred in connection with the transactions provided for herein, including reasonable fees and expenses payable to Elias, Matz, Tiernan & Herrick L.L.P. in connection with the negotiation, preparation, typing, reproduction, execution and delivery of this Agreement and the Related Agreements. The Company shall pay all reasonable costs and expenses (including, without limitation, attorneys' fees and expenses), if any, incurred by the Purchasers in connection with any waiver, amendment or modification of any provision of this Agreement or any Related Agreement with respect to an obligation of, or requested by, the Company. In addition, the Company shall pay any and all stamp, transfer and other similar taxes payable in connection with the execution and delivery of this Agreement or the original issuance of any Securities, and shall save and hold each Purchaser harmless from and against any and all liabilities with respect to or resulting from any delay in paying, or omission to pay, such taxes.

     SECTION 6.6 EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

     SECTION 6.7 BINDING EFFECT; ASSIGNMENT. Prior to the Closing, the rights and obligations of any Purchaser under this Agreement may not be assigned to any other Person except with the prior written consent of the Company, and after the Closing the rights and obligations of any Purchaser may be assigned by such Purchaser to any Person purchasing Securities from the Purchaser contemporaneously with such assignment (provided the rights so assigned shall apply to the Securities so purchased), subject to the provisions of Section 3.2(b), provided that the rights of a Purchaser pursuant to Section 5.9 hereof may not be assigned to any Person other than an Affiliate of such Purchaser.
The rights and obligations of the Company under this Agreement may not be assigned by the Company without the consent of each Purchaser. Except as expressly provided in this Agreement, this Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement, and their respective successors and permitted assigns. This Agreement shall be binding upon the Company and each Purchaser, and their respective successors and permitted assigns.

     SECTION 6.8 GOVERNING LAW. This Agreement shall be deemed to be a contract made under the laws of the State of California, and for all purposes shall be construed in accordance with the laws of said state, without regard to principles of conflict of laws.

     SECTION 6.9 SEVERABILITY OF PROVISIONS. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability only without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

     SECTION 6.10 HEADINGS AND GENDER. The Article and Section headings and Table of Contents used or contained in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement. Use of a particular gender herein shall be considered to represent the masculine, feminine or neuter gender whenever appropriate.

     SECTION 6.11 INTEGRATION. This Agreement (including documents delivered pursuant hereto) and the Related Agreements constitute the entire agreement among the parties with respect to the subject matter thereof and there are no promises or undertakings with respect thereto not expressly set forth or referred to herein or therein.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.


                              HAWTHORNE FINANCIAL CORPORATION



                              By:  /s/ Scott A. Braly
                                   -------------------------------
                                   Name:   Scott A. Braly
                                   Title:  President and Chief
                                           Executive Officer


                              VALUE PARTNERS, LTD



                              By:  /s/ Timothy G. Ewing
                                   -------------------------------
                                   Name:   Timothy G. Ewing
                                   Title:  Partner-in-Charge


                              SID R. BASS MANAGEMENT TRUST



                              By:  /s/ Sid R. Bass*
                                   -------------------------------
                                   Name:   Sid R. Bass
                                   Title:  Trustee


                              THE BASS MANAGEMENT TRUST



                              By:  /s/ Perry R. Bass
                                   -------------------------------
                                   Name:   Perry R. Bass
                                   Title:  Trustee



                                   /s/ Mr. Lee M. Bass*
                                   -------------------------------
                                   Mr. Lee M. Bass

_____
  *By William P. Hallman, Jr., Attorney-in-fact.

                              FORT PITT FUND, L.P.

                              By:  FORT PITT CAPITAL MANAGEMENT
                                    CORPORATION



                              By:  /s/ Harry F. Radcliffe
                                   -------------------------------
                                   Name:  Harry F. Radcliffe
                                   Title: President and Chief
                                          Executive Officer



                              PROSPER VALUE FUND, L.P.

                              By:  PROSPER CAPITAL MANAGEMENT,
                                    L.P., its General Partner

                              By:  CHAPARRAL CAPITAL
                                    CORPORATION, its General
                                    Partner



                              By:  /s/ David S. Hunt
                                   -------------------------------
                                   Name:   David S. Hunt
                                   Title:  President



                              TYNDALL PARTNERS

                              By:  HALO CAPITAL PARTNERS, L.P., its
                                    General Partner



                              By:  /s/ Jeffrey Halis
                                   -------------------------------
                                   Name:  Jeffrey Halis
                                   Title:  General Partner

                                   /s/ Scott A. Braly
                                   -------------------------------
                                   Mr. Scott A. Braly



                                   /s/ Mr. David Hardin
                                   -------------------------------
                                   Mr. David Hardin



                                   /s/ Mr. Norman Morales
                                   -------------------------------
                                   Mr. Norman Morales



                                   /s/ Dr. Jeff Schultz
                                   -------------------------------
                                   Dr. Jeff Schultz



                                   /s/ Mr. Timothy B. Matz
                                   -------------------------------
                                   Mr. Timothy B. Matz

                                                         EXHIBIT A


Name and Address of
   Purchaser                  No. of Units      Dollar Amount
---------------------------   ------------   ------------------
Value Partners, LTD           17 Units           $8,500,000
2200 Ross Avenue
4660 West
Dallas, TX 75201
Attn:  Mr. Timothy Ewing
W (214) 999-1900
FAX (214) 999-1901

Lee M. Bass                    6 Units           $3,000,000
201 Main Street (32nd
Floor)
Fort Worth, TX 76102
Attn:  Mr. Brian McManus
W (817) 338-2681
FAX (817) 338-8366

Sid R. Bass Management         6 Units           $3,000,000
Trust
201 Main Street (32nd
Floor)
Fort Worth, TX 76102
Attn:  Mr. Brian McManus
W (817) 338-2681
FAX (817) 338-8366

The Bass Management Trust      5 Units           $2,500,000
201 Main Street (32nd
Floor)
Fort Worth, TX 76102
Attn:  Mr. Brian McManus
W (817) 338-2681
FAX (817) 338-8366

Fort Pitt Fund, L.P.           7 Units           $3,500,000
Birmingham Tower
Suite 710
2100 Wharton Street
Pittsburgh, PA 15203
Attn:  Mr. Harry F.
Radcliffe
W (412) 488-1550
FAX (412) 488-1930

Mr. Scott A. Braly           2.4 Units           $1,200,000
Hawthorne Financial
Corporation
2381 Rosecrans Avenue
2nd Floor
El Segundo, CA 90245
W (310) 725-5600
FAX (310) 725-5038

Mr. David Hardin              .2 Units           $  100,000
Hawthorne Financial
Corporation
2381 Rosecrans Avenue
2nd Floor
El Segundo, CA 90245
W (310) 725-5600
FAX (310) 725-5038

Mr. Norman Morales            .4 Units           $  200,000
Hawthorne Financial
Corporation
2381 Rosecrans Avenue
2nd Floor
El Segundo, CA 90245
W (310) 725-5600
FAX (310) 725-5038

Prosper Value Fund, L.P.       2 Units           $1,000,000
3900 Thanksgiving Tower
Dallas, TX 75201
Attn:  Mr. David Hunt
W (214) 880-8484
FAX (214) 880-7101

Tyndall Partners                1 Unit           $  500,000
500 Park Avenue
New York, NY 10022
Attn:  Mr. Jeff Halis
W (212) 486-4794
FAX (212) 644-4482

Dr. Jeff Schultz               3 Units           $1,500,000
Christian Brothers
University
650 East Parkway South
Memphis, TN 38104
W (901) 722-0300
FAX (901) 722-0580

Mr. Timothy B. Matz            1 Unit            $  500,000
Elias, Matz, Tiernan &
Herrick L.L.P.
734 15th Street, N.W.
12th Floor
Washington, D.C. 20005
W (202) 347-0300
FAX (202) 347-2172

                                                                   EXHIBIT B

     THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY ITS ACCEPTANCE HEREOF, AGREES FOR THE BENEFIT OF THE COMPANY THAT THIS NOTE MAY BE OFFERED, SOLD OR OTHERWISE DISPOSED OF ONLY (1) TO THE COMPANY, (2) SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER," AS DEFINED IN RULE 144A, THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE SALE OR OTHER DISPOSITION IS BEING MADE IN RELIANCE ON RULE 144A, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION IN ACCORDANCE WITH RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (4) TO AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501 UNDER THE SECURITIES ACT ("ACCREDITED INVESTOR"), THAT IS ACQUIRING THIS NOTE FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER ACCREDITED INVESTOR FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, IF A SIGNED CERTIFICATION LETTER (A FORM OF WHICH MAY BE OBTAINED FROM THE COMPANY) IS DELIVERED BY THE TRANSFEREE TO THE COMPANY, (5) AS OTHERWISE PROVIDED IN THE UNIT PURCHASE AGREEMENT (AS DEFINED BELOW) OR (6) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. BY PURCHASING THIS NOTE, THE HOLDER HEREOF AGREES AND REPRESENTS FOR THE BENEFIT OF THE COMPANY THAT (A) IT IS
(1) A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A OR (2) AN ACCREDITED INVESTOR ACQUIRING THIS NOTE FOR INVESTMENT PURPOSES FOR ITS OWN ACCOUNT OR THE ACCOUNT OF ANOTHER ACCREDITED INVESTOR FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT AND (B) IT WILL NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO ABOVE.

     THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO CERTAIN ADDITIONAL RESTRICTIONS ON TRANSFER CONTAINED IN SECTION 3.2 OF THE UNIT PURCHASE AGREEMENT DATED AS OF OCTOBER 10, 1995 AMONG THE COMPANY AND THE OTHER PARTIES NAMED ON THE SIGNATURE PAGES THEREOF, A COPY OF WHICH MAY BE OBTAINED FROM THE COMPANY. ANY SALE OR TRANSFER NOT IN COMPLIANCE WITH SUCH UNIT PURCHASE AGREEMENT SHALL BE NULL AND VOID.

No. __         Original Principal Amount:  $___________________


               Original Issue Date:  __________________ __, 1995

                         HAWTHORNE FINANCIAL CORPORATION
                              2381 Rosecrans Avenue
                          El Segundo, California  90245

                                   SENIOR NOTE


     HAWTHORNE FINANCIAL CORPORATION, a Delaware corporation (together with its permitted successors and assigns hereunder, the "Issuer"), for value received hereby promises to pay to _______, [insert address for notices and payments] and registered assigns (the "Holder") the unpaid balance of the principal sum of $_______ on December 15, 2000 (the "Maturity Date") and to pay interest thereon as provided herein.

     SECTION 1.     INTEREST; INTEREST RESERVE ACCOUNT.

     (a) Interest (i) shall accrue upon the outstanding principal of this Note at the Accrual Rate, and (ii) shall be payable in cash to the Holder (A) in arrears, on each June 15 and December 15 (each an "Interest Payment Date") of each year commencing with June 15, 1996, and (B) at the Maturity Date (or earlier to the extent provided in Section 6 or Section 7) to the extent accrued but theretofore unpaid.

     The Issuer agrees to pay to the Holder, upon demand (and, in any event, not less frequently than semi-annually in arrears, on each Interest Payment Date) interest on any overdue principal or interest hereunder at the Default Rate.

     Interest hereunder will be calculated on the basis of a 365-day year (or 366-day year, as the case may be) and, to the extent accrued but unpaid, shall be compounded semi-annually on each Interest Payment Date. The interest accrued but unpaid on any date, or payable on any Interest Payment Date, hereunder shall be calculated to but excluding the date in question.

     Notwithstanding anything to the contrary contained herein, interest accrued but unpaid on the first Interest Payment Date after issuance of this Note shall be calculated for the period commencing on the date of issuance of this Note to but excluding such Interest Payment Date.

     (b) (i) The Issuer agrees to maintain a segregated deposit account and segregated Permitted Investments (as defined in the Security Agreement) (the account or accounts pursuant to which such deposit account and Permitted Investments are maintained are collectively referred to herein as the "Interest Reserve Account") in a bank or trust company that (x) is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $100,000,000, (y) is not an Affiliate of the Issuer or any of its Subsidiaries and (z) is in compliance with its applicable minimum regulatory capital requirements, and to fund the Interest Reserve Account as set forth in Section 1(b)(ii). The terms Permitted Investments and Security Agreement shall have the meanings set forth in
Section 3 hereof. Any funds or other assets in the Interest Reserve Account from time to time shall not be commingled with any other funds or assets of the Issuer or any of the Issuer's Subsidiaries or Affiliates, provided, however, that if on any Interest Payment Date the amount of funds and the fair market value of any Permitted Investments in the Interest Reserve
Account shall exceed the amount required to be maintained therein in accordance with Section 1(b)(ii), the Issuer shall be entitled to withdraw all or any portion of such excess.

          (ii) The Issuer agrees to carry in the Interest Reserve Account an aggregate amount of cash and fair market value of Permitted Investments (determined not less frequently than on each Interest Payment Date and as required by clause (y) of Section 4(d)) sufficient to pay (A) at all times during the period commencing on the date of issuance of the Notes through June 14, 1996, the immediately succeeding six full interest payments which would become due on the Notes then outstanding, (B) at all times during the period commencing on June 15, 1996 through December 14, 1996, the immediately succeeding five interest payments which would become due on the Notes then outstanding, (C) at all times during the period commencing on December 15, 1996 through June 14, 1997, the immediately succeeding four interest payments which would become due on the Notes then outstanding, (D) at all times during the period commencing on June 15, 1997 through December 14, 1997, the immediately succeeding three interest payments which would become due on the Notes then outstanding, (E) at all times during the period commencing on December 15, 1997 through June 14, 1998, the immediately succeeding two interest payments which would become due on the Notes then outstanding, and (F) at all times during the period commencing on June 15, 1998 through December 14, 1998, the immediately succeeding interest payment which would become due on the Notes then outstanding. The Issuer agrees to (i) make such deposits as are required by this Section 1(b)(ii), (ii) maintain complete and correct books and records in reasonable detail with respect to the valuation of the Interest Reserve Account and (iii) use, to the extent necessary, funds and Permitted Investments in the Interest Reserve Account to pay interest and/or principal due from time to time on the Notes or as otherwise required pursuant to the Security Agreement.

     SECTION 2. ISSUE; PRIORITY. This Note is one of a duly authorized issue of Senior Notes in authorized minimum denominations of $50,000 or multiples thereof (the "Notes") in the maximum aggregate principal amount of $13,000,000 issued or to be issued pursuant to the Unit Purchase Agreement dated as of October 10, 1995 among the Issuer and the purchasers listed on the signature pages thereto, as amended, supplemented or otherwise modified from time to time (the "Unit Purchase Agreement"), to which all the terms of this Note are subject. This Note constitutes a senior obligation of the Issuer and shall not be subordinated in right or priority of payment to any existing or future obligation of the Issuer.

     SECTION 3. CERTAIN TERMS DEFINED. The following terms for all purposes of this Note shall have the respective meanings specified below:

     "ACCRUAL RATE" means 12% per annum.

     "AFFILIATE" means, with respect to any Person, any Person that, directly or indirectly, controls, is controlled by or is under common control with such Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or voting equity interests.

     "BANK" means Hawthorne Savings, F.S.B., a federally-chartered savings bank, and any successor thereto.

     "BANK JUNIOR DEBT" has the meaning set forth in Section 4(n).

     "BUSINESS DAY" means any day except a Saturday, Sunday or other day on which commercial banks in the State of California are authorized by law to close.

     "CAPITAL STOCK" of any Person means any and all shares or other equity interest of such Person.

     "COMMISSION" means the Securities and Exchange Commission and any successor thereto.

     "CONSOLIDATED TANGIBLE NET WORTH," with respect to any Person, means at any date the consolidated stockholders' equity of such Person and its consolidated subsidiaries (determined in accordance with generally accepted accounting principles then in effect in the United States) ("Consolidated Stockholder' Equity") less Consolidated Intangible Assets, all determined as of such date. For purposes of this definition "Consolidated Intangible Assets" means the amount (to the extent reflected in determining Consolidated Stockholders' Equity) of all unamortized debt discount and expense, unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, organization or developmental expenses and other intangible assets, other than loan servicing rights, of such Person and its consolidated subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles then in effect in the United States.

     "DEBT" of any Person means at any date, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person in respect of standby or direct pay letters of credit or bankers' acceptances or other similar instruments (or reimbursement obligations with respect thereto), (d) all obligations of such Person to pay the deferred purchase price of property or services, (e) all obligations of such Person as lessee which are capitalized in accordance with generally accepted accounting principles then in effect in the United States, (f) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person, and (g) all Debt of others Guaranteed by such Person; provided that Debt shall not include (x) deferred income taxes which are not overdue and with respect to which adequate reserves have been established in accordance with generally accepted accounting principles then in effect in the United States, (y) in the case of the Issuer, the unpaid principal of, and accrued but unpaid interest on, the Notes and (z) in the case of the Issuer obligations of the Issuer to attorneys, accountants and investment bankers in connection with the transactions contemplated by the Unit Purchase Agreement.

     "DEFAULT" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

     "DEFAULT RATE" means 14% per annum.

     "EVENT OF DEFAULT" has the meaning set forth in Section 5.

     "FDIC" means the Federal Deposit Insurance Corporation and any successor thereto.

     "GUARANTEE" of any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt (whether arising by virtue of an agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions (excluding any agreement or arrangement with the OTS or any successor thereto that serves as the primary federal regulator of savings associations or savings and loan holding companies, or with any similar regulatory agency) or otherwise) or (b) entered into for the purpose of assuring in any other manner the obligee of such Debt of the payment thereof (in whole or in part).

     "INCUR" means directly, indirectly or contingently incur, create, issue, assume or in any other manner become liable for any Debt. "Incurrence" has a correlative meaning.

     "INTEREST PAYMENT DATE" has the meaning set forth in Section 1(a)(ii).

     "INTEREST RESERVE ACCOUNT" has the meaning set forth in Section 1(b)(i).

     "JUNIOR DEBT" means (a) with respect to the Issuer, Debt of the Issuer that
(i) is subordinated and junior in right and priority of payment to the Notes and
(ii) by its terms requires no repayment of principal prior to the Maturity Date and (b) with respect to any Subsidiary of the Issuer, Debt of such Subsidiary that by its terms requires no prepayment of principal prior to the Maturity Date.

     "LIEN" means, with respect to any asset, any mortgage, lien, pledge, encumbrance, charge or security interest of any kind in respect of such asset (including any conditional sale or other title retention agreement and any lease in the nature thereof).

     "MANDATORY PAYMENT" has the meaning set forth in Section 6.

     "MANDATORY PAYMENT DATE" has the meaning set forth in Section 6.

     "MATERIAL ADVERSE EFFECT" means a material adverse effect on the consolidated condition (financial or otherwise), business, assets or results of operations of the Issuer and its Subsidiaries taken as a whole.

     "MATERIAL SUBSIDIARY" of any Person means, as of any date, any Subsidiary of such Person which, as of such date, is a "significant subsidiary" of such Person, as the term "significant subsidiary" is defined in Regulation S-X promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended, as in effect on the date hereof.

     "NOTES" has the meaning set forth in Section 2.

     "OTS" means the Office of Thrift Supervision and any successor thereto that serves as the primary banking regulator of the Company or the Bank.

     "PERMITTED DEBT" means (a) Debt of the Issuer or any of its Subsidiaries (other than the Bank and its Subsidiaries) issued in compliance with Section 4(c), and (b) Bank Junior Debt issued in compliance with Section 4(n).

     "PERSON" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

     "PERMITTED INVESTMENTS" has the meaning set forth in the Security
Agreement.

     "PREFERRED STOCK" means, with respect to any Person, Capital Stock of such Person of any class or classes (however designated) which is preferred as to the payment of dividends or other distributions or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person over the Capital Stock of any other class of such Person.

     "REDEEMABLE STOCK" means, with respect to any Person, any Capital Stock of such Person that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event
(a) matures or is mandatorily redeemable (pursuant to a sinking fund obligation or otherwise), in whole or in part, on or prior to the Maturity Date, or (b) at the option of the holder thereof, is redeemable, in whole or in part, on or prior to the Maturity Date.

     "RESPONSIBLE OFFICER" means, with respect to any Person, the chief executive officer, president or any executive vice president or senior vice president of such Person, or, with respect to financial matters, the chief financial officer or treasurer of such Person or any other officer authorized by such Person to deliver documents with respect to financial matters.

     "RESTRICTED PAYMENT" means (a) any dividend or distribution on any of the Issuer's Capital Stock (except dividends payable solely in the Issuer's Capital Stock (other than its Redeemable Stock)), (b) any payment by the Issuer or any of its Subsidiaries of principal of, premium with respect to, or interest on any Permitted Debt, (c) any defeasance, redemption, repurchase or other acquisition or retirement for value by the Issuer or any of its Subsidiaries of any Permitted Debt prior to its scheduled maturity (pursuant to an acceleration or otherwise) or (d) except for purchases of newly-issued Capital Stock of the Bank or of a Wholly-Owned Subsidiary of the Bank, any payment on account of the purchase, redemption, retirement or acquisition of any Capital Stock of the Issuer or any Subsidiary of the Issuer.

     "SECURITY AGREEMENT" has the meaning set forth in the Unit Purchase Agreement.

     "SUBSIDIARY" of any Person means any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are owned directly or indirectly by such Person.

     "UNIT PURCHASE AGREEMENT" has the meaning set forth in Section 2.

     "WHOLLY-OWNED SUBSIDIARY" of any Person means any Subsidiary all of the Capital Stock or ownership interests of which (except director's qualifying shares) are at the time owned directly, or, through one or more Wholly-Owned Subsidiaries, indirectly by such Person.

     SECTION 4. COVENANTS. So long as any Note is outstanding or any amount payable in respect of any Note remains unpaid:

          (a) The Issuer will use its best efforts to cause dividends to be paid to it by the Bank in amounts sufficient to enable the Issuer to satisfy its payment obligations under this Note, provided that the Issuer shall not be required to take any action which would result in the Bank paying dividends to the extent not permitted by

               (i)  the capital distribution regulation located at 12 C.F.R.
          Section 563.134, or any successor thereto, or

               (ii) any other applicable law or regulatory requirement, if the Issuer receives an opinion of counsel to the Issuer (in form and substance reasonably satisfactory to the Holders of a majority in aggregate principal amount of the Notes affected thereby) as to the existence of the relevant restriction no later than the applicable Interest Payment Date or Mandatory Payment Date.

          (b) The Issuer will not consolidate with, merge with or into, or sell or otherwise transfer all or substantially all of its assets (as an entirety in one transaction or a series of related transactions) to, any Person (other than the Bank or a Wholly-Owned Subsidiary of the Issuer) unless:

               (i) the Issuer shall be the surviving Person, or the Person (if other than the Issuer) (the "Surviving Corporation") formed by such consolidation or into which the Issuer is merged or to which properties and assets of the Issuer are transferred shall (x) be a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia and (y) expressly assume in writing (in form and substance reasonably satisfactory to the Holder of each Note) the obligations of the Issuer under the Notes, and, to the extent that such obligations relate to the Notes, under the Unit Purchase Agreement and the Related Agreements (as defined in the Unit Purchase Agreement), and

               (ii) immediately after giving effect to such transaction or transactions,

               (x)  no Default shall have occurred and be continuing and

               (y) the Consolidated Tangible Net Worth of the Surviving Corporation is not less than the Consolidated Tangible Net Worth of the Issuer immediately prior to such transaction.

In connection with such transaction or transactions, the Issuer shall deliver to each Holder of a Note a certificate of a Responsible Officer of the Issuer, and an opinion of counsel (who may rely upon the certificate of such Responsible Officer as to matters of fact) reasonably satisfactory to such Holder, certifying or opining as to, as the case may be, the Issuer's compliance with this Section 4(b). Upon any such consolidation, merger or disposition, sale, assignment, conveyance, lease or other transfer of all or substantially all of the properties or assets of the Issuer in accordance with the foregoing provisions of this Section 4(b), the Surviving Corporation shall succeed to, and may exercise every right and power of, the Issuer under this Note with the same effect as if such Surviving Corporation had been originally named as the Issuer herein.

          (c) The Issuer will not, and will not permit any of its Subsidiaries (other than the Bank and its Subsidiaries) to Incur or suffer to exist any Debt of the Issuer or any of such Subsidiaries, other than (i) unconsolidated Debt of the Issuer not in excess of $500,000 aggregate principal amount at any one time outstanding, and (ii) unconsolidated Debt of the Issuer which constitutes Junior Debt if, immediately following the Incurrence of such Junior Debt, there shall exist no Default with respect to any Note.

          (d) The Issuer will not, and will not permit any of its Subsidiaries to, declare or make any Restricted Payment, other than the optional purchase or repayment by the Issuer or any of its Subsidiaries from time to time of its Permitted Debt for an aggregate consideration not in excess of the aggregate amount of proceeds received by the Issuer or such Subsidiary, as the case may be, in respect of the Incurrence of such Permitted Debt on or subsequent to the date hereof; provided that the Issuer or any such Subsidiary may make any regularly scheduled interest payment on its Permitted Debt if immediately after giving effect to such interest payment,
     (x) there shall exist no Default with respect to any Note, and (y) the aggregate amount of cash and the fair market value of any Permitted Investments (determined as of the date of such interest payment) carried in the Interest Reserve Account is not less than the amount required by
     Section 1(b)(ii) hereof.

          (e) The Issuer will not, and will not permit any of its Subsidiaries to, directly or indirectly, (i) enter into any transaction with (including, without limitation, the sale, purchase, lease or other transfer of any assets or properties or the rendering of any services) or (ii) amend any contract, agreement or understanding with, or for the benefit of, any Person who (individually or acting in concert with others) is an Affiliate of the Issuer or any of its Subsidiaries, except for (u) any transaction or amendment which has been approved by the Board of Directors of the Issuer (exclusive of any director who is (1) an interested party with respect to the relevant transaction or (2) an Affiliate or member of the Immediate Family (as defined in 12 C.F.R. Section 574.2(j), as in effect on the date hereof) of such interested party) and has been determined by such Board of Directors to have terms that are at least as favorable to the Issuer or such Subsidiary, as the case may be, as the terms which could reasonably be obtained by the Issuer or such Subsidiary, as the case may be, in a comparable transaction made on an arm's length basis with a Person who is not such an Affiliate, (v) transactions to the extent specifically contemplated and permitted to be engaged in with an Affiliate of the Issuer or any of its Subsidiaries by the Unit Purchase Agreement or any Related Agreement (as defined in the Unit Purchase Agreement), (w) transactions to the extent specifically contemplated and permitted to be engaged in with an Affiliate of the Issuer or any of its Subsidiaries by any tax sharing agreement between the Issuer and the Bank which complies with applicable laws and regulations and the policies of the OTS, (x) transactions to the extent specifically required pursuant to any capital restoration or similar agreement the execution of which is required by an applicable federal banking agency, (y) transactions between the Bank and any of its Wholly-Owned Subsidiaries or between Wholly-Owned Subsidiaries of the Bank or (z) pro rata payments of dividends, interest or other pro rata distributions to an Affiliate in respect of any Notes or shares of Capital Stock of the Issuer or a Subsidiary of the Issuer, in each case owned by such Affiliate.

          (f) The Issuer will not permit the Bank to issue or sell (including, without limitation, by way of exchange, conversion or stock dividends) any of its Capital Stock other than (i) to the Issuer, (ii) Preferred Stock which is (x) capital for regulatory purposes pursuant to 12 C.F.R. Part 567 or any successor regulation thereto and (y) not Redeemable Stock or (iii) any Capital Stock issued pursuant to (x) any transaction or series of related transactions permitted by Section 5.9 of the Unit Purchase Agreement, subject to compliance with such Section 5.9, (y) any conversion or exchange of any Capital Stock of the Bank issued in compliance with clause (iii)(x) of this Section 4(f), in accordance with the terms of such Capital Stock or of the instruments governing the issuance of such Capital Stock or (z) any dividends on any class of Capital Stock of the Bank payable in shares of such class of Capital Stock of the Bank or pro rata (as to any class) split-ups or combinations involving Capital Stock of the Bank; provided, however, that any such issuance or sale of Capital Stock pursuant to clauses (i), (ii) or (iii) shall be made in compliance with
     Section 5.9 of the Unit Purchase Agreement, to the extent applicable.

          (g)  The Issuer will not

               (i) except as permitted by Section 4(b), sell, transfer or otherwise convey any shares of the Bank's Capital Stock that are beneficially owned by the Issuer, or

               (ii) incur, create, assume or otherwise cause or suffer to exist (directly, indirectly or contingently) any Lien on any shares of Capital Stock of the Bank that are beneficially owned by the Issuer, except for (x) Liens for taxes, assessments, government charges or claims (I) that are being contested in good faith by appropriate proceedings, and with respect to which a reserve or other appropriate provision, if any, as shall be required in conformity with generally accepted accounting principles then in effect in the United States shall have been made, or (II) that are not yet due and payable, or (y) any Lien arising out of an attachment, judgment or award as to which an appeal or other appropriate proceeding or contest or review has been promptly commenced (and as to which foreclosure or similar proceedings shall not have commenced).

          (h) The Issuer will furnish, or cause the Bank to furnish, to each Holder of a Note:

               (i) within 90 days after the end of each fiscal year of the Issuer or the Bank, as the case may be, audited consolidated financial statements for such fiscal year of each of the Issuer and the Bank and their respective consolidated subsidiaries, including consolidated balance sheets and statements of operations, statements of changes in stockholders' equity and statements of cash flows, accompanied by the reports thereon of the Issuer's and the Bank's independent public accountants, which financial statements shall be prepared in accordance with generally accepted accounting principles then in effect in the United States applied consistently throughout the period reflected therein (except as disclosed therein),

               (ii) within 45 days after the end of the first, second and third fiscal quarters of the Issuer or the Bank, as the case may be, unaudited consolidated financial statements for such fiscal quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter of each of the Issuer and the Bank and their respective consolidated subsidiaries, including consolidated balance sheets and statements of operations, statements of changes in stockholders' equity and statements of cash flows, which financial statements shall be prepared in accordance with generally accepted accounting principles then in effect in the United States applied consistently throughout the period reflected therein (except that such statements may be presented in condensed form, with no notes to such financial statements being required, and except as otherwise disclosed therein),

               (iii) within 30 days after each Interest Payment Date, a statement (certified as to accuracy in all material respects by a Responsible Officer of the Issuer) of the amount of cash on deposit in the Interest Reserve Account as of such Interest Payment Date (after taking into account any payments made therefrom on such Interest Payment Date),

               (iv) promptly upon their becoming available, (x) each report, notice, proxy statement or other communication sent by the Issuer to its stockholders generally and (y) each regular or periodic report filed by the Issuer with the Commission pursuant to the Securities Exchange Act of 1934, as amended, and each registration statement and prospectus filed by the Issuer with the Commission under the Securities Act of 1933, as amended,

               (v) to the extent permitted by applicable law, promptly following the filing by the Issuer or the Bank of any regularly required report with the OTS, and

               (vi) concurrently with the delivery of the financial statements referred to in paragraphs (i) and (ii) above, with respect to the relevant reporting periods, a certificate of a Responsible Officer of the Issuer stating that, to the best of such Responsible Officer's knowledge after due inquiry, (x) all such financial statements have been prepared in accordance with generally accepted accounting principles in effect in the United States applied consistently throughout the period(s) reflected therein (except as otherwise disclosed therein) and (y) such Responsible Officer has obtained no knowledge of any Default.

     The requirement to deliver the financial statements referred to in paragraphs (i) and (ii) above shall be deemed to be satisfied to the extent that they are contained in reports filed by the Issuer with the Commission under the Securities Exchange Act of 1934, as amended, and such reports are delivered to each Holder of a Note within the time specified in such paragraphs (i) and (ii).

          (i) The Issuer agrees to use, to the extent necessary, any funds and Permitted Investments carried in the Interest Reserve Account to pay interest and/or principal due from time to time on the Notes and to comply with its obligations under the Security Agreement.

          (j) At all times when there are amounts in the Interest Reserve Account, the Issuer will maintain arrangements with respect to the creation, maintenance and perfection of a first priority security interest in favor of the Holders of the Notes in the Interest Reserve Account, including, without limitation, the execution and delivery of the Security Agreement.

          (k) The Issuer will not, and will not permit any of its Subsidiaries to, create, assume or otherwise cause or suffer to exist (directly, indirectly or contingently) any consensual restriction which by its terms limits the ability of any such Subsidiary to pay dividends or make any other distributions to the Issuer on its Capital Stock (other than restrictions required by (x) any applicable governmental or regulatory agency or (y) any covenant by the Issuer or the relevant Subsidiary, as the case may be, to comply with applicable regulatory capital requirements pursuant to 12 C.F.R. Part 567 or any successor regulation thereto).

          (l) The Issuer will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of any stay or extension law or any usury law or other similar law, whenever enacted, which would prohibit or forgive the Issuer from paying all or a portion of the principal of, or any interest on, the Notes as contemplated herein.

          (m) The Issuer will not, and will not permit any of its Subsidiaries to, purchase any Notes other than pursuant to a repurchase offer made to each Holder of a Note pro rata in accordance with the aggregate principal amount of Notes held by such Holder.

          (n) The Issuer will not permit the Bank to Incur any Debt of the Bank that is an unsecured note, debenture or other debt security which by its terms is subordinated in right and priority of payment upon liquidation of the Bank to claims (including post-default interest) of account holders and all claims having the same priority as account holders or any higher priority (the "Bank Junior Debt"), unless such Bank Junior Debt at the time it is Incurred constitutes supplementary capital for regulatory purposes pursuant to 12 C.F.R. Part 567 or any successor regulation thereto.

          (o) The Issuer will pay and discharge, or cause the payment and discharge of, all federal and any other material taxes, assessments and governmental charges or levies imposed upon the Issuer or its Material Subsidiaries or upon the Issuer's or its Material Subsidiaries' income or profits, or upon any properties or assets (including without limitation stocks and other securities) belonging to the Issuer or its Material Subsidiaries, prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, might become a Lien upon any properties or assets of the Issuer or its Material Subsidiaries, provided that neither the Issuer nor any of its Material Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if the Issuer or its Material Subsidiaries has maintained adequate reserves (in the good faith judgment of the Issuer or its Material Subsidiaries) with respect thereto in accordance with generally accepted accounting principles in effect in the United States.

          (p) The Issuer will preserve, renew and keep in full force and effect the existence of the Issuer and its Material Subsidiaries, except, subject to compliance with Section 4(b), in the event of any reorganization, merger, consolidation with or sale of all or substantially all of the assets of the Issuer or its Material Subsidiaries to another Person, and take all reasonable action to maintain all material rights necessary or desirable in the normal conduct of the operations of the Issuer and its Material Subsidiaries and comply with all requirements of law except to the extent the same is being contested in good faith and except to the extent that failure to comply therewith would not, in the aggregate, have a Material Adverse Effect.

          (q) The Issuer will (i) keep all property and assets of the Issuer and its Material Subsidiaries used in its operations in good working order and condition, normal wear and tear excepted, except where the failure to do so would not have a Material Adverse Effect; and (ii) maintain with financially sound insurance companies insurance in at least such amount and with such deductibles as are customarily maintained by, and against at least such risks as are customarily insured against by, business organizations engaged in the same or similar operations in the State of California.

          (r)  The Issuer will promptly give notice to each Holder of a Note:

               (i)  of the occurrence of any Default under any of the Notes;

               (ii) of any litigation or proceeding affecting the Issuer or its Material Subsidiaries (x) in which the amount claimed is $5,000,000 or more and not covered by insurance from insurers that are not Affiliates of the Issuer or any of its Subsidiaries or (y) in which injunctive or similar relief is sought, which in any such case referred to in this clause (y) if obtained would have a Material Adverse Effect; and

               (iii) if after issuance of this Note the Bank (t) fails to meet any applicable regulatory capital requirement, or is deemed to be "undercapitalized," "significantly undercapitalized," or "critically undercapitalized," in each case as defined in Section 38(b) of the Federal Deposit Insurance Act, or any successor statute thereto, or pursuant to any applicable regulations that may be promulgated thereunder; (u) is notified by the FDIC, the OTS or any other applicable governmental banking authority that it is operating in an unsafe and unsound condition or that it is in a "troubled condition";
          (v) becomes aware that any event has occurred or condition exists as a result of which the OTS, the FDIC or any other governmental agency or authority acquires any rights under any cease and desist order, supervisory agreement, covenant, warrant or other agreement of any kind with the Issuer, the Bank or any of the Bank's Subsidiaries that, if exercised, would have a Material Adverse Effect, (w) becomes subject to a capital directive or cease and desist order or enters into any memorandum of understanding or other written agreement with the FDIC, the OTS or any other applicable governmental banking authority; (y) has its status under Section 38 of the Federal Deposit Insurance Act, as amended, or any successor thereto, reclassified pursuant to 12 C.F.R. Section 565.4(c) or any successor thereto; or (z) becomes a Tier 3 association under the capital distribution regulation located at 12 C.F.R. Section 563.134 or any successor thereto, or otherwise receives notice of or becomes subject to a restriction on the payment of dividends on its capital stock which is specific to the Bank and not of general applicability.

Each notice pursuant to this section shall be accompanied by a statement of a Responsible Officer of the Issuer setting forth details of the occurrence referred to therein and stating what action the Issuer and/or the Bank propose to take with respect thereto.

     SECTION 5. EVENT OF DEFAULT DEFINED; REMEDIES. In case one or more of the following events (each an "Event of Default") (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) shall have occurred and be continuing:

          (a) default in the payment of any interest under Section 1(a)(ii)(A) as and when the payment shall become due and payable, if the Issuer shall have failed to cure such default in full within 10 calendar days after the occurrence of any such default; or

          (b) default at any time in the maintenance of the Interest Reserve Account at the levels specified in Section 1(b)(ii), if the Issuer shall have failed to cure such default in full within 30 calendar days after the occurrence of any such default; or

          (c) default in the payment of all or any part of any Mandatory Payment due pursuant to Section 6 hereof on any Mandatory Payment Date, as and when the same shall become due and payable, if the Issuer shall have failed to cure such payment default in full within 30 calendar days after such Mandatory Payment became due and payable; or

          (d) default in the payment of all or any part of the principal on this Note as and when the same shall become due and payable on the Maturity Date, by declaration or otherwise; or

          (e) unconsolidated Debt of the Issuer in an amount equal to or exceeding $1,000,000 in the aggregate outstanding at any time shall not be paid within 30 calendar days after the maturity date thereof or the maturity date of any such Debt aggregating $1,000,000 or more shall be accelerated upon default of the Issuer; or

          (f) any Debt of any Material Subsidiary or Material Subsidiaries of the Issuer in an aggregate principal amount equal to or exceeding $5,000,000 in the aggregate outstanding at any time shall not be paid within 30 calendar days after the maturity date thereof, or the maturity of any such Debt aggregating $5,000,000 or more shall be accelerated upon default of any Material Subsidiary or Material Subsidiaries; or

          (g)  the Bank shall

               (i)  have a conservator or receiver appointed for it,

               (ii) become or be deemed by the appropriate federal banking agency or the Federal Deposit Insurance Corporation to be "critically undercapitalized" within the meaning of Section 38(b) of the Federal Deposit Insurance Act (12 U.S.C. Section 1811 et seq.), any successor statute thereto, or any regulations promulgated thereunder, or

               (iii) (A) fail to meet any of its regulatory capital requirements as set forth in Section 5(t) of the Home Owners' Loan Act, any successor statute thereto, or any regulations promulgated thereunder, and thereafter (B)(1)(a) be notified by the OTS that for any of such regulatory capital requirements, the Bank's regulatory capital has declined to the level at which it is "significantly undercapitalized" within the meaning of the OTS' regulations promulgated under Section 38 of the Federal Deposit Insurance Act and
          (b) failed within 30 days after such notification to improve the Bank's regulatory capital ratios so that none of its regulatory capital ratios is at or below the level at which it is "significantly undercapitalized," or (2) be required by the OTS to submit a capital plan to restore its regulatory capital to the levels required by
          Section 5(t) of the Home Owners' Loan Act or Section 38 of the Federal Deposit Insurance Act, including in each case any successor statute thereto and any regulations promulgated thereunder, or any other regulatory capital requirement (whether of general or individual applicability), and either

                    (a) fail to submit a capital plan within the time frame provided for in applicable laws and regulations and fail to come into compliance with a capital plan that has been approved by the applicable federal banking agency pursuant to applicable laws and regulations (an "Approved Plan") within the time frame specified in such capital plan; or

                    (b) timely submit a capital plan but fail to secure approval from the applicable federal banking agency of such capital plan in accordance with applicable laws and regulations within 180 days after its receipt of written notification from the applicable federal banking agency of failure to secure such approval; or

                    (c) be determined to be in material noncompliance with its most recent Approved Plan and fail to obtain approval of a new or revised Approved Plan within 180 days after its receipt of a written determination of noncompliance with such most recent Approved Plan; or

          (h) the Issuer or any of its Material Subsidiaries shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall be unable to, admit its inability to, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing or any other action indicating its consent to, or approval of, or acquiescence in, or furtherance of any of the foregoing; or

          (i) an involuntary case or other proceeding shall be commenced against the Issuer or any of its Material Subsidiaries seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 90 days; or an order for relief shall be entered against the Issuer or any of its Material Subsidiaries under the federal bankruptcy laws as now or hereafter in effect; or

          (j) a final judgment for the payment of money, together with all other outstanding final judgments for the payment of money against the Issuer or any of its Subsidiaries (to the extent that such judgments are not covered by insurance from insurers that are not Affiliates of the Issuer or any of its Subsidiaries) in an aggregate amount in excess of $5,000,000, shall be rendered against the Issuer or any Subsidiary by a court of competent jurisdiction and such judgment shall remain undischarged, unstayed or unvacated for a period of 30 calendar days after such judgment becomes final and unappealable;

          (k) failure on the part of the Issuer to duly observe or perform in any material respect any covenant contained in Section 4 of this Note for a period of 45 calendar days after the date on which written notice specifying such failure, stating that such notice is a "Notice of Default" hereunder and demanding that the Issuer remedy the same, shall have been given to the Issuer by the Holders of at least 20% in aggregate principal amount of the Notes at the time outstanding; or

          (l) failure on the part of the Issuer to duly observe or perform in any material respect its obligations under Section 7(b) of this Note, if the Issuer shall have failed to cure such default within 30 calendar days of the latest date on which a notice of mandatory prepayment is required to be sent by the Issuer to the Holders of Notes pursuant to Section 7(c) of this Note;

then, other than in the case of an Event of Default specified in Sections 5(g)(i), (h) or (i), at any time thereafter during the continuance of any such Event of Default, the Holder of this Note may, by written notice to the Issuer, declare this Note to be forthwith due and payable, whereupon this Note shall become forthwith due and payable both as to unpaid principal and accrued interest without presentment, demand, or protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding. If an Event of Default specified in
Section 5(g)(i), (h) or (i) occurs, the unpaid principal of and accrued interest on the Notes shall become and be immediately due and payable without any declaration or any other act on the part of the Holder. Such remedy shall be in addition to any other remedy available to the Holder pursuant to applicable law or otherwise. A Holder, solely by express written notice to the Company, may waive all Defaults and rescind any acceleration of the Note or Notes held by such Holder and the consequences of such acceleration.

     SECTION 6.     MANDATORY PAYMENTS.

     (a) The Issuer shall pay to the Holder: (i) on each of December 15, 1998, June 15, 1999, December 15, 1999 and June 15, 2000 an amount equal to 20% of the original principal amount of, plus accrued and unpaid interest (determined after giving effect to the amounts payable pursuant to Section 1(a)(ii)(A) on any such date) on, this Note; and (ii) on December 15, 2000 an amount equal to the remaining outstanding principal amount of, plus accrued and unpaid interest on, this Note. Each date on which payments are required to be made by the Issuer to the Holder pursuant to this Section 6 is referred to herein as a "Mandatory Payment Date," and each such payment as a "Mandatory Payment." All Mandatory Payments shall be applied as provided in the third sentence of Section 9.

     (b) Subject to the second paragraph of this Section 6(b), if the Issuer does not have the financial capability to pay the full amount of any Mandatory Payment in cash, the Issuer shall, in lieu of such cash payment, (i) issue to the Holder the number of whole shares of Common Stock, par value $.01 per share, of the Issuer (the "Issuer Common Stock"), which have an aggregate Common Stock Equivalent Value (as defined below) equal to or, if not equal to, then closest to without being in excess of, the dollar amount of the Mandatory Payment to be paid to the Holder on such Mandatory Payment Date, minus the amount of such Mandatory Payment paid in cash, if any, and (ii) to the extent necessary, pay to the Holder an amount of cash or issue to the Holder a fraction of a share of Issuer Common Stock (rounded to the nearest one-hundredth of a whole number) which, based on the Common Stock Equivalent Value, will, when combined with the aggregate Common Stock Equivalent Value of such number of whole shares of Issuer Common Stock, equal the dollar amount of the Mandatory Payment to be paid to the Holder on such Mandatory Payment Date, minus the amount of such Mandatory Payment paid in cash, if any. For purposes hereof, the "Common Stock Equivalent Value" of a share of Issuer Common Stock shall mean the product determined by multiplying (x) the average closing price of a share of Issuer Common Stock during the 30 trading days preceding the applicable Mandatory Payment Date, as reported with respect to the exchange or national quotation system in which such shares are then traded, by (y) .90. All shares of Issuer Common Stock issued pursuant to this Section 6(b), at the time(s) they are issued, will be duly authorized, validly issued and fully paid and non-assessable and not subject to any preemptive rights.

     In the event that the Issuer would be required on any Mandatory Payment Date to make a Mandatory Payment in accordance with the first paragraph of this Section 6(b), the Issuer will provide to each original Holder of a Note or Notes with an aggregate principal amount of $1,250,000 or more, and each Affiliate transferee of any such Holder (together an "Original Holder"), notice in accordance with Section 11 not less than 30 days prior to such Mandatory Payment Date of its intention to make a Mandatory Payment in accordance with the first paragraph of this
Section 6(b) and stating the estimated number of shares of Issuer Common Stock which would be issued to each Original Holder on such Mandatory Payment Date. Notwithstanding anything to the contrary contained herein, the Issuer shall not make a Mandatory Payment on a Mandatory Payment Date in accordance with the first paragraph of this Section 6(b) on any Notes held by an Original Holder, and such original Holder shall be entitled to receive a Mandatory Payment on a Mandatory Payment Date pursuant to Section 6(a) hereof, if such Original Holder notifies the Issuer within 20 days of its receipt of such notice from the Issuer, and in any event on or before the tenth day prior to such Mandatory Payment Date, that in the judgment of such Original Holder, after consultation with counsel, the making of a Mandatory Payment pursuant to the first paragraph of this Section 6(b) would result in such Original Holder acquiring control of the Issuer or being subject to a rebuttable presumption of control of the Issuer, in each case as set forth in 12 C.F.R. Part 574 or any successor thereto.

     SECTION 7.     PREPAYMENTS.

     (a) OPTIONAL PREPAYMENTS. The Issuer at its option may, at any time or from time to time, prepay all or any part of the principal amount of the Notes at a price equal to the principal amount of the Notes to be prepaid together with accrued and unpaid interest accrued on the principal amount of the Notes so prepaid to (but not including) the date of prepayment. Any partial prepayment shall be in a minimum aggregate original principal amount of at least $1,000,000 or any larger integral multiple of $250,000, and shall be made so that the Notes then held by a Holder shall be prepaid in an aggregate principal amount which shall bear the same ratio, as nearly as may be practicable, to the aggregate principal amount of Notes being prepaid as the aggregate principal amount of Notes held by such Holder bears to the aggregate principal amount of all Notes then outstanding. Any prepayment of this Note pursuant to this Section 7 shall proportionately reduce the outstanding amounts of principal of, and accrued and unpaid interest on, this Note as of the date of prepayment.

     (b) MANDATORY PREPAYMENTS. In the event of a Change in Control (as defined below), the Issuer shall, at the election of a Holder of a Note, prepay all, but not less than all, of such Holder's Notes in cash at a price equal to the principal amount of the Notes to be prepaid together with accrued and unpaid interest on the principal amount of this Note so prepaid to (but not including) the date of prepayment, which shall be the date of consummation of the Change in Control. For purposes hereof, a Change in Control shall mean the occurrence of any of the following events after the date of issuance of the Notes: (i) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the aggregate voting power of all classes of capital stock of the Issuer entitled to vote generally in an election of directors; (ii) the Issuer is merged with or into another corporation or another corporation is merged with or into the Issuer with the effect that immediately after such transaction the stockholders of the Issuer immediately prior to such transaction hold less than a majority in interest of the total voting power entitled to vote in the election of directors, managers or trustees of the entity surviving the transaction; (iii) all or substantially all of the assets of the Issuer or the Bank are sold to any person or persons (as an entirety in one transaction or a series of related transactions); or
(iv) the voluntary or involuntary dissolution, liquidation or winding up of the Issuer.

     (c) NOTICE OF PREPAYMENT. In the event the Issuer shall prepay Notes, notice of such prepayment shall be given by first class mail, postage prepaid, mailed not less than 30 days nor more than 60 days prior to the redemption date, to each Holder of a Note to be prepaid at such Holder's address as the same appears on the Note register of the Issuer; provided, however, that no failure to give such notice nor any defect therein shall affect the validity of the proceeding for the prepayment of any Notes to be prepaid, except as to the Holder to whom the Issuer has failed to give said notice or except as to the Holder whose notice was defective. Each such notice shall state: (i) the prepayment date; (ii) the total principal amount of Notes to be prepaid and the principal amount of Notes to be prepaid from such Holder; (iii) the prepayment price; (iv) the place or places where Notes are to be surrendered for payment of the prepayment price; (v) that interest on the Notes to be prepaid will cease to accrue upon such prepayment; and (vi) whether such prepayment is being made pursuant to Section 7(b) hereof and, if so, providing for an election by each Holder as to whether it chooses to have its Notes prepaid.

     (d) EFFECT OF PREPAYMENT. If such notice of prepayment shall have been so mailed, and if on or before the prepayment date specified in such notice all funds necessary for such prepayment shall have been set aside by the Issuer separate and apart from its other funds, in trust for the account of the Holders of the Notes so to be prepaid, so as to be and continue to be available therefor, then, on and after said prepayment date, notwithstanding that any Note so called for prepayment shall not have been surrendered for cancellation, the Notes so called for prepayment shall be deemed to be no longer outstanding, the interest thereon shall cease to accrue, and all rights with respect to such Notes so called for prepayment shall forthwith cease and terminate, except only the right of the Holders thereof to receive out of the funds so set aside in trust the prepayment price thereof and any accrued and unpaid interest on the principal amount of the Notes so prepaid to (but not including) the prepayment date upon surrender (and endorsement or assignment for transfer, if required by the Issuer) of their Notes.

     SECTION 8. MODIFICATION OF NOTE. (a) No provision of the Notes may be amended, modified, supplemented or waived without notice to and the written consent of the Issuer and the Holders of not less than two-thirds of the aggregate principal amount of the Notes then outstanding, provided that no such amendment, modification, supplement or waiver shall, unless signed by each Holder of a Note affected thereby, (a) reduce the amount or rate of, or postpone the date fixed for, any payment of principal of or interest on such Note, (b) make such Note payable in money other than that stated in such Note or (c) modify the provisions of this Section 8 in a manner materially adverse to the Holder of such Note. The Holder may waive compliance by the Issuer with any provision of the Note. No failure or delay on the part of the Holder in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Holder at law or in equity or otherwise.

     (b) The Issuer will not solicit, request or negotiate for or with respect to any proposed amendment, modification, supplement or waiver of any of the terms or provisions of any of the Notes unless each of the Holders of Notes then outstanding (irrespective of the outstanding aggregate principal amount of Notes then owned by each such Holder) shall be informed thereof by the Issuer and shall be afforded the opportunity of considering the same for the same period of time and shall be supplied by the Issuer with a brief written statement regarding the reasons for any such proposed amendment, modification, supplement or waiver, a copy of the proposed amendment, modification, supplement or waiver and such other information as such Holder shall reasonably request regarding such amendment, modification, supplement or waiver to enable it to make an informed decision with respect thereto. The Issuer will not, directly or indirectly, pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fees, additional securities or otherwise, to any Holder of a Note as consideration for or as an inducement to the entering into by any such Holder of any amendment, modification, supplement or waiver of any of the terms and provisions of any of the Notes unless such remuneration is offered to all Holders of Notes then outstanding on the same terms, ratably in proportion to the aggregate principal amount of Notes then owned by each such Holder who enters into such amendment, modification, supplement or waiver.

     SECTION 9. METHOD AND APPLICATION OF PAYMENTS. Payments hereunder shall be made at a bank specified in writing by the Holder, in immediately available funds in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts. If the Maturity Date, any Interest Payment Date, a Mandatory Payment Date or any other day on which a payment is due hereunder is not a Business Day the payment due on such date shall be made on the next succeeding Business Day. All payments made pursuant to this Note (including without limitation any payment made under Section 6 hereof, but excluding any payment made under
Section 7 hereof, which shall be applied as set forth in such Section 7) shall be applied first to accrued and unpaid interest and thereafter to unpaid principal.

     SECTION 10. ASSIGNMENT. This Note and the rights and obligations of the Issuer hereunder may not be assigned or otherwise transferred by the Issuer without the prior written consent of the Holder hereof. This Note may not be assigned or otherwise transferred by any Holder to any Person, other than an Affiliate of such Holder, unless the Holder has complied with the applicable requirements set forth in Section 3.2 of the Unit Purchase Agreement. This Note shall be binding upon and inure to the benefit of the Issuer and the Holder and their respective successors and permitted assigns hereunder.

     SECTION 11. COMMUNICATIONS. All notices, demands and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telex, telecopier, or air courier guaranteeing overnight delivery:

          (a) if to the Holder, initially at the address set forth above, and thereafter at such other address, notice of which is given in accordance with this Section 11;

          (b) if to the Issuer, initially at 2381 Rosecrans Avenue, El Segundo, California 90245, and thereafter at such other address, notice of which is given in accordance with this Section 11.

     All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being sent by certified mail, return receipt requested, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied; and on the next Business Day if timely delivered to an air courier guaranteeing overnight delivery.

     SECTION 12. MISCELLANEOUS. This Note shall be deemed to be a contract under the laws of the State of California, and, except as required by mandatory provisions of applicable law, shall be governed by and construed in accordance with the laws of said State, without regard to principles of conflict of laws. The parties hereto hereby waive presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note, except as specifically provided herein. The Holder by acceptance of this Note agrees to be bound by the provisions hereof and of the Unit Purchase Agreement. Except as otherwise required by mandatory provisions of applicable law, the Issuer may deem and treat the Person in whose name this Note is registered as the Holder and owner hereof for all purposes. The Section headings herein are for convenience only and shall not modify, restrict or otherwise affect the construction of any of the terms and provisions hereof. In case any provision of this Note or the Unit Purchase Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Note and the Unit Purchase Agreement shall not in any way be affected or impaired thereby.

          IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed.

                              HAWTHORNE FINANCIAL CORPORATION



                              By:  _____________________________________________
_______________________
                                   Name:  Scott A. Braly
                                   Title:  President and Chief Executive Officer
Executive Officer

                                                                       EXHIBIT C

                   CERTIFICATE OF DESIGNATIONS AND PREFERENCES

                                     OF THE

                      CUMULATIVE PREFERRED STOCK, SERIES A
                           (PAR VALUE $.01 PER SHARE)

                                       OF

                         HAWTHORNE FINANCIAL CORPORATION

                     ---------------------------------------

                         PURSUANT TO SECTION 151 OF THE

                GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

                     ---------------------------------------

     The undersigned duly authorized officer of Hawthorne Financial Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Company"), in accordance with the provisions of
Section 103 thereof, and pursuant to Section 151 thereof, DOES HEREBY CERTIFY:

     That the Certificate of Incorporation of the Company authorizes the creation of up to 10,000,000 shares of the Company's preferred stock; and

     That pursuant to the authority conferred upon the Board of Directors by the Certificate of Incorporation of the Company, the Board of Directors of the Company, on __________ __, 1995, approved the creation, issuance and voting powers of a series of the Company's preferred stock, each designated as set forth below:

     RESOLVED, that pursuant to the authority expressly granted to and vested in the Board of Directors of the Company by provisions of the Certificate of Incorporation of the Company (the "Certificate of Incorporation"), and the General Corporation Law of the State of Delaware, the issuance of a series of the Company's preferred stock, par value $.01 per share (the "Preferred Stock"), be, and the same hereby is, authorized, and the Board hereby fixes the powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of the shares of such series (in addition to the powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, set forth in the Certificate of Incorporation which may be applicable to the Preferred Stock) as follows:

     1. DESIGNATION AND RANK. The designation of the series of Preferred Stock authorized by this resolution shall be the Cumulative Preferred Stock, Series A (the "Series A Preferred Stock"). The maximum number of shares of Series A Preferred Stock shall be 260. The Series A Preferred Stock shall be junior to all outstanding indebtedness of the Company. The Series A Preferred Stock shall rank prior to the Company's Common Stock, par value $.01 per share (the "Common Stock"), and to all other classes and series of equity securities of the Company now or hereafter authorized, issued or outstanding (the Common Stock and such other classes and series of equity securities collectively may be referred to herein as the "Junior Stock"), other than any classes or series of equity securities of the Company expressly designated as ranking on a parity with (the "Parity Stock") or senior to (the "Senior Stock") the Series A Preferred Stock as to dividend rights and/or rights upon liquidation, winding up or dissolution of the Company. The Series A Preferred Stock shall be subject to creation of Senior Stock, Parity Stock and Junior Stock to the extent not expressly prohibited by the Certificate of Incorporation or otherwise, and shall be initially issued at a price of $50,000 per share.

     2.   DIVIDENDS.

     (a) PAYMENT OF CASH DIVIDENDS. Holders of shares of Series A Preferred Stock shall be entitled to receive when, as and if declared by the Company's Board of Directors, out of funds legally available therefor, cumulative cash dividends payable on the shares of the Series A Preferred Stock at a rate of 18% per annum in respect of the Liquidation Preference (as defined in Section 6(a) below) thereof ($9,000 per share per annum), and no more. If declared, such cumulative cash dividends shall be payable quarterly in equal amounts (other than in respect of the Initial Dividend Period, as defined below) in arrears on March 15, June 15, September 15 and December 15 of each year or, if such day is not a Business Day (as defined below), on the next Business Day (each of such dates being a "Dividend Payment Date"), provided that the first Dividend Payment Date shall be June 15, 1997. Each declared dividend shall be paid to the holders of record of the Series A Preferred Stock at the close of business on the date specified by the Board of Directors of the Company at the time such dividend is declared; provided, however, that such date shall not be more than 50 days nor less than 10 days prior to the respective Dividend Payment Date (each such date, a "Record Date"). The initial period for which dividends shall be paid shall commence on the date of initial issuance of the Series A Preferred Stock (the "Issue Date") and shall end on and include June 14, 1997 (the "Initial Dividend Period"). Thereafter, quarterly dividend periods (each, a "Quarterly Dividend Period") shall commence on and include June 15, September 15, December 15 and March 15 of each year and shall end on and include the date next preceding the first day of the following Quarterly Dividend Period. The dividend for the Initial Dividend Period shall be fully cumulative and shall accrue, without interest, from the Issue Date. Dividends for a Quarterly Dividend Period also shall be fully cumulative and shall accrue, without interest, from the first day of the Quarterly Dividend Period. Dividends on the Series A Preferred Stock shall accrue on a daily basis without regard to the occurrence of a Dividend
Payment Date and whether or not such dividends are declared by the Board of Directors of the Company. For purposes hereof, "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in the State of California are authorized by law to close.

     The amount of cash dividends payable per share of Series A Preferred Stock for each full Quarterly Dividend Period shall be computed by dividing by four the amount determined by multiplying the 18% annual dividend rate by the Liquidation Preference of such share. The amount of any dividend payable for any period shorter than a full Quarterly Dividend Period shall be computed on the basis of a 360-day year composed of twelve 30-day months and the actual number of days elapsed in the period for which payable.

     Holders of the Series A Preferred Stock shall not be entitled to any interest, or any sum of money in lieu of interest, in respect of any accrued but unpaid dividends on the Series A Preferred Stock. Any cash dividend payment made on the Series A Preferred Stock shall first be credited against the earliest declared but unpaid cash dividend with respect to the Series A Preferred Stock.

     (b)  PAYMENT OF STOCK DIVIDENDS.  Subject to the second paragraph of this
Section 2(b), if the Board of Directors of the Company does not declare the full amount of the cash dividend accrued in respect of the Initial Dividend Period or any Quarterly Dividend Period (each, a "Dividend Period"), or the Company does not pay the full amount of such dividend, if declared, in either case because the Company does not have the financial capability to pay such dividend, the Board of Directors of the Company may declare in lieu thereof a dividend, payable with respect to all shares of Series A Preferred Stock held by a holder thereof on the relevant Record Date, consisting of (i) the number of whole shares of Common Stock which have an aggregate Common Stock Equivalent Value (as defined below) equal to or, if not equal to, then closest to without being in excess of, the dollar amount of dividends accrued on such shares of Series A Preferred Stock with respect to any such Dividend Period, minus the amount of the cash dividend, if any, declared and paid on such shares for such Dividend Period, and (ii) to the extent necessary, an amount of cash or a fraction of a share of Common Stock (rounded to the nearest one-hundredth of a whole number) which, based on the Common Stock Equivalent Value, will, when combined with the aggregate Common Stock Equivalent

Value of such number of whole shares of Common Stock, equal the dollar amount of dividends accrued on such shares of Series A Preferred Stock with respect to any such Dividend Period, minus the amount of the cash dividend, if any, declared and paid on such shares for such Dividend Period. The Dividend Period, Dividend Payment Date, Record Date and other applicable terms of the payment of dividends in Common Stock shall be determined by reference to
Section 2(a). For purposes hereof, the "Common Stock Equivalent Value" of a share of Common Stock shall mean the product determined by multiplying (x) the average closing price of a share of Common Stock during the 30 trading days preceding the applicable Dividend Payment Date, as reported with respect to the exchange or national quotation system in which such shares are then traded, by (y) .90. All shares of Common Stock issued pursuant to this
Section 2(b), at the time(s) they are issued, will be duly authorized, validly issued and fully paid and nonassessable and not subject to any preemptive rights.

     In the event that the Company intends on any Dividend Payment Date to declare and pay dividends on the Series A Preferred Stock in accordance with the first paragraph of this Section 2(b), the Company will provide to each original holder of 25 shares of Series A Preferred Stock or more, and each Affiliate (as defined below) transferee of such holder (together an "Original Holder"), written notice by first class mail, postage prepaid, mailed not less than 30 days prior to such Dividend Payment Date at such holder's address as the same appears on the stock register of the Company, of its intention to pay dividends on the Series A Preferred Stock in accordance with the first paragraph of this
Section 2(b) and stating the estimated number of shares of Common Stock which would be issued to such Original Holder on such Dividend Payment Date. Notwithstanding anything to the contrary contained herein, the Board of Directors of the Company shall not declare and pay a dividend on any outstanding Series A Preferred Stock on any Dividend Payment Date in accordance with the first paragraph of this Section 2(b), and dividends with respect to the related Dividend Period shall cumulate in accordance with Section 2(a), if any Original Holder notifies the Company within 20 days of its receipt of such notice from the Company, and in any event on or before the tenth day prior to such Dividend Payment Date, that in the judgment of such Original Holder, after consultation with counsel, the payment of dividends pursuant to the first paragraph of this
Section 2(b) would result in such Original Holder acquiring control of the Company or being subject to a rebuttable presumption of control of the Company, in each case as set forth at 12 C.F.R. Part 574 or any successor thereto. For purposes hereof, "Affiliate" shall have the meaning set forth in Rule 405 under the Securities Act of 1933, as amended, or any successor thereto.

     (c) PRIORITY AS TO DIVIDENDS. No full dividends shall be declared or paid or set apart for payment on any class or series of stock ranking, as to dividends, on a parity with or junior to the

Series A Preferred Stock for any period unless full dividends on all outstanding shares of Series A Preferred Stock for all past Dividend Periods and for the then-current Dividend Period shall have been or contemporaneously are declared and paid (or declared and a sum sufficient for the payment thereof set apart for such payment). When dividends are not paid in full (or declared and a sum sufficient for such full payment so set apart) upon the Series A Preferred Stock and any other Preferred Stock ranking on a parity as to dividends with the Series A Preferred Stock, all dividends declared upon shares of Series A Preferred Stock and any other Preferred Stock ranking on a parity as to dividends shall be declared pro rata with respect thereto, so that in all cases the amount of dividends declared per share on the Series A Preferred Stock and such other Preferred Stock shall bear to each other the same ratio that accrued dividends for the then-current Dividend Period per share on the shares of Series A Preferred Stock (including any accumulation in respect of unpaid dividends from prior Dividend Periods) and accrued dividends, including accumulations, if any, on such other Preferred Stock, bear to each other.

     Full dividends on the Series A Preferred Stock must be declared and paid or set apart for payment for all past Dividend Periods and for the then-current Dividend Period before (i) any cash dividend or other distribution (other than in Common Stock or other Junior Stock) shall be declared or paid or set aside for payment upon the Common Stock or any other Junior Stock, (ii) any Common Stock or any other Junior Stock is redeemed, purchased or otherwise acquired by the Company or any subsidiary of the Company for any consideration (or any moneys are paid to or made available for a sinking fund for the redemption of any shares of any such stock) except by conversion into or exchange for Junior Stock or (iii) any Series A Preferred Stock or Parity Stock is redeemed, purchased or otherwise acquired by the Company or any subsidiary of the Company for any consideration (or any moneys are paid to or made available for a sinking fund for the redemption of any shares of any such stock) otherwise than pursuant to a pro rata offer to purchase or a concurrent redemption of all, or a pro rata portion, of the outstanding shares of Series A Preferred Stock and Parity Stock (except by conversion into or exchange for Junior Stock).

     No cash dividends shall be paid on the Series A Preferred Stock if such payment would violate the terms of any instrument governing indebtedness of the Company.

     3.   REDEMPTION.

     (a) OPTIONAL REDEMPTION. Subject to the applicable restrictions set forth in this Section 3 and applicable law, the shares of Series A Preferred Stock may be redeemed, in whole or in part, at the election of the Company, upon notice as provided in

Section 3(c), by resolution of its Board of Directors, at any time or from time to time, in cash at a redemption price equal to the per share Liquidation Preference thereof plus all accrued and unpaid dividends to (but not including) the date fixed for redemption, provided that no shares of Series A Preferred Stock may be redeemed pursuant to this Section 3(a) if such redemption would violate the terms of any instrument governing indebtedness of the Company. If less than all of the outstanding shares of Series A Preferred Stock shall be redeemed, the particular shares to be redeemed shall be allocated by the Company among the respective holders of Series A Preferred Stock pro rata, by lot or by a substantially equivalent method selected by the Board of Directors of the Company.

     (b) MANDATORY REDEMPTION. In the event of a Change in Control (as defined below), the Company shall, at the election of a holder of Series A Preferred Stock, redeem all, but not less than all, of such holder's shares of Series A Preferred Stock in cash at a redemption price equal to the per share Liquidation Preference thereof plus accrued and unpaid dividends thereon to (but not including) the date fixed for redemption, which shall be the date of consummation of the Change in Control. For purposes hereof, a Change in Control shall mean the occurrence of any of the following events after the date of issuance of the Series A Preferred Stock: (i) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the aggregate voting power of all classes of capital stock of the Company entitled to vote generally in an election of directors; (ii) the Company is merged with or into another corporation or another corporation is merged with or into the Company with the effect that immediately after such transaction the stockholders of the Company immediately prior to such transaction hold less than a majority in interest of the total voting power entitled to vote in the election of directors, managers or trustees of the entity surviving the transaction; or (iii) all or substantially all of the assets of the Company or the Hawthorne Savings, F.S.B., or any successor thereto, are sold to any person or persons (as an entirety in one transaction or a series of related transactions).

     (c) NOTICE OF REDEMPTION. In the event the Company shall redeem shares of Series A Preferred Stock, notice of such redemption shall be given by first class mail, postage prepaid, mailed not less than 30 days nor more than 60 days prior to the redemption date, to each holder of record of the shares to be redeemed at such holder's address as the same appears on the stock register of the Company; provided, however, that no failure to give such notice nor any defect therein shall affect the validity of the proceeding for the redemption of any shares of Series A Preferred

Stock to be redeemed, except as to the holder to whom the Company has failed to give said notice or except as to the holder whose notice was defective. Each such notice shall state: (i) the redemption date; (ii) the total number of shares of Series A Preferred Stock to be redeemed and the number of shares of Series A Preferred Stock to be redeemed from such holder; (iii) the redemption price; (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; (v) that dividends on the shares to be redeemed will cease to accrue upon such redemption; and
(vi) whether such redemption is being made pursuant to Section 3(b) hereof and, if so, providing for an election by each holder as to whether it chooses to have its shares of Series A Preferred Stock redeemed.

     (d) EFFECT OF REDEMPTION. If such notice of redemption shall have been so mailed, and if on or before the redemption date specified in such notice all funds necessary for such redemption shall have been set aside by the Company separate and apart from its other funds, in trust for the account of the holders of the shares so to be redeemed, so as to be and continue to be available therefor, then, on and after said redemption date, notwithstanding that any certificate for shares of the Series A Preferred Stock so called for redemption shall not have been surrendered for cancellation, the shares represented thereby so called for redemption shall be deemed to be no longer outstanding, the dividends thereon shall cease to accrue, and all rights with respect to such shares of the Series A Preferred Stock so called for redemption shall forthwith cease and terminate, except only the right of the holders thereof to receive out of the funds so set aside in trust the redemption price thereof and any accrued and unpaid dividends, but without interest, upon surrender (and endorsement or assignment for transfer, if required by the Company) of their certificates.

     (e) STATUS OF SHARES REDEEMED. Shares of Series A Preferred Stock redeemed, purchased or otherwise acquired for value by the Company, shall, after such acquisition, have the status of authorized and unissued shares of Preferred Stock and may be reissued by the Company at any time as shares of any series of Preferred Stock other than as shares of Series A Preferred Stock.

     4.   VOTING RIGHTS.

     (a) GENERAL VOTING RIGHTS. Except as expressly provided hereinafter in this Section 4, or as otherwise from time to time required by applicable law, the Series A Preferred Stock shall have no voting rights.

     (b) VOTING RIGHTS ON CERTAIN MATTERS. So long as any shares of Series A Preferred Stock shall be outstanding and unless the consent or approval of a greater number of shares shall then be required by law, without first obtaining the approval of the holders of at least two-thirds of the number of shares of the Series A Preferred Stock at the time outstanding (voting separately as a class together with the holders of shares (on a one vote per share basis) of any Parity Stock upon which like voting rights have been conferred and are exercisable ("Voting Parity
Stock")) given in person or by proxy at a meeting at which the holders of such shares shall be entitled to vote separately as a class, the Company shall not either directly or indirectly or through merger or consolidation with any other company, (i) authorize, create or issue, or increase the authorized or issued amount, of any class or series of stock ranking senior to, or on a parity with, the shares of the Series A Preferred Stock in respect of the payment of dividends or distributions upon redemption, liquidation, dissolution or winding up of the Company, or any securities convertible into such a senior or parity security, or (ii) approve any amendment to (or otherwise alter or repeal) its Certificate of Incorporation (or this resolution) so as to adversely affect the rights, powers or preferences of the Series A Preferred Stock. An amendment which increases the number of authorized shares of any class or series of Preferred Stock or authorizes the creation or issuance of other classes or series of Preferred Stock, in each case ranking junior to the Series A Preferred Stock with respect to the payment of dividends and distribution of assets upon liquidation, dissolution or winding up, or substitutes the surviving entity in a merger or consolidation for the Company, shall not be considered to be such an adverse change.

     (c) ONE VOTE PER SHARE. In connection with any matter on which holders of the Series A Preferred Stock are entitled to vote as provided in Section 4(b) above, or any matter on which the holders of the Series A Preferred Stock are entitled to vote as one class or otherwise pursuant to law or the provisions of the Certificate of Incorporation, each holder of Series A Preferred Stock shall be entitled to one vote for each share of Series A Preferred Stock held by such holder.

     5. NO SINKING FUND. No sinking fund will be established for the retirement or redemption of shares of Series A Preferred Stock.

     6.   LIQUIDATION PREFERENCE.

     (a) In the event of any liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Company, the holders of shares of Series A Preferred Stock shall be entitled to receive, out of the assets of the Company available for distribution to stockholders, an amount in cash equal to $50,000 for each share outstanding (the "Liquidation Preference"), plus an amount equal to all accrued and unpaid dividends thereon to (but not including) the date fixed for liquidation, dissolution or winding up, and no more, before any distribution shall be made to the holders of the Common Stock or any other class of stock or series thereof ranking junior to the Series A Preferred Stock with respect to the distribution of assets. If upon such voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company the net assets of the Company shall be insufficient to permit payment in full of the amounts required to be paid to the holders of the Series A Preferred Stock and to the holders of any class of stock or series thereof ranking on a parity with the Series A Preferred Stock in respect of the distribution of assets, then a pro rata portion of the full amount required to be paid upon such dissolution, liquidation or winding up shall be paid to (a) the holders of Series A Preferred Stock and (b) the holders of any class of stock or series thereof ranking on a parity with the Series A Preferred Stock in respect of the distribution of assets. Such pro rata portion shall be calculated upon the ratio that the total amount available for distribution to such holders bears to the total distribution required to be made on the Series A Preferred Stock and such parity stock.

     (b) Nothing contained in this Section 6 shall be deemed to prevent redemption of shares of the Series A Preferred Stock by the Company in the manner provided in Section 3. Neither the merger nor consolidation of the Company into or with any other company, nor the merger or consolidation of any other company into or with the Company, nor a sale, transfer or lease of all or any part of the assets of the Company, shall be deemed to be a liquidation, dissolution or winding up of the Company within the meaning of this Section 6.

     (c) Written notice of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, stating a payment date and the place where the distributable amounts shall be payable, shall be given by mail, postage prepaid, no less than 30 days prior to the payment date stated therein, to the holders of record of the Series A Preferred Stock at their respective addresses as the same shall appear on the stock register of the Company.

     IN WITNESS WHEREOF, Hawthorne Financial Corporation has caused this Certificate to be signed by Scott A. Braly, its Chief Executive Officer and President, and attested by James D. Sage, its Senior Vice President and Corporate Secretary, this ____ day of _______ 1995.

Attest:   HAWTHORNE FINANCIAL CORPORATION


_________________________________       _________________________
Name:   James D. Sage                   Name:   Scott A. Braly
Title:  Senior Vice President and       Title:  President and
          Corporate Secretary                     Chief Executive
                                                  Officer

                                                                  EXHIBIT D

     NEITHER THIS WARRANT NOR THE SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY ITS ACCEPTANCE HEREOF, AGREES FOR THE BENEFIT OF THE COMPANY THAT THIS WARRANT MAY BE OFFERED, SOLD OR OTHERWISE DISPOSED OF ONLY (1) TO THE COMPANY, (2) SO LONG AS THIS WARRANT IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER," AS DEFINED IN RULE 144A, THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE SALE OR OTHER DISPOSITION IS BEING MADE IN RELIANCE ON RULE 144A,
(3) PURSUANT TO AN EXEMPTION FROM REGISTRATION IN ACCORDANCE WITH RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (4) TO AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501 UNDER THE SECURITIES ACT ("ACCREDITED INVESTOR"), THAT IS ACQUIRING THIS WARRANT FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER ACCREDITED INVESTOR FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, IF A SIGNED CERTIFICATION LETTER (A FORM OF WHICH MAY BE OBTAINED FROM THE COMPANY) IS DELIVERED BY THE TRANSFEREE TO THE COMPANY, (5) AS OTHERWISE PROVIDED IN THE UNIT PURCHASE AGREEMENT (AS DEFINED BELOW) OR (6) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. BY PURCHASING THIS WARRANT, THE HOLDER HEREOF AGREES AND REPRESENTS FOR THE BENEFIT OF THE COMPANY THAT (A) IT IS (1) A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A OR (2) AN ACCREDITED INVESTOR ACQUIRING THIS WARRANT FOR INVESTMENT PURPOSES FOR ITS OWN ACCOUNT OR THE ACCOUNT OF ANOTHER ACCREDITED INVESTOR FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT AND (B) IT WILL NOTIFY ANY PURCHASER OF THIS WARRANT FROM IT OF THE RESALE RESTRICTIONS REFERRED TO ABOVE.

     THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO CERTAIN ADDITIONAL RESTRICTIONS ON TRANSFER CONTAINED IN SECTION 3.2 OF THE UNIT PURCHASE AGREEMENT DATED AS OF OCTOBER 10, 1995 AMONG THE COMPANY AND THE OTHER PARTIES NAMED ON THE SIGNATURE PAGES THEREOF, A COPY OF WHICH MAY BE OBTAINED FROM THE COMPANY. ANY SALE OR TRANSFER NOT IN COMPLIANCE WITH SUCH UNIT PURCHASE AGREEMENT SHALL BE NULL AND VOID.

                       VOID AFTER 5:00 P.M., PACIFIC TIME,
                              ON DECEMBER __, 2005

No. ___

                         HAWTHORNE FINANCIAL CORPORATION

               WARRANT TO PURCHASE _______ SHARES OF COMMON STOCK
                             (SUBJECT TO ADJUSTMENT)


     THIS CERTIFIES THAT, FOR VALUE RECEIVED, _______ or its registered assigns (the "Holder"), is entitled to purchase from Hawthorne Financial Corporation (the "Company"), subject to the terms and conditions set forth hereinafter, _______ fully paid and nonassessable shares of the Common Stock, $.01 par value, of the Company (the "Common Stock") at an exercise price of $2.25 per share upon surrender of this Warrant to the Company at the Company's principal office in El Segundo, California with the form of election to purchase attached to this Warrant duly completed and signed, together with payment of the exercise price by wire transfer or other payment of immediately available funds. The exercise price and the number of shares of Common Stock for which this Warrant is exercisable are subject to change or adjustment upon the occurrence of certain events as set forth below.

SECTION 1.     DURATION AND EXERCISE OF WARRANTS.

     1.1 (a) This Warrant may be exercised on or after December __, 1998 and will expire at 5:00 p.m., Pacific Time, on December __, 2005 (the "Expiration Date"), provided that, notwithstanding anything to the contrary contained herein, this Warrant may be exercised in whole or in part prior to December __, 1998 in connection with or following a Change in Control. On the Expiration Date, all rights evidenced by this Warrant shall cease and this Warrant shall become void. For purposes of this Warrant, a "Change in Control" means the occurrence of any of the following events after the date of issuance of this
Warrant: (i) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the aggregate voting power of all classes of capital stock of the Company entitled to vote generally in an election of directors; (ii) the Company is merged with or into another corporation or another corporation is merged with or into the Company with the effect that immediately after such transaction the stockholders of the Company immediately prior to such transaction hold less than a majority in interest of the total voting power entitled to vote in the election of directors, managers or trustees of the entity surviving the transaction; (iii) all or substantially all of the assets of the Company or Hawthorne Savings, F.S.B., or any successor thereto, are sold to any person or persons (as an entirety in one transaction or a series of related transactions); or (iv) the voluntary or involuntary dissolution, liquidation or winding up of the Company.

     (b) Subject to the provisions of this Warrant, the registered holder of this Warrant shall have the right to purchase from the Company (and the Company shall issue and sell to such registered holder) the number of fully paid and nonassessable shares of Common Stock set forth on the face of this Warrant (or such number of shares of Common Stock as may result from adjustments made from time to time as provided herein), at the price of $2.25 per share in lawful money of the United States of America (such exercise price per share, as adjusted from time to time as provided herein, being referred to herein as the "Exercise Price"), upon (i) surrender of this Warrant to the Company at the Company's principal office in El Segundo, California with the exercise form attached hereto duly completed and signed by the registered holder or holders thereof, and (ii) payment by wire transfer or other payment of immediately available funds, in lawful money of the United States of America, of the Exercise Price for the shares of Common Stock in respect of which this Warrant is then exercised (and any applicable transfer taxes pursuant to Section 2 hereof). Upon surrender of this Warrant, and payment of the Exercise Price as provided above, the Company shall promptly issue and cause to be delivered to or upon the written order of the registered holder of this Warrant and in such name or names as such registered holder may designate, a certificate or certificates for the number of shares of Common Stock so purchased upon the exercise of this Warrant, together with payment in respect of any fraction of a share of Common Stock issuable upon such surrender pursuant to Section 11 hereof.

     (c) The exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the Business Day (as defined in Section 17 hereof) on which the holder surrenders this Warrant to the Company and payment of the Exercise Price (and any applicable transfer taxes pursuant to Section 2 hereof) is made, and at such time the person in whose name any certificate for shares of Common Stock shall be issuable upon such exercise shall be deemed to be the record holder of such shares of Common Stock for all purposes.

     1.2 In the event that less than all of the shares of Common Stock represented by this Warrant are exercised on or prior to the Expiration Date, a new Warrant, duly executed by the Company, will be issued for the remaining number of shares of Common Stock exercisable pursuant to the Warrant so surrendered, and the Company shall deliver the required new Warrant pursuant to the provisions of this Section 1.

     1.3 The number of shares of Common Stock to be received upon the exercise of this Warrant and the Exercise Price are subject to adjustment from time to time as hereinafter set forth.

SECTION 2.     PAYMENT OF TAXES.

     The Company will pay all stamp transfer and other similar taxes payable in connection with the original issuance of this Warrant and the shares of Common Stock issuable upon exercise thereof, provided, however, that the Company shall not be required to (i) pay any such tax which may be payable in respect of any transfer involving the transfer and delivery of this Warrant or the issuance or delivery of certificates for shares of Common Stock issuable upon exercise thereof in a name other than that of the registered holder of this Warrant or
(ii) issue or deliver any certificate for shares of Common Stock upon the exercise of this Warrant until any such tax required to be paid under clause (i) shall have been paid, all such tax being payable by the holder of this Warrant at the time of surrender.

SECTION 3.     MUTILATED OR MISSING WARRANTS.

     In case this Warrant shall be mutilated, lost, stolen or destroyed, the Company will issue and deliver in exchange and substitution for and upon cancellation of, the mutilated Warrant, or in substitution for the lost, stolen or destroyed Warrant, a new Warrant of like tenor evidencing the number of shares of Common Stock purchasable upon exercise of the Warrant so mutilated, lost, stolen or destroyed, but only upon receipt of evidence satisfactory to the Company of such loss, theft or destruction of such Warrant and an indemnity, if requested, reasonably satisfactory to it. Any such new Warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.

SECTION 4.     RESERVATION OF WARRANT SHARES.

     The Company shall at all times reserve for issuance and delivery upon exercise of this Warrant such number of shares of Common Stock or other shares of capital stock of the Company as from time to time shall be issuable upon exercise of this Warrant. All such shares shall be duly authorized and, when issued upon such exercise, shall be validly issued, fully paid and nonassessable, free and clear of all liens, security interests, charges and other encumbrances and free and clear of all preemptive rights. After 5:00 p.m., Pacific Time, on the Expiration Date, no shares of Common Stock shall be subject to reservation in respect of this Warrant.

SECTION 5.     RESTRICTIONS ON TRANSFER.

     Neither this Warrant nor the shares of Common Stock issuable upon exercise thereof may be sold, transferred or otherwise disposed of, except in accordance with and subject to (i) the provisions of the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations promulgated thereunder and (ii) the applicable requirements of Section 3.2 of the Unit Purchase Agreement dated as of October 10, 1995 among the Company and the Purchasers named on the signature pages thereto (as amended, supplemented or otherwise modified from time to time, the "Unit Purchase Agreement").

SECTION 6.     RIGHTS AND LIABILITY OF WARRANT HOLDER.

     The holder of this Warrant shall not, by virtue thereof, be (i) entitled to any rights of a stockholder of the Company, either at law or in equity, and the rights of such holder are limited to those expressed herein, or (ii) subject to any liability as a stockholder of the Company.

SECTION 7.     ADJUSTMENTS OF EXERCISE PRICE AND NUMBER OF SHARES OF COMMON
STOCK.

     The Exercise Price and the number and kind of shares of Common Stock issuable upon the exercise of this Warrant will be subject to change or adjustment from time to time as follows:

     (a) Change in Common Stock. In the event the Company shall, at any time or from time to time after the date hereof, (i) issue any shares of Common Stock as a stock dividend to the holders of Common Stock (other than pursuant to Section 2(b) of the Certificate of Designations and Preferences relating to the Company's Cumulative Preferred Stock, Series A), (ii) subdivide or combine the outstanding shares of Common Stock into a greater or lesser number of shares or
(iii) issue any shares of its capital stock in a reclassification or reorganization of the Common Stock (any such issuance, subdivision, combination, reclassification or reorganization being herein called a "Change of Shares"), then (A) in the case of (i) or (ii) above, the number of shares of Common Stock that may be purchased upon the exercise of this Warrant shall be adjusted to the number of shares of Common Stock that the Holder of such Warrant would have owned or have been entitled to receive after the happening of such event had such Warrant been exercised immediately prior to the record date (or, if there is no record date, the effective date) for such event, and the Exercise Price shall be adjusted to the price (calculated to the nearest 1,000th of one cent) determined by multiplying the Exercise Price immediately prior to such event by a fraction, the numerator of which shall be the number of shares of Common Stock purchasable with this Warrant immediately prior to such event and the denominator of which shall be the number of shares of Common Stock purchasable with this Warrant after the adjustment referred to above and (B) in the case of clause (iii) above, paragraph (l) below shall apply. An adjustment made pursuant to clause (A) of this paragraph (a) shall become effective retroactively immediately after the record date in the case of such dividend and shall become effective immediately after the effective date in other cases, but any shares of Common Stock issuable solely as a result of such adjustment shall not be issued prior to the effective date of such event.

     (b) Common Stock Distribution. In the event the Company shall, at any time or from time to time after the date hereof, issue, sell or otherwise distribute (including by way of deemed distributions pursuant to paragraphs (c) and (d) below) any shares of Common Stock (other than pursuant to (A) a Change of Shares, (B) the exercise or conversion, as the case may be, of any Option, Convertible Security (each as defined in paragraph (c) below) or Warrant) or (C)
Section 6(b) of the Company's Senior Notes due 2002 (any such event, including any deemed distributions described in paragraphs (c) and (d), being herein called a "Common Stock Distribution"), for a consideration per share less than the current market price per share of Common Stock (as defined in paragraph (f) below), on the date of such Common Stock Distribution, then, effective upon such Common Stock Distribution, the Exercise Price shall be reduced to the price (calculated to the nearest 1,000th of one cent) determined by multiplying the Exercise Price in effect immediately prior to such Common Stock Distribution by a fraction, the numerator of which shall be the sum of (i) the number of shares of Common Stock outstanding (exclusive of any treasury shares) immediately prior to such Common Stock Distribution multiplied by the current market price per share of Common Stock on the date of such Common Stock Distribution, plus (ii) the consideration, if any, received by the Company upon such Common Stock Distribution, and the denominator of which shall be the product of (A) the total number of shares of Common Stock issued and outstanding immediately after such Common Stock Distribution multiplied by (B) the current market price per share of Common Stock on the date of such Common Stock Distribution.

     If any Common Stock Distribution shall require an adjustment to the Exercise Price pursuant to the foregoing provisions of this paragraph (b), including by operation of paragraph (c) or (d) below, then, effective at the time such adjustment is made, the number of shares of Common Stock purchasable upon the exercise of this Warrant shall be increased to a number determined by multiplying the number of shares so purchasable immediately prior to such Common Stock Distribution by a fraction, the numerator of which shall be the Exercise Price in effect immediately prior to such adjustment and the denominator of which shall be the Exercise Price in effect immediately after such adjustment. In computing adjustments under this paragraph, fractional interests in Common Stock shall be taken into account to the nearest 1,000th of a share.

     The provisions of this paragraph (b), including by operation of paragraph
(c) or (d) below, shall not operate to increase the Exercise Price or reduce the number of shares of Common Stock purchasable upon the exercise of this Warrant, except by operation of paragraph (j) or (k) below.

     (c) Issuance of Options. In the event the Company shall, at any time or from time to time after the date hereof, issue, sell, distribute or otherwise grant in any manner (including by assumption) any rights to subscribe for or to purchase, or any warrants or options for the purchase of, Common Stock or any stock or securities convertible into or exchangeable for Common Stock (any such rights, warrants or options being herein called "Options" and any such convertible or exchangeable stock or securities being herein called "Convertible Securities"), whether or not such Options or the rights to convert or exchange such Convertible Securities are immediately exercisable, and the price per share at which Common Stock is issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities (determined by dividing
(i) the aggregate amount, if any, received or receivable by the Company as consideration for the issuance, sale, distribution or granting of such Options, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the exercise of all such Options, plus, in the case of Options to acquire Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the conversion or exchange of all such Convertible Securities, by (ii) the total maximum number of shares of Common Stock issuable upon the exercise of all such Options) shall be less than the current market price per share of Common Stock on the date of the issuance, sale, distribution or granting of such Options, then, for the purposes of paragraph (b) above, the total maximum number of shares of Common Stock issuable upon the exercise of all such Options or upon the conversion or exchange of the total maximum amount of the Convertible Securities issuable upon the exercise of all such Options shall be deemed to have been issued as of the date of the issuance, sale, distribution or granting of such Options and thereafter shall be deemed to be outstanding and the Company shall be deemed to have received as consideration such price per share, determined as provided above, therefor. Except as otherwise provided in paragraphs (j) and (k) below, no additional adjustment of the Exercise Price shall be made upon the actual exercise of such Options or upon conversion or exchange of the Convertible Securities issuable upon the exercise of such Options. If the minimum and maximum numbers or amounts referred to in this paragraph (c) or in paragraph (d) below cannot be calculated with certainty as of the date of the required adjustment, such numbers and amounts shall be determined in good faith by the Board of Directors of the Company.

     (d) Issuance of Convertible Securities. In the event the Company shall, at any time or from time to time after the date hereof, issue, sell or otherwise distribute (including by assumption) any Convertible Securities (other than upon the exercise of any Option), whether or not the rights to convert or exchange such Convertible Securities are immediately exercisable, and the price per share at which Common Stock is issuable upon the conversion or exchange of such Convertible Securities (determined by dividing (i) the aggregate amount, if any, received or receivable by the Company as consideration for the issuance, sale or distribution of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange of all such Convertible Securities, by (ii) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the current market price per share of Common Stock on the date of such issuance, sale or distribution, then, for the purposes of paragraph (b) above, the total number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities shall be deemed to have been issued as of the date of the issuance, sale or distribution of such Convertible Securities and thereafter shall be deemed to be outstanding and the Company shall be deemed to have received as consideration such price per share, determined as provided above, therefor. Except as otherwise provided in paragraphs (j) and (k) below, no additional adjustment of the Exercise
Price shall be made upon the actual conversion or exchange of such Convertible Securities.

     (e) Dividends and Distributions. In the event the Company shall, at any time or from time to time after the date hereof, distribute to the holders of Common Stock any dividend or other distribution of cash, evidences of its indebtedness, other securities or other properties or assets (in each case other than (i) dividends payable in Common Stock, Options or Convertible Securities and (ii) any cash dividend declared and paid pursuant to a regular quarterly dividend policy of the Company), or any options, warrants or other rights to subscribe for or purchase any of the foregoing, then (A) the Exercise Price shall be decreased to a price determined by multiplying the Exercise Price then in effect by a fraction, the numerator of which shall be the current market price per share of Common Stock on the record date for such distribution less the sum of (X) the cash portion, if any, of such distribution per share of Common Stock outstanding (exclusive of any treasury shares) plus (Y) the then fair market value (as determined in good faith by the Board of Directors of the Company) per share of Common Stock issued and outstanding on the record date for such distribution of that portion, if any, of such distribution consisting of evidences of indebtedness, other securities, properties, assets, options, warrants or subscription or purchase rights, and the denominator of which shall be such current market price per share of Common Stock and (B) the number of shares of Common Stock purchasable upon the exercise of this Warrant shall be increased to a number determined by multiplying the number of shares of Common Stock so purchasable immediately prior to the record date for such distribution by a fraction, the numerator of which shall be the Exercise Price in effect immediately prior to the adjustment required by clause (A) of this sentence and the denominator of which shall be the Exercise Price in effect immediately after such adjustment. The adjustments required by this paragraph (e) shall be made whenever any such distribution is made and shall be retroactive to the record date for the determination of stockholders entitled to receive such distribution.

     (f) Current Market Price. For the purpose of any computation under paragraphs (b), (c), (d) and (e) of this Section 7, the current market price per share of Common Stock at any date shall be the average of the daily closing prices for the shorter of (i) the 20 consecutive trading days ending on the last full trading day on the exchange or market specified in the second succeeding sentence, prior to the Time of Determination and (ii) the period commencing on the date next succeeding the first public announcement of the issuance, sale, distribution or granting in question through such last full trading day prior to the Time of Determination. The term "Time of Determination" as used herein shall be the time and date of the earlier to occur of (A) the date as of which the current market price is to be computed and (B) the last full trading day on such exchange or market before the commencement of "ex-dividend" trading in the Common Stock relating to the event giving rise to the adjustment required by paragraph (b), (c), (d) or (e). The closing price for any day shall be the last reported sale price regular way or, in case no such reported sale takes place on such day, the average of the closing bid and asked prices regular way for such day, in each case (1) on the principal national securities exchange on which the shares of Common Stock are listed or to which such shares are admitted to trading or (2) if the Common Stock is not listed or admitted to trading on a national securities exchange, in the over-the-counter market as reported by the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") or any comparable system or (3) if the Common Stock is not listed on NASDAQ or a comparable system, as furnished by two members of the National Association of Securities Dealers, Inc. ("NASD") selected from time to time in good faith by the Board of Directors of the Company for that purpose. In the absence of all of the foregoing, or if for any other reason the current market price per share cannot be determined pursuant to the foregoing provisions of this paragraph (f), the current market price per share shall be the fair market value thereof as determined in good faith by the Board of Directors of the Company.

     (g) Certain Distributions. If the Company shall pay a dividend or make any other distribution payable in Options or Convertible Securities, then, for purposes of paragraph (b) above (including dividends or distributions by operation of paragraph (c) or (d) above, as the case may be), such Options or Convertible

Securities shall be deemed to have been issued or sold without consideration except for such amounts of consideration as shall have been deemed to have been received by the Company pursuant to paragraphs (c) or (d) above, as, appropriate.

     (h) Consideration Received. If any shares of Common Stock shall be issued and sold in an underwritten public offering, the consideration received by the Company for such shares of Common Stock shall be deemed to include the underwriting discounts and commissions realized by the underwriters of such public offering. If any shares of Common Stock, Options or Convertible Securities shall be issued, sold or distributed for a consideration other than cash, the amount of the consideration other than cash received by the Company in respect thereof shall be deemed to be the then fair market value of such consideration (as determined in good faith by the Board of Directors of the Company). If any Options shall be issued in connection with the issuance and sale of other securities of the Company, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued, sold or distributed for such amount of consideration as shall be allocated to such Options in good faith by the Board of Directors of the Company.

     (i) Deferral of Certain Adjustments. No adjustments to the Exercise Price (including the related adjustment to the number of shares of Common Stock purchasable upon the exercise of this Warrant) shall be required hereunder unless such adjustment, together with other adjustments carried forward as provided below, would result in an increase or decrease of at least one percent of the Exercise Price; provided, however, that any adjustment which by reason of this paragraph (i) is not required to be made shall be carried forward and taken into account in any subsequent adjustment.

     (j) Changes in Options and Convertible Securities. If the exercise price provided for in any Options referred to in paragraph (c) above, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in paragraph (c) or (d) above, or the rate at which any Convertible Securities referred to in paragraph (c) or (d) above are convertible into or exchangeable for Common Stock shall change at any time (other than under or by reason of provisions designed to protect against dilution upon an event which results in a related adjustment pursuant to this
Section 7), the Exercise Price then in effect and the number of shares of Common Stock purchasable upon the exercise of this Warrant shall forthwith be readjusted (effective only with respect to any exercise of this Warrant after such readjustment) to the Exercise Price and number of shares of Common Stock so purchasable that would then be in effect had the adjustment made upon the issuance, sale, distribution or granting of such Options or Convertible Securities been made based upon such changed purchase price, additional consideration or conversion rate, as the case may be, but only with respect to such Options and Convertible Securities as then remain outstanding.

     (k) Expiration of Options and Convertible Securities. If, at any time after any adjustment to the number of shares of Common Stock purchasable upon the exercise of this Warrant shall have been made pursuant to paragraph (c), (d) or (j) above or this paragraph (k), any Options or Convertible Securities shall have expired unexercised or, solely with respect to Options that are rights ("Rights"), are redeemed, the number of such shares so purchasable shall, upon such expiration or such redemption, be readjusted and shall thereafter be such as they would have been had they been originally adjusted (or had the original adjustment not been required, as the case may be) as if (i) the only shares of Common Stock deemed to have been issued in connection with such Options or Convertible Securities were the shares of Common Stock, if any, actually issued or sold upon the exercise of such Options or Convertible Securities and (ii) such shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise plus the aggregate consideration, if any, actually received by the Company for the issuance, sale, distribution or granting of all such Options or Convertible Securities, whether or not exercised; provided, however, that (x) no such readjustment shall have the effect of decreasing the number of shares so purchasable by an amount (calculated by adjusting such decrease to account for all other adjustments made pursuant to this Section 7 following the date of the original adjustment referred to above) in excess of the amount of the adjustment initially made in respect of the issuance, sale, distribution or granting of such Options or Convertible Securities and (y) in the case of the redemption of any Rights, there shall be deemed (for the purposes of paragraph (c) above) to have been issued as of the date of such redemption for no consideration a number of shares of Common Stock equal to the aggregate consideration paid to effect such redemption divided by the current market price of the Common Stock on the date of such redemption.

     (l) Other Adjustments. In the event that at any time the Holder shall become entitled to receive any securities of the Company other than shares of Common Stock as constituted on the date of issuance of his Warrant the number of such other securities so receivable upon exercise of this Warrant and the Exercise Price applicable to such exercise shall be adjusted at such time, and shall be subject to further adjustment from time to time thereafter, in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares of Common Stock contained in this Section 7.

     (m) Excluded Transactions. Notwithstanding any provision in this Section 7 to the contrary, no adjustment shall be made pursuant to this Section 7 in respect of (i) any change in the par value of the Common Stock, (ii) the granting of any Options or the issuance of any shares of Common Stock, in either case, which would otherwise trigger an adjustment under paragraph (b) above, that may be registered on Form S-8 or any successor form under the Securities Act, to any directors, officers or employees of the Company, provided that the granting of Options or the issuance of shares of Common Stock pursuant to this clause (ii) are in the ordinary course of business and are usual and customary, or (iii) the issuance of Common Stock pursuant to any dividend reinvestment plan which provides that the price of the Common Stock purchased for plan participants from the Company will be no less than 95% of the average of the high and low sales prices of the Common Stock on the investment date or, if no trading in the Common Stock occurs on such date, the next preceding date on which trading occurred (1) on the principal national securities exchange on which the shares of Common Stock are listed or to which such shares are admitted to trading or (2) if the Common Stock is not listed or admitted to trading on a national securities exchange, in the over-the-counter market as reported by NASDAQ or any comparable system or (3) if the Common Stock is not listed on NASDAQ or a comparable system, as furnished by two members of the NASD selected from time to time in good faith by the Board of Directors of the Company for that purpose. In the absence of all of the foregoing, or if for any other reason the current market price per share cannot be determined pursuant to the foregoing provisions of this paragraph, the current market price per share shall be the fair market value thereof as determined in good faith by the Board of Directors of the Company.

SECTION 8.     REORGANIZATIONS AND ASSET SALES.

     If any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provision shall be made whereby the Holder of this Warrant shall thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in this Warrant and in lieu of the shares of Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of shares of such stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby had such reorganization, reclassification, consolidation, merger or sale not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of the Holder of this Warrant to the end that the provisions hereof
(including without limitation provisions for adjustments of the Exercise
Price and of the number of shares purchasable upon the exercise of this Warrant) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof. The Company shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof the successor corporation
(if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets shall assume, by written instrument executed and mailed by first class mail, postage prepaid, to the Holder hereof at the last address of such Holder appearing on the register maintained by the Company, the obligation to deliver to such Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such Holder may be entitled to purchase.

SECTION 9.     NOTICE OF ADJUSTMENT.

     9.1 Whenever the number of shares of Common Stock or other stock or property issuable upon the exercise of this Warrant is adjusted, as herein provided, the Company shall promptly mail by first class mail, postage prepaid, to the Holder at the last address of such Holder appearing on the register maintained by the Company, notice of such adjustment or adjustments. In addition, the Company at its sole expense shall within 90 calendar days following the end of each fiscal year of the Company during which this Warrant remains outstanding and an adjustment has occurred, and promptly upon the request of the Holder of this Warrant in connection with the exercise thereof, cause to be delivered to the Holder a certificate of a firm of independent public accountants selected by the Board of Directors of the Company (which may be the regular accountants employed by the Company) setting forth the number of shares of Common Stock or other stock or property issuable upon the exercise of this Warrant after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made.

     9.2 If at any time after the date of issuance of this Warrant and ending on December __, 1998, the Company enters into an agreement providing for a Change in Control or otherwise becomes aware of the occurrence of a Change in Control not directly or indirectly resulting from actions taken by it, then the Company will cause to be mailed by first class mail, postage prepaid, to the Holder at the last address of such Holder appearing on the register maintained by the Company, as soon as practicable and in any event within 20 days thereafter, a notice describing any such agreement or the occurrence of such a Change in Control, and stating the anticipated effective date of the Change in Control if it has not yet occurred or, if it has occurred, the effective date thereof.

SECTION 10.    STATEMENT OF WARRANTS.

     This Warrant may continue to express the same number and kind of shares which may be purchased upon exercise hereof as are stated in the Warrant initially issued pursuant to the Unit Purchase Agreement or any substitute Warrant issued therefor, notwithstanding any adjustment in the Exercise Price and/or in the number or kind of shares issuable upon exercise of this Warrant. In the event of any such adjustment, the Company will, at its expense, promptly upon the Holder's surrender of this Warrant to the Company, execute a new Warrant or Warrants stating the Exercise Price and the number and kind of shares issuable upon exercise of this Warrant.

SECTION 11.    FRACTIONAL INTEREST.

     The Company shall not be required to issue fractional shares of Common Stock on the exercise of this Warrant. If more than one Warrant shall be presented for exercise at the same time by the Holder, the number of full shares of Common Stock which shall be issuable upon such exercise shall be computed on the basis of the aggregate number of shares of Common Stock acquirable on exercise of the Warrants so presented. If any fraction of a share of Common Stock would, except for the provisions of this Section 11, be issuable on the exercise of any Warrant (or specified portion thereof), the Company shall pay an amount in cash calculated by it to be equal to the then current market price per share multiplied by such fraction computed to the nearest whole cent. The Holder by his acceptance of this Warrant expressly waives any and all rights to receive any fraction of a share of Common Stock or a stock certificate representing a fraction of a share of Common Stock.

SECTION 12.    ENTIRE AGREEMENT.

     This Warrant, the Unit Purchase Agreement and the Related Agreements (as defined in the Unit Purchase Agreement) constitute the full and entire understanding and agreement among the parties with regard to the subject matter hereof and no party shall be liable or bound to any other party in any manner by any representations, warranties, covenants or agreements except as specifically set forth herein or therein.

SECTION 13.    SUCCESSORS AND ASSIGNS.

     13.1 All covenants and provisions of this Warrant by or for the benefit of the Company or the holder of this Warrant shall bind and inure to the benefit of their respective successors, assigns, heirs and personal representatives.

     13.2 Subject to the requirements of Section 6 of this Warrant, this Warrant is assignable, in whole or in part, without charge to the holder hereof upon surrender of this Warrant with a properly executed assignment at the principal office of the Company. Upon any partial assignment, the Company will at its expense issue and deliver to the holder hereof a new Warrant of like tenor, in the name of the holder hereof, which shall be exercisable for such number of shares of Common Stock (or any shares of stock or other securities at the time issuable upon exercise of this Warrant) which were not so assigned. Except as provided in this Section 13.2, this Warrant may not be assigned or transferred.

SECTION 14.    TERMINATION.

     This Warrant shall terminate at 5:00 p.m., Pacific Time, on the Expiration Date or upon such earlier date on which all of this Warrant has been exercised.

SECTION 15.    HEADINGS.

     The headings of sections of this Warrant have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.


SECTION 16.    AMENDMENTS.

     This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the Company and the holder of this Warrant.

SECTION 17.    NOTICES.

     All notices, demands and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telex, telecopier, or air courier guaranteeing overnight delivery:

          (a) if to the holder of this Warrant, at the address set forth on the register of the Warrants maintained by the Company, or at such other address as the holder of this Warrant shall have furnished to the Company in writing;

          (b) if to the Company, initially at 2381 Rosecrans Avenue, El Segundo, California 90245, and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 17.

     All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being sent by certified mail, return receipt requested, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied; and on the next Business Day if timely delivered to an air courier guaranteeing overnight delivery. For purposes of this Warrant, a "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in the State of California are authorized by law to close.

SECTION 18.    BENEFITS OF THIS WARRANT.

     Nothing in this Warrant shall be construed to give to any person or corporation, other than the Company and the registered holder of this Warrant, any legal or equitable right, remedy or claim under this Warrant, it being intended that this Warrant shall be for the sole and exclusive benefit of the Company and the registered holder thereof.

SECTION 19.    GOVERNING LAW.

     This Warrant shall be governed by and construed in accordance with the laws of the State of Delaware.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officers.


Dated:  December __, 1995          HAWTHORNE FINANCIAL CORPORATION



                              By:  _______________________________
______________________             Name:  Scott A. Braly
                                   Title:  President and Chief
Executive Officer


Attest:



By:  __________________________________________________________
     Name:  James D. Sage
     Title:  Senior Vice President and
            Corporate Secretary

                              ELECTION TO PURCHASE

                                DATED:  ________

     The undersigned hereby irrevocably exercises this Warrant to purchase _______ shares of Common Stock and herewith makes payment of $_______ in payment of the Exercise Price thereof on the terms and conditions specified in this Warrant, surrenders this Warrant and all right, title and interest herein to the Company and directs that the shares of Common Stock deliverable upon the exercise of this Warrant be registered in the name and at the address specified below and delivered thereto.


Name:  _________________________________________________________________________
                                     (Please Print)

Address:  ______________________________________________________________________


City, State and Zip Code:  _____________________________________________________


If such number of shares of Common Stock is less than the aggregate number of shares of Common Stock purchasable hereunder, the undersigned requests that a new Warrant representing the balance of such shares of Common Stock be registered in the name and at the address specified below and delivered thereto.


Name: __________________________________________________________________________
                                     (Please Print)

Address:  ______________________________________________________________________


City, State and Zip Code:  _____________________________________________________


Taxpayer Identification or Social Security Number:  ____________________________

     Signature:  _______________________________________________________________


Note: The above signature must correspond with the name as written upon the face of this Warrant in every particular, without alteration or enlargement or any change whatsoever.

                                                                  EXHIBIT E

                               SECURITY AGREEMENT


     Security Agreement (the "Agreement"), dated as of _______ __, 1995, by and among Hawthorne Financial Corporation, a Delaware corporation (the "Issuer"), and the holders of record as of the date hereof of the Senior Notes due 2000 of the Issuer (the "Senior Notes"), as set forth on the signature pages hereto (collectively, the "Secured Parties").


                                   WITNESSETH:


     WHEREAS, the Issuer and the Secured Parties have entered into a Unit Purchase Agreement dated as of October 10, 1995 which provides for the issuance and sale by the Issuer of securities of the Issuer, including the Senior Notes; and

     WHEREAS, pursuant to Section 1(b) of the Senior Notes, the Issuer has agreed to establish and maintain a segregated account (the "Interest Reserve Account") to provide a source of funds, to the extent necessary, to pay interest due from time to time on the Senior Notes; and

     WHEREAS, pursuant to Section 4(j) of the Senior Notes, the Issuer has covenanted to create, maintain and perfect in favor of the Secured Parties a first priority security interest in the Interest Reserve Account;

     NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

     1.   GRANT OF SECURITY INTEREST.

     (a) In order to secure the Issuer's obligations to make timely payments of interest and principal in accordance with the terms of the Senior Notes, the Issuer hereby grants to the Secured Parties, for the ratable benefit of the Secured Parties, continuing security interests (the "Security Interests") in and to all of the Issuer's right, title and interest, in and to the following property, whether now owned or existing or hereafter acquired or arising and regardless of where located (collectively, the "Collateral"):

          (i) deposit account number _______ at _______, a _________ bank (the "Bank"), pursuant to the terms of the Senior Notes, including, without limitation, any funds on deposit therein and the interest earned thereon (subject to the provisions of Section 3 hereof) (the "Account");

          (ii) any Permitted Investments (as defined in Section 1(b)) held by the Bank and made with funds on deposit in the Account and the interest earned thereon (subject to the provisions of Section 3 hereof);

          (iii) all replacements of, accessions to, and substitutions for, any of the foregoing Collateral;

          (iv)  all proceeds and products of any of the foregoing Collateral;
     and

          (v) all ledger sheets, files, records, documents and instruments (including, without limitation, computer programs, tapes, printouts, discs and other computer materials and related electronic data processing software) maintained by the Company and/or the Bank and evidencing an interest in or otherwise pertaining to any of the Collateral.

     (b) For purposes of this Agreement, "Permitted Investments" shall mean one or more of the following types of investments which are made by the Bank with funds on deposit in the Account in accordance with the terms of this Agreement:

          (i) interest-bearing deposit accounts of any "insured depository institution," as defined in Section 3(c) of the Federal Deposit Insurance Act, as amended;

          (ii) direct obligations of, or obligations the principal and interest on which are unconditionally guaranteed by, the United States of America or any agency or instrumentality thereof;

          (iii) obligations of any corporate issuer which are rated in one of the two highest rating categories of any nationally recognized statistical rating organization;

          (iv) repurchase agreements with banks, brokers or dealers involving any of the foregoing types of securities; or

          (v)   money market mutual funds;

provided that, notwithstanding anything to the contrary contained herein, Permitted Investments shall not include any of the foregoing investments to the extent that any such investment, in the good faith business judgment of the Board of Directors of the Issuer, involves at the time of acquisition or thereafter a reasonable likelihood of a loss of principal. Permitted Investments may be purchased by the Bank only upon the written direction of the Issuer and pursuant to such arrangements as may be agreed to by the Issuer and the Bank to ensure the validity of any such direction by the Issuer and that any such direction is authorized by the terms of this Agreement. Any Permitted Investments shall be segregated and held by the Bank for the benefit of the Secured Parties in accordance with the terms of this Agreement.

     (c) Each provision of this Agreement referencing or otherwise related to the Account or the Permitted Investments (including, without limitation, Sections 2(a) and 3 hereof) shall apply to and be binding upon the Issuer with respect to any other deposit account or Permitted Investments which constitutes all or part of the Collateral (including by way of replacement or substitution therefor or successive replacements or substitutions thereof).

     2.   PERFECTION, REPRESENTATIONS AND COVENANTS.

     (a) In order to perfect the Secured Parties' Security Interests in the Collateral, the Issuer agrees that no later than the time the Account is established, it will notify the Bank in writing of Secured Parties' Security Interests in the Account and any Permitted Investments and obtain from the Bank written confirmation that the Bank (i) has not received notice of any other Lien or claim on the Collateral, (ii) does not itself have any Lien or other claim on the Collateral, (iii) waives any right of offset which it may have under applicable law against the Collateral in the future and (iv) holds the Collateral as agent for the benefit of the Secured Parties in accordance with the terms of this Agreement.

     (b) The Issuer hereby warrants and covenants that the chief executive office and principal place of business of the Issuer is located at 2381 Rosecrans Avenue, El Segundo, California 90245 and the Issuer's records concerning the Collateral will at all times be kept at such address. The Issuer agrees that it will not change such chief executive office or principal place of business or remove records without at least 30 Business Days' prior written notice to each of the Secured Parties.

     (c) The Issuer hereby represents and warrants that the Issuer's correct corporate name is Hawthorne Financial Corporation. The Issuer agrees that it will not change its name, identity or structure in any manner or use any fictitious name which might make any financing statement or continuation statement or other instrument or document filed hereunder misleading in any respect without the prior written consent of each of the Secured Parties.

     (d) The Issuer agrees to keep and maintain, at its own expense, complete and accurate records of the Collateral (including, without limitation, records in accordance with the provisions of the Senior Notes) and mark such records in such manner as the Secured Parties may reasonably request in order to reflect the Security Interests.

     3.   ACCOUNT BALANCES, WITHDRAWALS.

     (a) The balance from time to time in the Account and the Permitted Investments (not including any amounts or assets in excess of the aggregate amount of funds and fair market value of Permitted Investments then required to be maintained pursuant to the Senior Notes) shall constitute part of the Collateral hereunder and shall not constitute payment of the Senior Notes until applied as hereinafter provided.

     (b)  The Issuer covenants not to (i) withdraw funds from the Account or
(ii) sell, transfer or otherwise dispose of any Permitted Investment (other than to reinvest the proceeds therefrom in additional Permitted Investments or to place such funds on deposit in the Account) except in each case to make payments pro rata on all of the outstanding Senior Notes, provided, however, that if on any Interest Payment Date (as defined in the Senior Notes) the amount of funds in the Account and the fair market value of Permitted Investments shall exceed the amount required to be maintained therein pursuant to the Senior Notes, the Issuer shall be entitled to withdraw all or any portion of such excess. For purposes hereof, the fair market value of Permitted Investments on any date shall be as reasonably and in good faith determined by the Board of Directors of the Issuer.

     (c) If any Secured Party exercises its right to withdraw funds from the Account pursuant to Section 6 hereof, the Issuer shall cause to be distributed, as promptly as practicable, to the other Secured Parties their respective pro rata share of funds in the Account unless the Issuer shall have received contrary instructions from such other Secured Parties. The Issuer agrees to promptly deliver a copy of any such contrary notification which it receives from any Secured Party to each other Secured Party and the Bank.

     4.   NO OTHER LIENS.

     (a) The Issuer represents that the Security Interests in the Collateral granted to the Secured Parties to secure the Senior Notes pursuant to this Agreement when created will be at all times a perfected and valid first-priority security interest in and to the Collateral, with priority over the rights of every other Person in the Collateral, and that the Collateral is free, clear and unencumbered by any Liens in favor of any Person other than the Liens granted pursuant to this Agreement to the Secured Parties, and the Issuer covenants to maintain the Collateral free, clear and unencumbered by any Liens in favor of any Person other than Liens granted pursuant to this Agreement to the Secured Parties.

     (b) The Issuer will not create, permit or suffer to exist any Liens (other than the Security Interests) on the Collateral. The Issuer will forever defend the right, title and interest of the Secured Parties in and to the Issuer's rights to the Collateral against every Person whatsoever and take all such other reasonable action as is necessary to remove any Lien (other than the Security Interests) on the Collateral.

     (c) The Issuer will advise the Secured Parties promptly, in reasonable detail, of any Lien (other than the Security Interests) or claim made or asserted against any of the Collateral or the occurrence of any other event which might have a material adverse effect on the Collateral or the Security Interests.

     (d) The Secured Parties shall not be required to take any steps necessary to preserve any rights against any other Person to any of the Collateral.

     5.   FURTHER ASSURANCES.

     The Issuer shall at any time or times hereafter, at its expense and in a timely manner, properly prepare, execute, deliver, file or record any statement, assignment, conveyance, instrument, document, agreement or other paper and take any other action (including any filings of financing and continuation statements under the Uniform Commercial Code in effect in any applicable jurisdiction) that from time to time may be necessary or desirable, or that the Secured Parties may reasonably request, in form and substance satisfactory to the Secured Parties, to create, preserve, perfect, maintain, confirm or validate the Security Interests as perfected first-priority security interests in the Collateral and in order to consummate fully all of the transactions contemplated under this Agreement, or in order to enable the Secured Parties to obtain the full benefits of this Agreement and to exercise and enforce any of their rights, powers and remedies hereunder with respect to any of the Collateral.

     6.   REMEDIES ON DEFAULT.

     (a) If (i) the Issuer shall fail to make any payment due under the Senior Notes and such payment default is not cured within the applicable cure period for a default in payments provided by Section 5 of the Senior Notes or (ii) a Secured Party shall have accelerated the Senior Notes (collectively, an "Event of Default"):

          (1) the Secured Parties shall have all of the rights and remedies of a secured party under the Uniform Commercial Code of the State of California and any other applicable jurisdiction, including without limitation, the right, to the maximum extent permitted by law, to exercise all voting, consensual and other rights of ownership pertaining to the Collateral as if the Secured Parties were the absolute and sole owners thereof, including, without limitation, the withdrawal of funds from the Account to satisfy the Senior Notes in accordance with Section 6(b) hereof;

          (2) the Issuer, at the request of the Secured Parties, shall assemble the Collateral at such place or places, reasonably convenient to the Secured Parties;

          (3) the Secured Parties, in their respective discretion may, in their respective names or in the name of the Issuer or otherwise, demand, sue for or collect or receive any money or property at any time payable or receivable, on account of or in exchange for any of the Collateral, but shall be under no obligation to do so; and

          (4) the Secured Parties may take any of the other actions described in Section 7(b) hereof.

     (b) Prior to exercising any rights over the Collateral, a Secured Party shall give three Business Days' prior written notice to the Issuer, who shall give written notice thereof to the other Secured Parties and the Bank within three Business Days of receipt of such notice. Promptly following receipt of such notice from the Issuer, and subject to any notice to the Issuer which may be required by applicable law, the Bank shall sell, redeem or otherwise convert any Permitted Investments to cash and place such cash on deposit in the Account. The Issuer hereby agrees to cooperate with the Bank and to take any action which may be necessary or desirable to effect any such sale, redemption or other conversion. After the Permitted Investments have been converted to cash, a Secured Party shall have the right to withdraw funds from the Account, provided that no Secured Party shall have the right to withdraw more than its pro rata portion of the funds in the Account, in the same ratio to the aggregate amount of funds in the Account as the amount of outstanding principal and interest outstanding on the Senior Notes held by any such Secured Party bears to the aggregate amount of principal and interest outstanding on all Senior Notes held by all holders of record of the Senior Notes, and only to the extent of amounts then owed to it.

     (c) The Issuer agrees to take all such action as may be appropriate to give effect to the rights of the Secured Parties set forth in this Section 6 and in Section 7 hereof.

     7.   ADDITIONAL REMEDIES.

     (a) No right, power or remedy set forth herein is exclusive of any other available rights, powers, or remedies, but each is cumulative and in addition to every other right, power or remedy given under this Agreement or under any other agreement between the Secured Parties and the Issuer whether now or hereafter existing at law or in equity or by statute. The Secured Parties may pursue their rights, powers and remedies concurrently or in any sequence, and no exercise of one right or remedy shall be deemed to be an election to exclude the exercise of any other right or remedy. No notice to or demand on the Issuer hereunder shall, of itself, entitle the Issuer to any other or further notice or demand in the same or similar circumstances.

     (b) If an Event of Default shall have occurred and be continuing, the Secured Parties may take action in accordance with this Agreement. The Secured Parties may retain or sell, assign, transfer and deliver the whole or, from time to time, any part of the Collateral at public or private sale, for cash, upon credit or for other property, for immediate or future delivery, and for such price or prices and on such other terms as are satisfactory to the Secured Parties (in their discretion). Upon consummation of any such sale, the Secured Parties shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the

Collateral so sold. Each such purchaser at any such sale shall purchase and thereafter hold the property sold absolutely free from any claim or right on the part of the Issuer, and the Issuer hereby waives (to the full extent permitted by law) all rights or equity of redemption, or any rights of stay or appraisal which the Issuer now has or may at any time in the future have or claim under any rule of law or statute now existing or hereafter enacted. The Secured Parties shall give the Issuer five Business Days' written notice (which the Issuer agrees shall be deemed to be reasonable notification within the meaning of Section 9-504(3) of the Uniform Commercial Code of the State of California) of the Secured Parties' intention to make any such public or private sale. Any such sale shall be held at such time or times and at such place or places as the Secured Parties may fix. At any such sale, the Collateral, or portion thereof to be sold, may be sold as an entirety or in separate portions, as the Secured Parties may, in their discretion, determine. The Secured Parties shall not be obligated to make any sale of the Collateral if they shall determine not to do so, regardless of the fact that notice of sale of the Collateral may have been given. The Secured Parties may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case sale of all or any part of the Collateral is made on credit or for future delivery, Collateral so sold may be retained by the Secured Parties until the sale price is paid by the purchaser or purchasers thereof, but the Secured Parties shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, the Collateral may be sold again upon like notice. As an alternative to exercising the power of sale herein conferred upon it, the Secured Parties may proceed by suit or suits at law or in equity to foreclose this Agreement and sell the Collateral or any portion thereof pursuant to judgment or decree of a court or courts having competent jurisdiction.

     (c) Regardless of whether or not there shall have occurred or be continuing any Event of Default, the Secured Parties may institute and maintain or cause in the name of the Issuer or of the Secured Parties, or any combination thereof, to be instituted and maintained, such suits and proceedings as the Secured Parties may be advised by counsel shall be reasonably necessary or expedient to prevent any impairment of the Collateral.

     8.   SECURED PARTIES APPOINTED ATTORNEY-IN-FACT.

     The Issuer hereby constitutes and appoints the Secured Parties as its attorney-in-fact for the purpose of carrying out the provisions, but subject to the terms and conditions, of this Agreement and taking any action and executing any instrument that the Secured Parties may deem necessary or advisable to accomplish the purposes hereof, which appointments are irrevocable and coupled with interests. Without limiting the generality of the foregoing, but subject to the terms and conditions of this Agreement, upon an Event of Default, subject to Section 6 hereof, each of the Secured Parties shall have the right, with full power of substitution, either in the Secured Parties' name or in the name of the Issuer, to ask for, demand, sue for, collect, receive and give acquittance for any and all monies due or to become due under or by virtue of the Collateral, to endorse checks, drafts, orders and other instruments for the payment of money payable to the Issuer, representing any distribution payable in respect of the Collateral or any part thereof or on account thereof and to give full discharge for the same to settle, compromise, prosecute or defend any action, claim or proceeding with respect thereto, and to sell, assign, pledge, transfer and make any agreement respecting, or otherwise deal with, the same; provided, however, that, nothing herein contained shall be construed as requiring or obligating the Secured Parties to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by it, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the monies due or to become due in respect thereof or any property covered thereby, and no action taken or omitted to be taken by the Secured Parties with respect to the Collateral or any part thereof shall give rise to any defense, counterclaim or right of offset in favor of the Issuer or to any claim or right of action against the Secured Parties, except to the extent that the Secured Parties' actions are taken or omitted to be taken with negligence or bad faith or constitute willful misconduct.

     9.   PURCHASE OF THE COLLATERAL BY SECURED PARTIES.

     At any sale of the Collateral, whether pursuant to power of sale or otherwise hereunder, the Secured Parties may, to the extent permitted by applicable law, bid for and purchase, free from any right or equity of redemption, or any right of stay or appraisal (all such rights or equities being hereby waived and released by the Issuer to the extent permitted by law), the Collateral or any part thereof or any interest therein, and upon compliance with the terms of such sale may hold, retain, exploit, resell or otherwise dispose of such property without further accountability to the Issuer for the proceeds of such sale. The Issuer will execute and deliver, or cause to be executed and delivered, such instruments, endorsements, assignments, waivers, certificates and other documents and take such further action as the Secured Parties shall request in connection with any such sale.

     10.  WAIVER OF CLAIMS.

     Except as otherwise provided in this Agreement, THE ISSUER HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, NOTICE OF JUDICIAL HEARING IN CONNECTION WITH ANY OF THE SECURED PARTIES TAKING POSSESSION OR DISPOSITION OF ANY OF THE COLLATERAL, INCLUDING, WITHOUT LIMITATION, ANY AND ALL PRIOR NOTICES AND HEARINGS FOR ANY PREJUDGMENT REMEDY OR REMEDIES AND ANY SUCH RIGHT THAT THE ISSUER WOULD OTHERWISE HAVE UNDER THE CONSTITUTION OR ANY STATUTE OF THE UNITED STATES OR ANY STATE, and, to the full extent permitted by applicable law, the Issuer hereby further waives:

          (a) all damages occasioned by such taking of possession except any damages which are the direct result of the Secured Parties' negligence, bad faith or willful misconduct;

          (b) all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of the Secured Parties' rights and powers hereunder; and

          (c) all right or equity of redemption and all rights of appraisement, valuation, stay, marshalling of assets, extension or moratorium, existing at law or in equity, by statute or otherwise, now or hereafter in force, in order to prevent or delay the enforcement of this Agreement or the sale or other disposition of the Collateral or any portion thereof, and the Issuer, for itself and all who may claim under it, insofar as it now or hereafter lawfully may, hereby waives all such rights or equities.

     Any sale of, or the exercise of any options to purchase, or any other realization upon, the Collateral shall operate to divest all right, title, interest, claim and demand, at law or in equity, of the Issuer therein and thereto, and shall be a perpetual bar both at law and in equity against the Issuer and against any and all persons claiming or attempting to claim funds in the Collateral so sold, optioned or realized upon, or any part thereof, through and under the Issuer.

     11.  RELEASE OF ISSUER.

     The Secured Parties agree that the Issuer shall have no liability for any misapplication of funds withdrawn from the Account by any Secured Party and shall be considered to have discharged its obligation to each Secured Party in an amount equal to each Secured Party's pro rata portion of any amount withdrawn by any Secured Party in excess of the withdrawing Secured Party's pro rata share of the funds in the Account.

     12. INFORMATION REGARDING HOLDERS OF SENIOR NOTES; STATUS OF AND CHANGE IN BANK.

     (a) The Issuer covenants to provide any Secured Party at any time with current information regarding the names and addresses of Holders (as defined in the Senior Notes) of the Senior Notes and the aggregate outstanding amount of the Senior Notes.

     (b) The Issuer represents and warrants to each Secured Party that the Bank is not, and covenants that the Bank at all times will not be, an "Affiliate" of the Issuer, as such term is defined in Rule 405 under the Securities Act of 1933, as amended. The Issuer covenants not to change the depository institution which functions as agent on behalf of the Secured Parties pursuant to this Agreement (as defined in Section 3(a)(i) hereof) without providing the Secured Parties with not less than 15 Business Days' notice of such change and an opinion of counsel to the Issuer to the effect that (i) the Bank is not an Affiliate of the Issuer and (ii) the Secured Parties will continue to have a perfected and valid first-priority interest in and to the Collateral after any such change.

     13.  ASSIGNMENT; BINDING EFFECT.

     A Secured Party may assign its Security Interest only in connection with and to the extent of such Secured Party's assignment or transfer of Senior Notes, provided that no transferee of a Secured Party shall become a Secured Party hereunder unless such transferee shall have become a registered holder of Senior Notes. Upon request by the Issuer, such transferee shall execute a copy of this Agreement (with such conforming changes as may be necessary) and deliver it to the Issuer, who will deliver a copy thereof to the Bank and all other Secured Parties, provided that the failure of (x) such transferee to so execute or deliver a copy of this Agreement, or (y) the Issuer to so deliver a copy thereof to the Bank or any other Secured Party shall not limit or otherwise affect such transferee's rights hereunder. This Agreement shall be binding upon and inure to the benefit of the respective legal representatives, successors and assigns of the parties hereto; however, the Issuer may not assign any of its rights or delegate any of its obligations hereunder.

     14.  NO WAIVER; MODIFICATION IN WRITING.

     No failure or delay on the part of the Secured Parties in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. No provision of this Agreement may be amended, modified, supplemented, waived or terminated without the prior written consent of each Secured Party affected thereby.

     15.  COMMUNICATIONS.

     All notices, demands and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telex, telecopier, or air courier guaranteeing overnight delivery:

          (a) if to any Secured Party, at the address set forth below their names on Exhibit A to the Unit Purchase Agreement, and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 15;

          (b) if to the Issuer, initially at 2381 Rosecrans Avenue, El Segundo, California 90245, and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 15; and

          (c) if to the Bank, initially at _______, _______, California _____, and thereafter at such other address notice of which is given in accordance with the provisions of this Section 15.

     All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being sent by certified mail, return receipt requested, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied; and on the next Business Day if timely delivered to an air courier guaranteeing overnight delivery.

     16.  EXECUTION IN COUNTERPARTS.

     This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

     17.  GOVERNING LAW.

     This Agreement shall be construed in accordance with and governed by the laws of the State of California but without giving effect to applicable principles of conflicts of law to the extent that application of the law of another jurisdiction would be required thereby.

     18.  SEVERABILITY OF PROVISIONS.

     Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

     19.  HEADINGS; CAPITALIZED TERMS.

     The headings used or contained in this Agreement are for convenience of reference only and shall not modify, restrict or otherwise affect the construction of any of the terms and provisions hereof. Capitalized terms used herein without definition shall have the respective meanings assigned thereto in the Senior Notes.

     20.  ENTIRE AGREEMENT.

     This Agreement, together with the Unit Purchase Agreement and the Related Agreements, as therein defined, constitute the entire contract among the parties relative to the subject matter thereof. Any previous agreement, written or oral, among the parties, relative to the subject matter hereof is superseded by this Agreement.

     21.  ISSUER'S OBLIGATIONS ABSOLUTE.

     The liability of the Issuer under this Agreement shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by (i) any change in the time, place or manner of payment of all or any of the payment obligations or in any other term of the Senior Notes, any waiver, indulgence, renewal, extension, amendment or modification of or addition, consent or supplement to or deletion from or any other action or inaction under or in respect of the Senior Notes or any assignment or transfer thereof; (ii) any lack of validity or enforceability, in whole or in part, of the Senior Notes; (iii) any furnishing of any additional security for the Senior Notes or any acceptance thereof or any release or non-perfection of any security interests in property of a Person other than the Issuer; (iv) any limitation on any party's liability or obligations under the Senior Notes; (v) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to the Issuer, or any action taken with respect to this Agreement by any trustee or receiver, or by any court, in any such proceeding, whether or not the Issuer shall have notice or knowledge of any of the foregoing; or (vi) any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Issuer. This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of the Senior Notes is rescinded or must be otherwise be returned upon the insolvency, bankruptcy or reorganization of the Issuer, all as though such payment had not been made.

     IN WITNESS WHEREOF, the Issuer and the Secured Parties have caused this Agreement to be executed by their duly authorized officers as of the date first above written.

                              ISSUER:

                              HAWTHORNE FINANCIAL CORPORATION



                              By: _____________________________
                                  Name:   Scott A. Braly
                                  Title:  President and Chief
                                           Executive Officer


                              SECURED PARTIES:

                              [NAME]



                              By: ____________________________
                                  Name:
                                  Title:


                              [NAME]



                              By: ____________________________
                                  Name:
                                  Title:

                              [NAME]



                              By: ____________________________
                                  Name:
                                  Title:


                              [NAME]



                              By: ____________________________
                                  Name:
                                  Title:


                              [NAME]



                              By: ____________________________
                                  Name:
                                  Title:

                                                                       EXHIBIT F

                               DIRECTOR AGREEMENT


     Director Agreement (the "Agreement"), dated as of _______ __, 1995, by and among Hawthorne Financial Corporation (the "Company") a Delaware corporation, Hawthorne Savings, F.S.B. (the "Bank"), a federally-chartered savings bank, and ______ (the "Securityholder").


                                   WITNESSETH:


     WHEREAS, the Company has issued and outstanding Senior Notes due 2000, Cumulative Preferred Stock, Series A, Warrants and Common Stock; and

     WHEREAS, pursuant to the Unit Purchase Agreement pursuant to which the Securityholder acquired Senior Notes due 2000, Preferred Stock and Warrants, the Company and the Securityholder agreed to enter into this Agreement; and

     WHEREAS, the Bank has issued and outstanding 15,000 shares of common stock, all of which are owned by the Company;

     NOW, THEREFORE, in consideration of the mutual promises set forth herein, and for other valuable consideration, receipt of which is hereby acknowledged, it is mutually agreed and covenanted by and among the parties to this Agreement as follows:

     SECTION 1.     DEFINITIONS.

     "Bank Designated Director" means the person designated pursuant to
Section 3 hereof.

     "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in the State of California are authorized by law to close.

     "Cause" means fraud, dishonesty, willful misconduct or deliberate injury to the Company or the Bank or any of their subsidiaries.

     "Closing" has the meaning assigned to that term in the Unit Purchase Agreement.

     "Common Stock" means the common stock, par value $.01 per share, of the Company.

     "Company Designated Director" means the person designated pursuant to
Section 2 hereof.

     "Material Securityholder" has the meaning assigned to that term in the Unit Purchase Agreement.

     "Unit Purchase Agreement" means the Unit Purchase Agreement dated as of October 10, 1995 among the Company and the other parties named on the signature pages thereof, as amended, supplemented or otherwise modified from time to time.

     "Voting Securities" means the Common Stock and any other securities of the Company having power generally to vote for the election of directors.

     SECTION 2.     NOMINATION AND ELECTION OF THE COMPANY DESIGNATED DIRECTOR.

     2.1 (a) The Company agrees, if requested by the Securityholder, to exercise all authority under applicable law to cause one nominee designated by the Securityholder and consented to by the Board of Directors of the Company (such consent not to be unreasonably withheld) (a "Company Designated Director") to be elected to the Board of Directors of the Company as soon as practicable after the date hereof (subject to the satisfaction of any applicable regulatory requirements), to include such Company Designated Director in the slate of nominees recommended by the Board of Directors to stockholders for election as directors, and to use all practical efforts to cause the election of such slate, including such Company Designated Director, at each annual meeting of stockholders of the Company thereafter at which the term of the Company Designated Director elected to the Board of Directors of the Company pursuant to this Agreement is scheduled to expire.

          (b) Notwithstanding any other provision of this Section 2, the Company shall not be required to take any action required by this Section 2 if such action would cause the Company to be in violation of any law, regulation, order or other written requirement of the Office of Thrift Supervision, the Federal Deposit Insurance Corporation, or any successors thereto, provided that the Company and the Bank agree to promptly use their reasonable best efforts to remove any regulatory impediment to the exercise of the Securityholder's rights under this Agreement.

     2.2 The Company agrees that in the event that a Company Designated Director elected to the Board of Directors of the Company shall cease to serve as a Director for any reason while the Securityholder remains a Material Securityholder, the vacancy resulting therefrom (including a vacancy on any committee of the Board of Directors) will be filled promptly by the Board of

Directors with a substitute Company Designated Director designated by the Securityholder.

     2.3 (a) A Company Designated Director shall be an individual who shall have reasonably appropriate business or financial experience and shall have obtained all necessary regulatory approvals to serve as a Director of the Company.

          (b) Upon receiving from a Company Designated Director all necessary information, the Company agrees that it will promptly provide all necessary regulatory notice (each a "Notice") and apply for all necessary regulatory approvals (each an "Application"), with respect to the election as a Company Director of any person designated by the Securityholder as a Company Designated Director and will undertake all such action as shall be reasonably necessary to obtain such approvals or non-objection to such Notices as expeditiously as possible, provided that at the election of the Securityholder any such Notice or Application may be filed directly by the Company Designated Director to the extent permitted by applicable laws and regulations. The Securityholder agrees to use its best efforts to cause the Company Designated Director to cooperate fully in the preparation and submission of any Application or Notice, or any supplemental requests from the appropriate regulatory agency. If any regulatory authority objects, or indicates that it intends to object, to any person designated by the Securityholder as a Company Designated Director, the Company shall promptly provide notice of such objection, or intention to object, to the Securityholder and, subject to the consent of the Company Designated Director and any applicable agency confidentiality requirements, shall provide the Securityholder copies of all correspondence related to the Notice or Application. In the event that a regulatory authority objects, or indicates its intention to object, to a person designated by the Securityholder as a Company Designated Director, or if a necessary regulatory approval has not been obtained with respect to such Company Designated Director within thirty (30) days of the submission of a complete application for such approval to the appropriate regulatory authority, the Securityholder may at any time thereafter, at its option, withdraw the designation of such person as a Company Designated Director and propose another person as a Company Designated Director instead, in accordance with the procedures set forth in this Agreement.

     SECTION 3.     NOMINATION AND ELECTION OF BANK DESIGNATED DIRECTOR.

     3.1 (a) The Bank agrees, if requested by the Securityholder, to exercise all authority under applicable law to cause one nominee designated by the Securityholder and consented to by the Board of Directors of the Bank (such consent not to be unreasonably withheld) (a "Bank
Designated Director") to be elected to the Board of Directors of the Bank as soon as practicable after the date hereof (subject to the satisfaction of any applicable regulatory requirements), to include such Bank Designated Director in the slate of nominees recommended by the Board of Directors to stockholders for election as directors, and to use all practical efforts to cause the election of such Bank Designated Director, at each annual meeting of stockholders of the Bank (or by action by written consent in lieu of an annual meeting) thereafter at which the term of a Bank Designated Director elected to the Bank Board of Directors pursuant to this Agreement is scheduled to expire. Notwithstanding anything to the contrary contained in this Agreement, only a person who serves as the Company Designated Director may serve as the Bank Designated Director.

          (b) Notwithstanding any other provision of this Section 3, the Bank shall not be required to take any action required by this Section 3 if such action would cause the Bank to be in violation of any law, regulation or order or any written requirement of the Office of Thrift Supervision, the Federal Deposit Insurance Corporation, or any successors thereto, provided that the Company and the Bank agree to promptly use their reasonable best efforts to remove any regulatory impediment to the exercise of the Securityholder's rights under this Agreement.

     3.2 The Bank agrees that in the event that a Bank Designated Director elected to the Board of Directors of the Bank shall cease to serve as a Director for any reason while the Securityholder remains a Material Securityholder, the vacancy resulting therefrom will be filled promptly by the Board of Directors with a substitute Bank Designated Director, if requested by the Securityholder.

     3.3 (a) A Bank Designated Director shall be an individual who shall have reasonably appropriate business or financial experience and shall have obtained all necessary regulatory approvals to serve as a Director of the Bank.

          (b) Upon receiving from a Bank Designated Director all necessary information, the Bank agrees that it will promptly provide all necessary regulatory notices (each a "Notice") and apply for all necessary regulatory approvals (each an "Application") with respect to the election as a Bank Director of any person designated by the Securityholder as a Bank Designated Director and will undertake all such action as shall be reasonably necessary to obtain such approvals as expeditiously as possible, provided that at the election of the Securityholder any such Notice or Application may be filed directly by the Bank Designated Director to the extent permitted by applicable laws and regulations. The Securityholder agrees to use its best efforts to cause the Bank Designated Director to cooperate fully in the preparation and submission of any Application or Notice, or any supplemental requests from the appropriate regulatory agency. If any regulatory authority objects, or indicates that it intends to object, to any person designated by the Securityholder as a Bank Designated Director, the Bank shall promptly provide notice of such objection, or intention to object, to the Securityholder and, subject to the consent of the Bank Designated Director and any applicable agency confidentiality requirements, shall provide the Securityholder copies of all correspondence related to the Notice or Application. In the event that a regulatory authority objects, or indicates its intention to object, to a person designated by the Securityholder as a Bank Designated Director, or if a necessary regulatory approval has not been obtained with respect to such Bank Designated Director within thirty (30) days of the submission of a complete application for such approval to the appropriate regulatory authority, the Securityholder may at any time thereafter, at its option, withdraw the designation of such person as a Bank Designated Director and propose another person as a Bank Designated Director instead, in accordance with the procedures set forth in this Agreement.

     3.4 Notwithstanding anything contained in this Agreement to the contrary, as long as this Agreement is in effect the number of authorized directors of the Company shall be nine and the authorized number of directors of the Bank shall be not less than 15 and the Company, as the holder of all of the outstanding capital stock of the Bank, shall have the sole ability to elect such directors, except to the extent otherwise provided herein and in any other Director Agreement entered into in connection with the Unit Purchase Agreement. The Company and the Bank agree to take such action as may be required to amend the Bank's Charter and Bylaws and resolutions of the Board of Directors of the Bank and/or the Company, in its capacity as sole holder of the outstanding capital stock of the Bank, in order to effect the foregoing.

     SECTION 4.     CERTAIN COVENANTS.

     4.1 The Securityholder agrees to vote any Voting Securities held by it in favor of the election of the Company Designated Director as a director of the Company at any meeting of stockholders (or any written consent in lieu of a meeting) at which the Company Designated Director has been nominated.

     4.2 The Company hereby agrees to vote all Bank common stock held by the Company in favor of the election of the Bank Designated

Director as a director of the Bank at any meeting of stockholders (or any written consent in lieu of a meeting) at which the Bank Designated Director has been nominated (unless previously removed for Cause), and not to vote any such Bank common stock in favor of the removal of any Bank Designated Director, other than removal for Cause. The Company also agrees to use its best efforts to cause the Board of Directors of the Bank, subject to its applicable fiduciary obligations, to take all action necessary to cause the Bank to fulfill its obligations under this Agreement.

     SECTION 5. EFFECTIVENESS OF CERTAIN PROVISIONS AND RIGHTS REGARDING BOARD MEETINGS.

     5.1 Notwithstanding the requirements of Sections 2, 3 and 4 of this Agreement, none of the Company, the Bank or the Securityholder shall be required to take any action to fulfill their respective obligations thereunder unless and until the Securityholder provides the Company and the Bank notice in accordance with Section 6.6 hereof that it desires Sections 2, 3 and 4 of this Agreement to become operative, in which case the Company and the Bank shall take the actions specified in Sections 2.1 and 3.1, respectively, as soon as practicable after such notice and the Company, the Bank and the Securityholder shall otherwise fulfill their obligations thereunder.

     5.2 Unless and until Sections 2, 3 and 4 of this Agreement become operative pursuant to Section 5.1 hereof, each of the Company and the Bank agree to (i) give notice to the Securityholder of meetings of its Board of Directors, which notice shall be given in the same manner and at the same time as is given by the Company and the Bank to members of its respective Board of Directors,
(ii) provide the Securityholder with copies of all materials distributed to the members of its Board of Directors at the same time such materials are distributed by the Company and the Bank to such members and (iii) permit a representative of the Securityholder to attend and observe, but not to vote at or otherwise participate in, meetings of its Board of Directors.

     5.3  The obligations in Section 5.2 hereof are subject to the following:
(i) neither the Company nor the Bank shall be under any obligation to comply with such obligations if any objection, in general or in any particular instance, has been made by any regulatory authority with jurisdiction over the Company or the Bank, as applicable, provided that the Company or the Bank, as applicable, shall promptly advise the Securityholder of any such objection, (ii) neither the Company nor the Bank shall be under any obligation to schedule meetings of its Board of Directors at any particular time to facilitate attendance by a representative of the Securityholder or to give notice at any particular period in advance of a meeting other than to give notice prior to or at the same time as notice to any director, (iii) a failure of the Company or the Bank, as applicable, to comply with such obligations shall in no way affect the validity of any actions taken at any meeting of its Board of Directors, (iv) neither the Securityholder nor any representative of the Securityholder shall have the right to vote at or participate in (other than by attendance) any such meeting and (v) neither the Company nor the Bank will furnish any information if, based upon the advice of legal counsel, the provision of such information would result in a waiver or loss of any attorney-client privilege with respect to such information or would violate any provision of any applicable law, regulation, order or directive or policy of any governmental authority applicable to the Company, the Bank or any of the Bank's subsidiaries (the "Company Non-Disclosable Information"), provided that the Company or the Bank, as the case may be, shall have used its reasonable best efforts to obtain waivers of the relevant provisions of such law, regulation, order or directive or policy and shall provide the Securityholder with redacted versions of documents containing Company Non-Disclosable Information, to the extent permissible.

     5.4 In the event that Sections 2, 3 and 4 hereof become operative pursuant to the terms of Section 5(a) hereof, the Securityholder subsequently may render such provisions inoperative by providing notice to this effect to the Company and the Bank in accordance with Section 6.6 hereof and tendering to the Company and the Bank the written resignation of the Company Designated Director and the Bank Designated Director, respectively, in which case the provisions of Sections 5.2 and 5.3 hereof shall become operative upon the effective date of such resignations.

     SECTION 6.     MISCELLANEOUS.

     6.1 This Agreement shall terminate at such time as the Securityholder ceases to be a Material Securityholder, or solely with respect to the obligations of the Bank under this Agreement, at such time as the Company owns less than 50% of the aggregate voting power of all outstanding Bank securities.

     6.2 It is acknowledged that it will be impossible to measure in money the damages that would be suffered if the parties shall fail to comply with any of the obligations imposed on them by this Agreement and that in the event of such failure, an aggrieved person will be irreparably damaged and will not have an adequate remedy at law. Accordingly, any such person shall be entitled to injunctive relief and/or specific performance to enforce such obligations. The parties hereby designate their addresses set forth in Section 6.6 hereof as their addresses for service of process.

     6.3 No failure or delay on the part of any party in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. No waiver by the Securityholder of its rights under this Agreement with respect to any event, transaction or period of time shall, except as otherwise explicitly stated in such waiver, be applicable to any subsequent event, transaction or period of time, any such waiver shall be prospectively revocable by the Securityholder and no such waiver shall require any similar or dissimilar waiver thereafter to be granted. Without limiting the foregoing, if at any time or for any period of time the Securityholder shall waive its rights to the election or appointment of a Company Designated Director to the Board of Directors of the Company or any committee thereof, or a Bank Designated Director to the Board of Directors of the Bank or any committee thereof, then, upon revocation of such waiver or expiration of such time period, the parties to this Agreement shall promptly thereafter undertake all action for the election or appointment of a Company Designated Director or a Bank Designated Director as required pursuant to the terms of this Agreement. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to any party at law or in equity or otherwise.

     6.4 In the event of a judicial determination that one of the parties has materially breached any of the provisions of this Agreement, the party in breach shall reimburse the aggrieved party for all expenses incurred in obtaining such judicial determination and otherwise enforcing the obligations of such breaching party hereunder, including, without limitation, the reimbursement of court costs, filing fees and reasonable attorneys' fees.

     6.5 No amendment, modification or termination of any provision of this Agreement shall be effective unless signed in writing by or on behalf of the parties hereto.

     6.6 All notices, demands and other communications provided for or permitted hereunder shall be made in writing by hand delivery, registered first-class mail, telex, telecopier, or air courier guaranteeing overnight delivery, to a party initially at the address set forth in Section 6.4 of the Unit Purchase Agreement, and thereafter at such other addresses, notice of which is given by such party in accordance with the provisions of this Section 6.6. All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being sent by certified mail, return receipt requested, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied; and on the next Business Day if timely delivered to an air courier guaranteeing overnight delivery.

     6.7 This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

     6.8 Except as expressly provided in this Agreement, this Agreement shall not be construed so as to confer any right or benefit upon any person other than the parties to this Agreement and their respective successors and permitted assigns. This Agreement shall be binding upon the parties hereto and their respective successors and permitted assigns. None of the Company, the Bank or the Securityholder may assign their respective rights and obligations under this Agreement without the prior written consent of the other parties to this Agreement.

     6.9 This Agreement shall be deemed to be a contract made under the laws of the State of Delaware, and for all purposes shall be construed in accordance with the laws of said State, without regard to principles of conflict of laws.

     6.10 Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

     6.11 This Agreement, together with the Unit Purchase Agreement and the Related Agreements, as therein defined, constitute the entire contract among the parties relative to the subject matter hereof. Any previous agreement, written or oral, among the parties, relative to the subject matter hereof is superseded by this Agreement.

     6.12 Notification of the designation of a Company Designated Director or a Bank Designated Director shall be made pursuant to Section 6.6 hereof and shall be signed by an officer and attested to by the Secretary or any Assistant Secretary of the Securityholder (or any officials performing similar functions), or its Permitted Transferee pursuant to Section 6.8(b) hereof.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first shown above.

                             HAWTHORNE FINANCIAL CORPORATION



                             By:      _________________________________________
                             Name:    Scott A. Braly
                             Title:   President and Chief
                                      Executive Officer
                             Address: 2381 Rosecrans Avenue
                                      El Segundo, California 90245
                                      Attn:  President


                             HAWTHORNE SAVINGS, F.S.B.



                             By:     __________________________________________
                             Name:
                             Title:
                             Address:




                             [NAME OF SECURITYHOLDER]



                             By:     __________________________________________
                             Name:
                             Title:
                             Address:

                                                                       EXHIBIT G

                          REGISTRATION RIGHTS AGREEMENT


     Registration Rights Agreement (the "Agreement"), dated as of ______ __, 1995, by and among Hawthorne Financial Corporation (the "Company"), a Delaware corporation, and each of the undersigned Investors (hereinafter referred to individually as an "Investor" and collectively as the "Investors").


                                   WITNESSETH:


     WHEREAS, the Company and each of the Investors have entered into a Unit Purchase Agreement, dated as of October 10, 1995, providing for the purchase by the Investors of units consisting of the Company's Senior Notes due 2000 (the "Senior Notes"), the Company's Cumulative Preferred Stock, Series A (the "Series A Preferred Stock") and the Company's Warrants (the "Warrants") entitling the holders thereof to purchase shares of the Company's Common Stock, par value $.01 per share (the "Common Stock"), subject to the terms and conditions set forth therein; and

     WHEREAS, Common Stock may be issued to the Investors pursuant to the sinking fund provisions of the Senior Notes and the dividend provisions of the Series A Preferred Stock; and

     WHEREAS, the Company desires to provide the Investors with certain registration rights with respect to the Warrants, the shares of Common Stock issuable upon exercise of the Warrants and shares of Common Stock which may be issued pursuant to the terms of the Senior Notes and the Series A Preferred Stock;

     NOW, THEREFORE, in consideration of the premises and mutual agreements set forth herein, the Company and the Investors agree as follows:

     SECTION 1.     DEFINITIONS.

     As used in this Agreement, the following terms shall have the following meanings:

          (a) "Affiliate" shall mean, with respect to any Person, any Person that, directly or indirectly, controls, is controlled by or is under common control with such Person.

          (b) "Business Day" shall mean any day except a Saturday, Sunday or other day on which commercial banks in the State of California are authorized by law to close.

          (c) "Commission" shall mean the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.

          (d) "Common Stock" shall mean the common stock, par value $.01 per share, of the Company.

          (e) "Demand Registration" shall have the meaning set forth in Section 3(a).

          (f) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          (g) "Holder" shall mean any holder of outstanding Registrable Securities or anyone who holds outstanding Registrable Securities to whom the registration rights conferred by this Agreement have been transferred in compliance with this Agreement.

          (h) "Initiating Holders" shall mean any Holder or Holders of at least 10% of the Registrable Securities then outstanding.

          (i) "Person" shall mean an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

          (j) "Registrable Securities" shall mean (i) the Warrants, (ii) any and all shares of Common Stock issued or issuable upon exercise of the Warrants, (iii) Common Stock issued pursuant to Section 6(b) of the Senior Notes, (iv) Common Stock issued pursuant to Section 2(b) of the Certificate of Designations and Preferences relating to the Series A Preferred Stock and (v) any shares of the capital stock (or rights to receive capital stock of the Company) issued in respect of the securities described in clauses
     (i)-(iv) of this definition by reason of or in connection with any stock dividend, stock distribution, stock split, purchase in any rights offering or in connection with any combination of shares, recapitalization, merger or consolidation, or any other equity securities issued pursuant to any other pro rata distribution with respect to any of the securities included in clauses (i)-(iv) of this definition. Notwithstanding the foregoing, Registrable Securities shall not include otherwise Registrable Securities
     (i) sold to or through a broker or dealer or underwriter or (ii) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities
Act under Section 4(1) thereof, if in any such case all transfer restrictions, and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale.

          (k) "Registration Statement" shall mean any registration statement filed with the Commission pursuant to Sections 2, 3, 4 or 5 of this Agreement.

          (l)  "Required Registration" shall have the meaning set forth in
     Section 3 of this Agreement.

          (m) "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

          (n) "Senior Notes" shall mean the Senior Notes due 2002 of the Company issued by the Company pursuant to the Unit Purchase Agreement, as amended, supplemented or otherwise modified from time to time.

          (o) "Series A Preferred Stock" shall mean the shares of Cumulative Preferred Stock, Series A, of the Company issued pursuant to the Unit Purchase Agreement, as amended, supplemented or otherwise modified from time to time.

          (p) "Underwritten Offering" shall mean a bona fide underwritten public offering pursuant to a Registration Statement.

          (q) "Unit Purchase Agreement" shall mean the Unit Purchase Agreement, dated as of October 10, 1995, among the Company and the Investors, as amended, supplemented or otherwise modified from time to time.

          (r) "Warrants" shall mean the Warrants of the Company issued by the Company pursuant to the Unit Purchase Agreement, as amended, supplemented or otherwise modified from time to time.

     SECTION 2.     RESTRICTIONS ON TRANSFERABILITY.

     The Registrable Securities shall not be sold, transferred or otherwise disposed of, except in accordance with and subject to (i) the provisions of the Securities Act and the rules and regulations promulgated thereunder and (ii) the applicable requirements of Section 3.2 of the Unit Purchase Agreement.

     SECTION 3.     REQUIRED REGISTRATION.

     The Company hereby agrees to register under the Securities Act and applicable state securities or blue sky laws the shares of Common Stock issuable upon exercise of the Warrants within sixty (60) days prior to the time that the Warrants become exercisable in accordance with their terms and to keep such Registration Statement current under the Securities Act and applicable state securities or blue sky laws until such time as all Warrants have been exercised or the Warrants expire in accordance with their terms (the "Required Registration"). The terms and procedures for the Required Registration shall be as set forth in Sections 7, 8 and 9 of this Agreement.

     SECTION 4.     DEMAND REGISTRATION RIGHTS.

     (a) At any time after the Warrants become exercisable in accordance with their terms, and upon thirty (30) days' prior written notice to the Company, Initiating Holders may make written requests for a total, in the aggregate, of not more than three registrations under the Securities Act for at least 10% of the Registrable Securities then outstanding which are not then subject to an effective Registration Statement (each a "Demand Registration"). The Company will use its best efforts to effect each Demand Registration as soon as practicable after the expiration of such thirty (30) days, provided that the Company shall not be required to effect more than one Demand Registration for Initiating Holders in any twelve (12) month period, and further provided that the Company shall not be obligated to file a registration statement relating to any Demand Registration under this Section 4(a) if counsel to the Company renders an opinion, in form and substance reasonably satisfactory to the Initiating Holders requesting such Demand Registration, to the effect that registration is not required for the proposed transfer of Registrable Securities or if either (i) the proposed transfer of Registrable Securities is the subject of an effective Registration Statement which is current under the Securities Act or (ii) a post-effective amendment to an existing registration statement would be sufficient for such proposed transfer. Each request for a Demand Registration will specify the number of shares of Registrable Securities proposed to be sold by the Initiating Holders requesting the Demand Registration and will also specify the intended method of disposition thereof. Upon receipt of a request for a Demand Registration, the Company shall give prompt written notice to all other Holders of the proposed registration and of such Holders' rights to include Registrable Securities in such registration, and each such Holder shall within ten (10) days after the receipt of any such notice notify the Company in writing of the number of shares of Registrable Securities it proposes to include in such registration. Unless the Initiating Holders requesting the Demand Registration shall consent in writing, no other party, including the Company (but excluding another Holder), shall be permitted to offer securities under any such Demand Registration. The Company may delay filing the registration statement relating to any Demand

Registration under this Section 4(a) for not more than 90 days if (i) the Company has filed, or has taken substantial steps toward filing, a registration statement relating to the sale of any of the Company's securities (the "Company Securities") in an Underwritten Offering and the managing underwriter is of the opinion that the filing of a registration statement with respect to the Demand Registration would adversely affect the offering by the Company of Company Securities, or (ii) the Board of Directors of the Company determines in good faith, by resolution, that the filing of a registration statement would, if not so deferred, materially and adversely affect a then proposed or pending financial project, acquisition, merger or corporate reorganization.

     (b) A registration will not count as a Demand Registration unless and until it has become effective.

     (c) If the Initiating Holders who have requested a Demand Registration so elect, the offering of such Registrable Securities pursuant to such Demand Registration shall be in the form of an Underwritten Offering. In such event, if the managing underwriter or underwriters of such offering advises the Company and such Initiating Holders in writing that in their reasonable opinion the aggregate amount of Registrable Securities requested to be included in such offering is more than can be sold without materially and adversely affecting the success of such offering, the Company will include in such registration only such aggregate amount of Registrable Securities which in the reasonable opinion of such managing underwriter or underwriters can be sold without any such material adverse effect, and such securities shall be allocated among the holders of Registrable Securities pro rata based on the number of Registrable Securities requested to be included in such registration by Holders.

     (d) If any Demand Registration is in the form of an Underwritten Offering, the Initiating Holders requesting such Demand Registration will select and retain the investment banker or investment bankers and manager or managers that will administer the offering; provided that such investment bankers and managers must be reasonably satisfactory to the Company.

     SECTION 5.     PIGGYBACK REGISTRATION RIGHTS.

     (a) If at any time or from time to time after the Warrants become exercisable in accordance with their terms, the Company shall determine to register any of its securities, for its own account or the account of any of its stockholders, other than a registration on Form S-4 or Form S-8 or any successor or similar forms thereto, the Company will: (i) give to each Holder written notice thereof as soon as practicable prior to filing the Registration Statement; and (ii) include in such registration and in any underwriting involved therein, all the Registrable

Securities specified in a written request or requests, made within fifteen
(15) days after receipt of such written notice from the Company, by any Holder or Holders, except as set forth in paragraph (b) below, provided that if, at any time after giving such notice the Company shall determine for any reason or for no reason not to register or to delay registration of the securities of the Company which were to be included in the Registration Statement, the Company may, at its election, give written notice of such determination to each Holder desiring to include Registrable Securities in such Registration Statement, and, thereupon, (i) in the case of determination not to register, shall be relieved of its obligation to register any of such Holders' Registrable Securities in connection with such registration (but not from its obligations to pay expenses incurred in connection therewith, limited as set forth in Section 7), and (ii) in the case of a delay in registering, shall be permitted to delay registering all Holders' Registrable Securities for the same period as the delay in registering such other securities. The Company will pay the expenses in connection with each registration pursuant to this Section 5, to the extent provided in Section 7.

     (b) In the case where the Company is registering securities for the purpose of an Underwritten Offering, if the managing underwriter of the offering advises the Company and each Holder desiring to include Registrable Securities in such Registration Statement in writing that, in its opinion, the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without materially and adversely affecting the success of such offering, the Company will include in such registration to the extent of the number which the Company is so advised can be sold in such offering securities determined as follows:

          First, the securities proposed by the Company to be sold for its own account; and

          Second, allocated among the Holders desiring to include Registrable Securities in such Registration Statement pro rata based on the number of Registrable Securities to be included in such registration by such Holders.

     SECTION 6.     UNDERWRITTEN OFFERINGS.

     (a) The Company agrees that if at any time it proposes to register any of its securities under the Securities Act as contemplated by Section 5 and such securities are to be distributed by or through one or more underwriters, the Company will, subject to the provisions of Section 5(b), if requested by any Holder desiring to include Registrable Securities in such Registration Statement, arrange for such underwriters to include the shares to be offered and sold by such holder among the securities to be distributed by such underwriters, and each such Holder agrees that all securities shall be distributed and sold through such underwriters. The selection of the underwriter or underwriters shall be made by the Company, in its sole discretion, from amongst underwriting firms of national reputation.
The Holders of Registrable Securities to be distributed by such underwriters shall be parties to the underwriting agreement between the Company and such underwriters and may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters also shall be made to and for the benefit of such Holders and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of such Holders.

     (b) No Holder may participate in any underwritten registration under Sections 4 and 5 unless such Holder (i) agrees to sell its Registrable Securities on the basis provided in any underwriting arrangement approved by the Company and (ii) completes and executes all questionnaires, powers of attorney, indemnities, securities escrow agreements, underwriting agreements and other documents required under the terms of such underwriting, and furnishes to the Company such information as the Company may reasonably request in writing for inclusion in the Registration Statement (and the prospectus included therein); provided, however, that no Holder shall be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Holder and such Holder's intended method of distribution and any other representation required by law.

     (c)(i) Each Holder, whether or not such Holder participates in an underwritten registration, agrees, if so required by the managing underwriter, not to effect any public sale or distribution of such Holder's Registrable Securities or sales of such shares pursuant to Rule 144, during the seven days prior to and the ninety (90) days after any firm commitment underwritten registration pursuant to Section 4 or 5 has become effective or, if the managing underwriter advises the Company in writing that, in its opinion, no such public sale or distribution should be effected for a specified period longer than ninety (90) days after such underwritten registration in order to complete the sale and distribution of securities included in such registration and the Company gives notice to such Holder of such advice, during a reasonably longer period after such underwritten registration but in no event longer than one hundred twenty (120) days, except as part of such underwritten registration.

          (ii) The Company agrees, if so required by the managing underwriter,
     (x) not to effect any public sale or distribution of its equity securities or securities convertible into or exchangeable or exercisable for any of such securities during the seven days prior to and the ninety (90) days after any firm commitment underwritten registration pursuant to Section 4 or 5 has become effective, except as part of such underwritten registration and except pursuant to registrations on Form S-4 and Form S-8 or any successor or similar forms thereto, and (y) to use its best efforts to cause each holder of its equity securities or any securities convertible into or exchangeable or exercisable for any of such securities, in each case purchased from the Company at any time after the date hereof (other than in a public offering), to agree not to effect any such public sale or distribution of such securities during such period or, in either case, if the managing underwriter advises the Company in writing that in its opinion no such public sale or distribution should be effected for a specified period longer than ninety (90) days after such underwritten registration in order to complete the sale and distribution of securities included in such registration, during a reasonably longer period after such underwritten registration but in no event longer than one hundred twenty (120) days, except as part of such underwritten registration.

     SECTION 7.     REGISTRATION EXPENSES.

     The Company will pay all reasonable registration expenses in connection with any registration pursuant to Section 2, 3 or 4 of this Agreement, including without limitation all registration and filing fees, fees with respect to filings required to be made with the National Association of Securities Dealers, fees and expenses of compliance with securities or blue sky laws, printing expenses, and fees and expenses of counsel for the Company and of all independent public accountants of the Company (including the expenses of any "comfort" letters or update thereof required by or incident to the foregoing) in connection with the Required Registration or the exercise of rights pursuant to
Section 3 or 4, except that the following expenses shall not be borne by the
Company:

          (a) underwriting discounts and commissions, underwriting expenses and transfer taxes, if any (other than discounts, commissions, expenses and transfer taxes relating to securities offered and sold by the Company) and cost of liability insurance (except to the extent carried by the Company on its own behalf); and

          (b) the cost of any special audit required by the Securities Act or the rules and regulations of the Commission thereunder as a result of the Company's obligation to maintain a Registration Statement current for more than 90 days pursuant to Section 8, which costs shall be prorated among the holders of Registrable Securities according to the number of shares of Registrable Securities so covered by such Registration Statement during such extended period.

     SECTION 8.     REGISTRATION PROCEDURES.

     Whenever the Company seeks to effect the registration of any shares of Registrable Securities under the Securities Act as provided in Sections 2, 3 and 4, the Company agrees it will as expeditiously as possible, subject to the terms and conditions of such sections (including without limitation the Company's right to terminate or delay a registration pursuant to Sections 3 or 4):

          (a) prepare the file with the Commission and requisite Registration Statement to effect such registration, use its best efforts to cause such Registration Statement to become effective and promptly notify each holder of securities covered by such Registration Statement and any managing underwriter of the effectiveness thereof;

          (b) prepare and file with the Commission such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective, notify each holder of securities covered by such Registration Statement and any managing underwriter as promptly as practicable of any request by the Commission for amendments or supplements to such Registration Statement or related prospectus or for additional information and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement until the earlier of such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such Registration Statement, but for no longer than 90 days subsequent to the effective date of such registration; provided that if less than all the securities covered by the Registration Statement are withdrawn from registration after the expiration of such period, the securities so withdrawn shall be allocated pro rata among the holders thereof on the basis of the respective numbers of Registrable Securities held by them included in such registration;

          (c) Furnish to each seller of shares covered by such Registration Statement such number of conformed copies of such Registration Statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such Registration Statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents as such seller or such holder may reasonably request;

          (d) use its best efforts to register or qualify all shares covered by such Registration Statement under such other securities or blue sky laws of such jurisdictions as each seller thereof shall reasonably request, to keep such registration or qualification in effect for so long as such Registration Statement remains in effect, and take any other action which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the securities owned by such seller, except that the Company shall not for any such purpose be required to (i) qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this section (d) be obligated to be so qualified, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction;

          (e) use its best efforts to cause all shares covered by such Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such shares;

          (f) enter into customary agreements (including, in the case of an Underwritten Offering, an underwriting agreement in customary form) and take all other action in connection therewith in order to expedite or facilitate the distribution of the Registrable Securities included in such Registration Statement, and, in the case of an Underwritten Offering, make representations and warranties to the holders of Registrable Securities covered by such Registration Statement and to the underwriters in such form and scope as are customarily made by issuers to underwriters in primary underwritten offerings and confirm the same to the extent customary if and when requested;

          (g) make available for inspection during normal business hours by a representative of the holders of Registrable Securities covered by such Registration Statement and any managing underwriter, and any attorney or accountant retained by such holders or managing underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the officers, directors and employees of the Company to supply all information reasonably requested by such representative, managing underwriter, attorney or accountant in connection with such Registration Statement;

          (h) use its best efforts to furnish to each holder of Registrable Securities covered by such Registration Statement a signed counterpart, addressed to such holder (and, in the case of an Underwritten Offering by the Company, the underwriters), of

               (i) an opinion of counsel for the Company, dated the effective date of such Registration Statement (and, in case of an Underwritten Offering by the Company, dated the date of each closing under the underwriting agreement), reasonably satisfactory in form and substance to such holder, and

               (ii) a "comfort" letter, dated the effective date of such Registration Statement (and, in the case of an Underwritten Offering, dated the date of each closing under the underwriting agreement), signed by the independent public accountants who have certified the Company's financial statements included in such Registration Statement, covering substantially the same matters with respect to such Registration Statement (and the prospectus included therein) and, in the case of the accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in accountants' letters delivered to underwriters in underwritten public offerings of securities and such other financial matters as such holder (or the underwriters) may reasonably request;

          (i) immediately notify each holder of Registrable Securities covered by such Registration Statement and any managing underwriter, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and at the request of any such seller or holder promptly prepare and furnish to such seller or holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

          (j) notify each holder of Registrable Securities covered by such Registration Statement and any managing underwriter as promptly as practicable after becoming aware of the issuance by the Commission of any stop order suspending the effectiveness of such Registration Statement or the initiation of any proceedings for that purpose or the receipt by the Company of any notification with respect to the suspension of qualification of any Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and make all reasonable efforts to obtain as promptly as practicable the withdrawal of any order or other action suspending the qualification of the Registrable Securities for sale in any jurisdiction;

          (k) (i) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, (ii) make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first full calendar month after the effective date of such Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act, and (iii) not file any Registration Statement or prospectus or amendment or supplement to such Registration Statement or prospectus to which any such selling Holder shall have reasonably objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Securities Act, having been furnished with a copy thereof at least two Business Days prior to the filing thereof;

          (l) provide a transfer agent and registrar for all shares covered by such Registration Statement not later than the effective date of such Registration Statement; and

          (m) use its best efforts to list all shares of Common Stock covered by such Registration Statement on any securities exchange or national market system on which the Common Stock is then listed.

     The Company may require each holder of Registrable Securities as to which any registration is being effected to furnish the Company with such information and undertakings regarding such holder and the distribution of such securities as the Company may from time to time reasonably request in writing.

     Each holder of Registrable Securities covered by any Registration Statement agrees (i) that upon receipt of any notice from the Company of the happening of any event of the kind described in paragraph (i) of this Section 8, such holder will forthwith discontinue such holder's disposition of Registrable Securities pursuant to the Registration Statement relating to such

Registrable Securities until such holder's receipt of the copies of the supplemented or amended prospectus contemplated by paragraph (i) of this
Section 8 and, if so directed by the Company, will deliver to the Company (at the Company's expense) all copies, other than permanent file copies (which shall be conspicuously marked as such), then in such holder's possession of the prospectus relating to such Registrable Securities current at the time of receipt of such notice and (ii) that it will immediately notify the Company, at any time when a prospectus relating to the registration of such shares is required to be delivered under the Securities Act, of the happening of any event as a result of which information previously furnished by such holder to the Company in writing for inclusion in such prospectus contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made. In the event the Company or any such holder shall give any such notice, the period referred to in paragraph (b) of this Section 8 shall be extended by a number of days equal to the number of days during the period from and including the giving of notice pursuant to paragraph (i) of this Section 8 to and including the date when each seller of any securities covered by such Registration Statement shall have received the copies of the supplemented or amended prospectus contemplated by paragraph (i) of this Section 8.

     SECTION 9.     INDEMNIFICATION.

     (a) In the event of any registration of any Holder's Registrable Securities under the Securities Act pursuant to this Agreement, the Company shall indemnify and hold harmless each such Holder (a "Selling Holder"), its directors, each underwriter and each controlling Person of any Selling Holder, if any, against any losses, claims, damages or liabilities, joint or several (or actions in respect thereof), including attorneys' fees and costs, to which such holder, underwriter or controlling Person may be subject under the Securities Act, under any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement (or alleged untrue statement) of any material fact contained in any Registration Statement under which such securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, any summary prospectus issued in connection with any securities being registered, any other document used to sell the securities (including an illegal prospectus) (collectively, the "Selling Documents"), or any amendment or supplement thereto (an "Amended Selling Document"), or (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein (in light of the circumstances in which they were made with respect to any prospectus) not misleading, and shall reimburse each such Selling Holder, its directors, underwriter or controlling Person for any legal or other expenses reasonably incurred by such selling Holder, its directors, underwriter or controlling Person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable to any Selling Holder, its directors, underwriter or controlling Person in any such event to the extent that any loss, claim, damage or liability arises out of or is based upon any untrue statement or omission made in such Registration Statement, Selling Document, Amended Selling Document, or any other document, in reliance upon and in strict conformity with written information furnished to the Company by such Selling Holder, its directors, underwriter or controlling Person, respectively, specifically for use therein; and provided further that the Company shall not be liable under this paragraph (a) with respect to any misstatement or omission or alleged misstatement or omission in any Selling Document to the extent that any such loss, claim, damage or liability results from the fact that the Selling Holder, underwriter or controlling Person sold securities to a Person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of any Amended Selling Document if the Company had previously furnished copies thereof to such Selling
Holder, underwriter or controlling Person and if the misstatement or omission or alleged misstatement or omission was corrected in the Amended Selling Document. The indemnity provided for herein shall remain in full force and effect regardless of any investigation made by or on behalf of such Selling Holder, its directors, underwriter or controlling Person.

     (b) In the event of any registration of any of the Company's securities or any Registrable Securities under the Securities Act, each Selling Holder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with such Registration Statement and agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, each underwriter and each controlling Person of the Company, if any, against any losses, claims, damages or liabilities, joint or several (or actions in respect thereof), to which the Company, its directors, such Selling Holder, underwriter or controlling Person may be subject under the Securities Act or under any other statute or at common law, insofar as such losses, claims, damages or liabilities, joint or several (or actions in respect thereof) arise out of or are based upon (i) any untrue statement (or alleged untrue statement) of any material fact contained in any Registration Statement under which such securities were registered under the Securities Act, any Selling Document or any Amended Selling Document, or (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein (in light of the circumstances in which they were made with respect to any prospectus) not misleading, and shall reimburse the Company, its directors, such underwriter and controlling Person for any legal or other expenses reasonably incurred by such Persons in connection with investigating or defending any such loss, claim, damage, liability or action; in each case, to the extent, and only to the extent, that each untrue statement or omission (or alleged untrue statement or omission) is made in reliance upon and in strict conformity with written information furnished to the Company by such Selling Holder.

     (c) If the indemnification provided for in paragraph (a) or (b) above is unavailable to an indemnified party in accordance with its terms in respect of any losses, claims, damages or liabilities referred to therein, then the obligations of each indemnitor thereunder shall be limited to such amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities, in such proportion as is appropriate to reflect the relative fault of such indemnitor on the one hand and of the indemnified parties on the other hand in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of each indemnitor and of the indemnified parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such indemnitor, or by the indemnified parities, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the immediately preceding paragraph.
The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities or actions in respect thereof referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expense reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, no Selling Holder shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities sold by it exceeds the amount of any damages which such person has otherwise been required to pay and has actually paid by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of a fraudulent misrepresentation (within the meaning of Section 10(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

     (d) Promptly after receipt by an indemnified party of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnitor under paragraph (a) or (b) above, as the case may be, notify the indemnitor in writing of the commencement thereof; but the omission so to notify the indemnitor shall not relieve it from any liability which it may have to any indemnified party under such subsection unless the failure to provide such notice results in the forfeiture by the indemnitor of substantial rights or defenses. In case any such action shall be brought against any indemnified party, and it shall notify the indemnitor of the commencement thereof, the indemnitor shall be entitled to participate therein and, to the extent that it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnitor and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are in addition to or in conflict with those available to the indemnitor, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses (in which case the indemnitor shall not have the right to direct the defense of such action on behalf of the indemnified party or parties). Upon the permitted assumption by the indemnitor of the defense of such action, and approval by the indemnified party of counsel, the indemnitor shall not be liable to such indemnified party under this Section 9 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof (other than reasonable costs of investigation) unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence, (ii) the indemnitor shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time, (iii) the indemnitor and its counsel do not actively and vigorously pursue the defense of such action, or (iv) the indemnitor has authorized the employment of counsel for the indemnified party at the expense of the indemnitor. The indemnitor shall not be liable for any settlement of any action or proceeding effected without its written consent, which consent shall not be unreasonably withheld.

     SECTION 10.    TERMINATION OF RIGHTS.

     All rights of any particular Holder under this Agreement shall terminate at 5:00 p.m., Pacific Time, on the date ten (10) years after the date of this Agreement, provided that the provisions of Section 9 hereof shall survive any termination of this Agreement.

     SECTION 11.    CALCULATION OF SHARES.

     For purposes of calculating the number of Registrable Securities held by a Holder (including without limitation pursuant to Sections 4(c) and 5(b) hereof), a Warrant shall be deemed to count as the number of shares of Common Stock which may be acquired upon exercise thereof.

     SECTION 12.    MISCELLANEOUS.

     (a) GOVERNING LAW. This Agreement shall be governed by and construed under the internal substantive laws of the State of California.

     (b) SUCCESSORS AND ASSIGNS. The provisions hereof shall inure to the benefit of, and be binding upon, the parties and their respective successors, assigns, heirs, executors and administrators. The rights and obligations of any Investor hereunder may be assigned by such Investor to any Person acquiring Registrable Securities from the Investor contemporaneously with such assignment, provided that the rights so assumed shall apply only to the Registrable Securities so acquired. The rights and obligations of the Company hereunder may not be assigned by it without the prior written consent of the Investors.

     (c) ENTIRE AGREEMENT. This Agreement, the Unit Purchase Agreement and the Related Agreements (as defined in the Unit Purchase Agreement) constitute the full and entire understanding and agreement among the parties with regard to the subject matter hereof and no party shall be liable or bound to any other party in any manner by any representations, warranties, covenants or agreements except as specifically set forth herein or therein. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

     (d) SEPARABILITY. Any invalidity, illegality or limitation of the enforceability of any one or more of the provisions of this Agreement, or any part thereof, shall in no way affect or impair the validity, legality or enforceability of the other provisions of this Agreement. In case any provision of this Agreement shall be invalid, illegal or unenforceable, it shall, to the extent practicable, be modified so as to make it valid, legal and enforceable and to retain as nearly as practicable the intent of the parties, and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     (e) AMENDMENT AND WAIVER. Any provision of this Agreement may be amended and the observance of any provision of this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely), with the written consent of the Company and the holders of not less than two thirds of the

Registrable Securities; provided, however, that no such amendment or waiver shall reduce the aforesaid percentage of Registrable Securities the holders of which are required to consent to any waiver or supplemental agreement without the consent of the holders of all outstanding Registrable Securities.
 Any amendment or waiver effected in accordance with this paragraph shall be binding upon the Company and each Holder under this Agreement. Upon the effectuation of each such amendment or waiver, the Company shall promptly give written notice thereof to the Holders who have not previously consented thereto in writing.

     (f) DELAYS OR OMISSIONS. No delay or omission to exercise any right, power or remedy accruing to any Holder or any subsequent holder of any Registrable Securities upon any breach, default or noncompliance of the Company under this Agreement shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on the Holders' part of any breach, default or noncompliance under this Agreement or any waiver on the Holders' part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing, and that all remedies afforded to the Holders under this Agreement shall be cumulative and not alternative.

     (g) NOTICES, ETC. All notices, demands and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telex, telecopier, or air courier guaranteeing overnight delivery:

          (i) if to any Holder, initially at the address set forth below its name on Exhibit A to the Unit Purchase Agreement, and thereafter at such other address, notice of which is given in accordance with this Section 12(g); and

          (ii) if to the Company, initially at 2381 Rosecrans Avenue, El Segundo, California 90245, Attention: President, and thereafter at such other address notice of which is given in accordance with this Section 12(g).

     All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being sent by certified mail, return receipt requested, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied; and on the next Business Day if timely delivered to an air courier guaranteeing overnight delivery.

     (h) TITLES AND SUBTITLES. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

     (i) COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                              HAWTHORNE FINANCIAL CORPORATION



                              By:
                                  --------------------------------
                                   Name:  Scott A. Braly
                                   Title:  Chief Executive Officer


                              [NAME OF INVESTOR]



                              By:
                                  --------------------------------
                                   Name:
                                   Title:


                              [NAME OF INVESTOR]



                              By:
                                  --------------------------------
                                   Name:
                                   Title:

                              [NAME OF INVESTOR]



                              By:
                                  --------------------------------
                                   Name:
                                   Title:


                              [NAME OF INVESTOR]



                              By:
                                  --------------------------------
                                   Name:
                                   Title:


                              [NAME OF INVESTOR]



                              By:
                                  --------------------------------
                                   Name:
                                   Title:

                                                                       EXHIBIT H

                       MATTERS TO BE COVERED IN OPINION OF
                       COUNSEL TO THE COMPANY AND THE BANK


     (a) Each of the Company and the Bank is a corporation duly incorporated and validly existing under the laws of the State of Delaware and the United States, respectively, and has all requisite corporate power and corporate authority to own, lease and operate its properties and assets and to carry on its business as it is now being conducted, as described in the Company's most recent Form 10-K Report under the Exchange Act.

     (b) Each of the Company and the Bank has full corporate power and authority to perform its respective obligations under the Agreement and each of the Related Agreements to which it is a party, and the execution, delivery and performance by (i) the Company of the Agreement and (ii) the Company and the Bank of each Related Agreement to which it is a party, have been duly authorized by all necessary corporate action on the part of the Company or the Bank, as the case may be.

     (c) The Agreement constitutes, and each of the Related Agreements to which the Company or the Bank is a party constitutes, a valid and binding obligation of the Company or the Bank, as the case may be, enforceable against the Company or the Bank, as the case may be, in accordance with its terms, except that (i) rights to indemnity and contribution under the Registration Rights Agreement may be limited by applicable law, (ii) enforceability may be limited by bankruptcy, insolvency, moratorium and similar laws affecting creditors' rights generally,
(iii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability and (iv) no opinion need be expressed regarding the enforceability of Section 3.1(s) of the Unit Purchase Agreement and Section 4(l) of the Senior Notes.

     (d) The execution, delivery and performance of the Agreement and each of the Related Agreements to which the Company or the Bank, as the case may be, is a party do not conflict with or constitute a breach of, or a default under (i) the Certificate of Incorporation and Charter of the Company and the Bank, respectively, or the Bylaws of the Company and the Bank, (ii) any material obligation, agreement, indenture, bond, debenture, note, instrument or any other evidence of indebtedness to which the Company or the Bank is a party and which is known to such counsel after inquiry of the senior executive officers of the Company and the Bank or (iii) any law, license, rule or other regulation applicable to the Company or the Bank.

     (e) No consent, approval, order or other authorization of any governmental, administrative or regulatory body or agency is legally required by or on behalf of the Company or the Bank in connection with the execution, delivery and performance of the Agreement and each of the Related Agreements to which the Company or the Bank, as the case may be, is a party, except for such consents, approvals, orders or other authorizations which have been obtained.

     (f) At the times the Units are issued pursuant to the terms of the Agreement, the Senior Notes, Series A Preferred Stock and Warrants included therein will be duly authorized, validly issued and, in the case of the Series A Preferred Stock and the Warrants, fully paid and nonassessable, and, to such counsel's knowledge, in each case will not be issued in violation of the preemptive rights of any Person.

     (g) To such counsel's knowledge, but without independent check, verification or investigation (other than reliance as to certain matters on certificates of senior executive officers of the Company and the Bank), there is no action, suit or proceeding pending against the Company or the Bank before any court or governmental body or agency which in any manner challenges the legality, validity or enforceability of the Agreement or any Related Agreement.

     (h) The Senior Notes will not be subject to a defense that the interest rate is in violation of the usury laws of the State of California, as currently in effect.

     (i) Upon establishment of the Interest Reserve Account in accordance with the terms of the Senior Notes and the Security Agreement, the Secured Parties under the Security Agreement will have a valid and perfected security interest under the Uniform Commercial Code as currently in effect in the State of California (the "UCC") in all rights of the Company in the Collateral (as defined in the Security Agreement), prior to any other security interest which can be perfected under the UCC, and without any further requirement of filing or notice.

     The opinion covering the above matters need only cover the laws of the States of California and Delaware and the laws of the United States.

     The opinions in paragraphs (d) and (e) above assume (i) compliance with applicable federal and State securities laws in connection with the performance by the Company of its obligations under the Registration Rights Agreement and
(ii) any required compliance by the Company with applicable federal and State securities laws and/or HSR in connection with (x) the issuance of shares of Common Stock upon exercise of the Warrants in accordance with their terms or (y) any issuance of Common Stock pursuant to Section 6(b) of the Senior Notes or Section 2(b) of the Certificate of Designations.

     The opinions in paragraphs (d)(iii), (e) and (f) above, insofar as they relate to federal and State securities laws requirements, are made in reliance on the representation and warranty of the Company in Section 3.1(v) of the Agreement and the representations and warranties of the Purchasers contained in
Section 3.2 of the Agreement.

     Whenever an opinion is to such counsel's knowledge, it shall be limited to the knowledge of the lawyers who have given substantive legal attention to the representation of the Company and the Bank in connection with the transactions contemplated by the Agreement and the Related Agreements. Such opinion may contain such other limitations and qualifications as may be reasonable under the circumstances.

                   AMENDMENT NO. 1 TO UNIT PURCHASE AGREEMENT

     This Amendment No. 1 to Unit Purchase Agreement (this "AMENDMENT") is made as of this 7th day of December, 1995, by and among Hawthorne Financial Corporation, a Delaware corporation (the "COMPANY"), and the purchasers set forth on Exhibit A attached hereto (the "PURCHASERS").

     A. The Company and the purchasers referred to therein (the "ORIGINAL PURCHASERS") entered into that certain Unit Purchase Agreement dated as of October 10, 1995 (the "UNIT PURCHASE AGREEMENT") providing for the purchase by such Original Purchasers of $24,000,000 of Units.

     B. Exhibit A to the Unit Purchase Agreement sets forth the name and address of, and the number of Units to be purchased and the purchase price to be paid by, each of the Original Purchasers.

     C. The Company and the Original Purchasers desire to amend the Unit Purchase Agreement to increase the amount of Units to be sold thereunder up to $27,000,000, to change the list of purchasers set forth on Exhibit A to the Unit Purchase Agreement and to reallocate the amounts to be purchased by such purchasers.

     NOW THEREFORE, the parties hereto hereby agree as follows:

     1. Notwithstanding anything in the Unit Purchase Agreement or the Related Agreements referred to therein that may appear to be to the contrary, the Company may sell up to $27,000,000 of Units. Exhibit A attached hereto shall replace and supersede Exhibit A to the Unit Purchase Agreement.

     2. Each of the Purchasers who are not Original Purchasers has read and is familiar with, and hereby agrees to be bound by, all of the terms and conditions set forth in the Unit Purchase Agreement as hereby amended and further makes, as to itself or himself alone, each of the representations and warranties with respect to Purchasers set forth in Section 3.2 of the Unit Purchase Agreement. Each of the Purchasers signatory to this Amendment who are Original Purchasers hereby consent to and agree that it or he will be bound by the amendments to the Unit Purchase Agreement set forth in this amendment.

     3. Each of the Purchasers hereby acknowledges that such Purchaser has read the letter from the OTS dated as of Novemebr 2, 1995 attached hereto as Exhibit B (the "OTS LETTER") and hereby agrees that, notwithstanding anything to the contrary in the Unit Purchase Agreement, the OTS Letter shall satisfy in full the condition set forth in Section 4.1(f) of the Unit Purchase Agreement.

     4. Except as expressly amended by this Amendment, the remaining terms, conditions and provisions of the Unit Purchase Agreement shall be and remain in full force and effect.

     5. This Amendment shall be deemed to be a contract made under the laws of the State of California, and for all purposes shall be construed in accordance with the laws of said state, without regard to principles of conflict of laws.

     6. This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Amendment.

     7. Capitalized terms used herein but not otherwise defined have the meanings given such terms in the Unit Purchase Agreement.

     IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the day and year first written above.


                              HAWTHORNE FINANCIAL CORPORATION



                              By:  /s/ Scott A. Braly
                                   ------------------------------
                              Name:  Scott A. Braly
                              Title: President and Chief
                                     Executive Officer


                              VALUE PARTNERS, LTD



                              By:  /s/ Timothy G. Ewing
                                   ------------------------------
                              Name:  Timothy G. Ewing
                              Title: Partner-In-Charge


                              THE BASS MANAGEMENT TRUST



                              By:  /s/ Perry R. Bass
                                   ------------------------------
                              Name:  Perry R. Bass
                              Title: Trustee



                             By:  /s/ Lee M. Bass
                                  -----------------------------------
                             Name:  Lee M. Bass


                              SID R. BASS MANAGEMENT TRUST



                              By:  /s/ Sid R. Bass
                                   ------------------------------
                              Name:  Sid R. Bass,
                                     by W. P. Hallman, Jr.,
                                     Attorney-in-Fact
                              Title: Trustee

                              FORT PITT FUND, L.P.

                              By: FORT PITT CAPITAL MANAGEMENT
                                   CORPORATION


                              By:  /s/ Harry F. Radcliffe
                                   ------------------------------
                              Name:  Harry F. Radcliffe
                              Title: President and Chief
                                     Executive Officer


                              PROSPER VALUE FUND, L.P.

                              By: PROSPER CAPITAL MANAGEMENT,
                                   L.P., its General Partner

                              By: CHAPARRAL CAPITAL
                                   CORPORATION, its General
                                   Partner


                              By:  /s/ David S. Hunt
                                   ------------------------------
                              Name:  David S. Hunt
                              Title: President


                              TYNDALL PARTNERS

                              By: HALO CAPITAL PARTNERS, L.P.,
                                  its General Partner


                              By:  /s/ Jeffrey Hallis
                                   ------------------------------
                              Name:  Jeffrey Hallis
                              Title: General Partner


                              /s/ David Hardin
                              -----------------------------------
                                  David Hardin

                              /s/ Norman Morales
                              -----------------------------------
                                  Norman Morales



                              /s/ Avi Dan
                              ------------------------------
                                  Avi Dan



                              /s/ Timothy B. Matz
                              -----------------------------------
                                  Timothy B. Matz



                              /s/ W. Michael Herrick
                              -----------------------------------
                                  W. Michael Herrick



                              /s/ Raymond A. Tiernan
                              -----------------------------------
                                  Raymond A. Tiernan



                              /s/ John P. Soukenik
                              -----------------------------------
                                  John P. Soukenik



                              /s/ William H. Savage
                              -----------------------------------
                                  William H. Savage

                                    EXHIBIT A

                               LIST OF PURCHASERS

Purchaser                     No. of Units        $ Amount
---------                     ------------        --------

Value Partners, LTD           17 Units            $8,500,000
2200 Ross Avenue
4660 West
Dallas, Texas 75201
Attn: Timothy Ewing
W (214) 999-1900
FAX (214) 999-1901

Lee M. Bass                   6 Units             $3,000,000
201 Main Street
32nd Floor
Fort Worth, Texas 76102
Attn: Brian McManus, Esq.
W (817) 338-2681
FAX (817) 338-8366

Sid R. Bass Management Trust  6 Units             $3,000,000
201 Main Street
32nd Floor
Fort Worth, Texas 76102
Attn: Brian McManus, Esq.
W (817) 338-2681
FAX (817) 338-8366

The Bass Management Trust     5 Units             $2,500,000
201 Main Street
32nd Floor
Fort Worth, Texas 76102
Attn: Brian McManus, Esq.
W (817) 338-2681
FAX (817) 338-8366

Fort Pitt Fund, L.P.          8.8 Units           $4,400,000
2100 Wharton St., Suite 701
Pittsburgh, PA  15203
Attn: Harry F. Radcliffe
W (412) 488-1550
FAX (412) 488-1930

Purchaser                     No. of Units        $ Amount
---------                     ------------        --------

Scott A. Braly                2.4 Units           $1,200,000
Hawthorne Financial Corp.
2381 Rosecrans Avenue
Second Floor
El Segundo, CA 90245
W (310) 725-5600
FAX (310) 725-5038

David Hardin                  .4 Unit             $200,000
Hawthorne Financial Corp.
2381 Rosecrans Avenue
Second Floor
El Segundo, CA 90245
W (310) 725-5600
FAX (310) 725-5038

Norman Morales                .4 Unit             $200,000
Hawthorne Financial Corp.
2381 Rosecrans Avenue
Second Floor
El Segundo, CA 90245
W (310) 725-5600
FAX (310) 725-5038

Prosper Value Fund, L.P.      2 Units             $1,000,000
100 Crescent Court
Suite 1740
Dallas, Texas 75201
Attn: David Hunt
W (214) 871-5848
FAX (214) 871-5851

Tyndall Partners              1 Unit              $500,000
500 Park Avenue
New York, New York 10022
Attn: Jeff Halis
W (212) 486-4794
FAX (212) 644-4482

Sierra Resources Limited      3 Units             $1,500,000
245 E. 54th Street
Apartment 5M
New York, New York 10022
Attn: Avi Dan
H (212) 223-1163

Purchaser                     No. of Units        $ Amount
---------                     ------------        --------

Timothy B. Matz               1 Unit              $500,000
734 15th Street, N.W.
12th Floor
Washington D.C. 20005
W (202) 347-0300
FAX (202) 347-2172

W. Michael Herrick            .2 Unit             $100,000
734 15th Street, N.W.
12th Floor
Washington D.C. 20005
W (202) 347-0300
FAX (202) 347-2172

Raymond A. Tiernan            .4 Unit             $200,000
734 15th Street, N.W.
12th Floor
Washington D.C. 20005
W (202) 347-0300
FAX (202) 347-2172

John P. Soukenik              .2 Unit             $100,000
734 15th Street, N.W.
12th Floor
Washington D.C. 20005
W (202) 347-0300
FAX (202) 347-2172

William H. Savage             .2 Unit             $100,000
210 Reinekers Lane
Alexandria, Virginia 22314
W (703) 683-5625
FAX (703) 683-4732